    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1997



                                                     REGISTRATION NOS. 333-35137


                                                                    333-35137-01

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                           BEVERLY ENTERPRISES, INC.

                           NEW BEVERLY HOLDINGS, INC.
           (Exact Name of Registrants as Specified in their Charters)

               DELAWARE                                  8051                          95-4100309
               DELAWARE                                  8051                          62-1691861
    (State or Other Jurisdiction of          (Primary Standard Industrial            (IRS Employer
    Incorporation or Organization)            Classification Code Number)         Identification No.)

                         5111 ROGERS AVENUE, SUITE 40-A
                        FORT SMITH, ARKANSAS 72919-0155
                                 (501) 452-6712
    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  of Registrants' Principal Executive Offices)

                             ---------------------


            See Table of Additional Co-Registrants Included Herewith

                             ---------------------

                          ROBERT W. POMMERVILLE, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           BEVERLY ENTERPRISES, INC.
                           NEW BEVERLY HOLDINGS, INC.
                         5111 ROGERS AVENUE, SUITE 40-A
                        FORT SMITH, ARKANSAS 72919-0155
                                 (501) 452-6712
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                             ---------------------
                                   Copies to:

                           H. WATT GREGORY, III, ESQ.
                            MICHAEL E. KARNEY, ESQ.
                     GIROIR, GREGORY, HOLMES & HOOVER, PLC
                         111 CENTER STREET, SUITE 1900
                          LITTLE ROCK, ARKANSAS 72201
                                 (501) 372-3000

             WARREN T. BUHLE, ESQ.                              MARK C. SMITH, ESQ.
            DAVID G. SCHWARTZ, ESQ.                            SKADDEN, ARPS, SLATE,
          WEIL, GOTSHAL & MANGES, LLP                            MEAGHER & FLOM LLP
                767 FIFTH AVENUE                                  919 THIRD AVENUE
               NEW YORK, NY 10153                                NEW YORK, NY 10022
                 (212) 310-8000                                    (212) 735-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions described herein have been satisfied or are waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                       TABLE OF ADDITIONAL CO-REGISTRANTS


                                                              (STATE OR OTHER
                                                              JURISDICTION OF
                                                              INCORPORATION OR     (I.R.S. EMPLOYER
 (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)     ORGANIZATION)      IDENTIFICATION NO.)
 ---------------------------------------------------------    ----------------    -------------------
A-1 Home Health Services, Inc. .............................      Georgia             58-1935144
A.B.C. Health Equipment Corp................................      New York            13-3043192
AdviNet, Inc................................................      Delaware            71-0758986
AGI-Camelot, Inc............................................      Missouri            43-1253376
AGI-McDonald County Health Care, Inc........................      Missouri            43-1253385
Amco Medical Service, Inc...................................       Texas              75-1288363
American Transitional Care Dallas -- Ft. Worth, Inc.........       Texas              76-0322331
American Transitional Hospitals of East Tennessee, Inc. ....      Delaware            62-1704901
American Transitional Health Care, Inc......................      Delaware            76-0292237
American Transitional Hospitals, Inc........................      Delaware            76-0232151
American Transitional Hospitals of Indiana, Inc.............      Indiana             35-1903972
American Transitional Hospitals of Oklahoma, Inc............      Oklahoma            74-2689039
American Transitional Hospitals of Tennessee, Inc...........     Tennessee            62-1562740
American Transitional Hospitals -- Texas Medical Center,
  Inc.......................................................      Delaware            71-0779078
ATH -- Clear Lake, Inc......................................      Delaware            71-0776296
ATH Columbus, Inc...........................................      Delaware            71-0776295
ATH Del Oro, Inc............................................       Texas              62-1578954
ATH Heights, Inc............................................       Texas              76-0442017
ATH -- Little Rock, Inc. ...................................      Delaware            62-1682209
ATH -- Memphis, Inc. .......................................      Delaware            62-1682212
ATH Oklahoma City, Inc......................................      Oklahoma            73-1465199
ATH Tucson, Inc.............................................      Arizona             71-0765364
Beverly Assisted Living, Inc................................      Delaware            71-0777901
Beverly -- Bella Vista Holding, Inc. .......................      Delaware            71-0797481
Beverly Health and Rehabilitation Services, Inc.............     California           95-2301514
Beverly Enterprises -- Alabama, Inc.........................     California           95-3742145
Beverly Enterprises -- Arizona, Inc.........................     California           95-3750871
Beverly Enterprises -- Arkansas, Inc........................     California           95-3751272
Beverly Enterprises -- California, Inc......................     California           95-3750879
Beverly Enterprises -- Colorado, Inc........................     California           95-3750882
Beverly Enterprises -- Connecticut, Inc.....................     California           95-3849642
Beverly Enterprises -- Delaware, Inc........................     California           95-3849628
Beverly Enterprises -- Distribution Services, Inc...........     California           95-4081567
Beverly Enterprises -- District of Columbia, Inc............     California           95-3750889
Beverly Enterprises -- Florida, Inc.........................     California           95-3742251
Beverly Enterprises -- Garden Terrace, Inc..................     California           95-3849648
Beverly Enterprises -- Georgia, Inc.........................     California           95-3750880
Beverly Enterprises -- Hawaii, Inc..........................     California           95-3750890
Beverly Enterprises -- Idaho, Inc...........................     California           95-3750886
Beverly Enterprises -- Illinois, Inc........................     California           95-3750883
Beverly Enterprises -- Indiana, Inc.........................     California           95-3744258
Beverly Enterprises -- Iowa, Inc............................     California           95-3751271
Beverly Enterprises -- Kansas, Inc..........................     California           95-3751269
Beverly Enterprises -- Kentucky, Inc........................     California           95-3750894
Beverly Enterprises -- Louisiana, Inc.......................     California           95-3849633
Beverly Enterprises -- Maine, Inc...........................     California           95-3849627

                                                              (STATE OR OTHER
                                                              JURISDICTION OF
                                                              INCORPORATION OR     (I.R.S. EMPLOYER
 (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)     ORGANIZATION)      IDENTIFICATION NO.)
 ---------------------------------------------------------    ----------------    -------------------
Beverly Enterprises -- Maryland, Inc........................     California           95-3750892
Beverly Enterprises -- Massachusetts, Inc...................     California           95-3750893
Beverly Enterprises -- Michigan, Inc........................     California           95-3898661
Beverly Enterprises -- Minnesota, Inc.......................     California           95-3742698
Beverly Enterprises -- Mississippi, Inc.....................     California           95-3742144
Beverly Enterprises -- Missouri, Inc........................     California           95-3750895
Beverly Enterprises -- Montana, Inc.........................     California           95-3849636
Beverly Enterprises -- Nebraska, Inc........................     California           95-3750873
Beverly Enterprises -- Nevada, Inc..........................     California           95-3750896
Beverly Enterprises -- New Hampshire, Inc...................     California           95-3849630
Beverly Enterprises -- New Jersey, Inc......................     California           95-3750884
Beverly Enterprises -- New Mexico, Inc......................     California           95-3750869
Beverly Enterprises -- North Carolina, Inc..................     California           95-3642257
Beverly Enterprises -- North Dakota, Inc....................     California           95-3751270
Beverly Enterprises -- Ohio, Inc............................     California           95-3750867
Beverly Enterprises -- Oklahoma, Inc........................     California           95-3849624
Beverly Enterprises -- Oregon, Inc..........................     California           95-3750881
Beverly Enterprises -- Pennsylvania, Inc....................     California           95-3750870
Beverly Enterprises -- Rhode Island, Inc....................     California           95-3849621
Beverly Enterprises -- South Carolina, Inc..................     California           95-3750866
Beverly Enterprises -- Tennessee, Inc.......................     California           95-3742261
Beverly Enterprises -- Texas, Inc...........................     California           95-3744256
Beverly Enterprises -- Utah, Inc............................     California           95-3751089
Beverly Enterprises -- Vermont, Inc.........................     California           95-3750885
Beverly Enterprises -- Virginia, Inc........................     California           95-3742694
Beverly Enterprises -- Washington, Inc......................     California           95-3750868
Beverly Enterprises -- West Virginia, Inc...................     California           95-3750888
Beverly Enterprises -- Wisconsin, Inc.......................     California           95-3742696
Beverly Enterprises -- Wyoming, Inc.........................     California           95-3849638
Beverly Enterprises International Limited...................     California           95-3982125
Beverly Enterprises Medical Equipment Corporation...........     California           95-3849617
Beverly Holdings I, Inc.....................................      Delaware            71-0768985
Beverly Manor Inc. of Hawaii................................     California           99-0144750
Beverly -- Missouri Valley Holding, Inc. ...................      Delaware            71-0797485
Beverly -- Rapid City Holding, Inc. ........................      Delaware            71-0797483
Beverly Real Estate Holdings, Inc...........................      Delaware            71-0768984
Beverly Savana Cay Manor, Inc...............................     California           95-4217381
Columbia-Valley Nursing Home, Inc...........................        Ohio              34-1262298
Commercial Management, Inc..................................        Iowa              42-0891358
Continental Care Centers of Council Bluffs, Inc.............        Iowa              41-1413442
Forest City Building Ltd....................................      Missouri            43-1102460
Hallmark Convalescent Homes, Inc............................      Michigan            41-1413478
Home Medical Systems, Inc...................................      Delaware            23-2271050
HomeCare Preferred Choice, Inc. ............................      Delaware            62-1702864
Hospice Preferred Choice, Inc...............................      Delaware            71-0761314
Hospital Facilities Corporation.............................     California           95-2499218
Kenwood View Nursing Home, Inc. ............................       Kansas             48-6111286
Liberty Nursing Homes, Incorporated.........................      Virginia            54-0784334
MATRIX HealthCare Network, Inc. ............................      Delaware            16-1702866
MATRIX Rehabilitation, Inc. ................................      Delaware            71-0783147

                                                              (STATE OR OTHER
                                                              JURISDICTION OF
                                                              INCORPORATION OR     (I.R.S. EMPLOYER
 (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)     ORGANIZATION)      IDENTIFICATION NO.)
 ---------------------------------------------------------    ----------------    -------------------
Medical Arts Health Facility of Lawrenceville, Inc. ........      Georgia             58-1329700
Moderncare of Lumberton, Inc. ..............................   North Carolina         56-1217025
Nebraska City S-C-H, Inc. ..................................      Nebraska            41-1413481
Nursing Home Operators, Inc. ...............................        Ohio              34-0949279
Petersen Health Care, Inc. .................................      Florida             59-2043392
Salem No. 1, Inc. ..........................................      Missouri            43-1130257
South Alabama Nursing Home, Inc. ...........................      Alabama             95-3809397
South Dakota -- Beverly Enterprises, Inc. ..................     California           95-3750887
Spectra Healthcare Alliance, Inc. ..........................      Delaware            71-0759298
Synergos, Inc. .............................................     California           33-0203515
Synergos -- Scottsdale, Inc. ...............................      Arizona             94-3085083
TMD Disposition Company.....................................      Florida             59-3151568
Vantage Healthcare Corporation..............................      Delaware            35-1572998

[LOGO OF BEVERLY APPEARS HERE]

                                                                October   , 1997


                  To All Holders of Beverly Enterprises, Inc.
                            9% Senior Notes due 2006

     The Board of Directors (the "Board") of Beverly Enterprises, Inc. ("Beverly") is seeking your consent at this time to amend certain provisions of the indenture (the "Indenture") under which Beverly's 9% Senior Notes due 2006 (the "Senior Notes") were issued. As described in the accompanying Prospectus/Consent Solicitation Statement, the proposed Indenture amendments (the "Proposed Amendments"), if adopted, would amend the Indenture to facilitate consummation of the distribution (the "Distribution") and merger (the "Merger") transactions contemplated by the Agreement and Plan of Distribution dated as of April 15, 1997 (the "Distribution Agreement"), among Beverly, New Beverly Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Beverly ("New Beverly"), and Capstone Pharmacy Services, Inc., a Delaware corporation ("Capstone"), and by the Agreement and Plan of Merger dated as of April 15, 1997 (the "Merger Agreement"), between Beverly and Capstone. The Distribution Agreement and the Merger Agreement contemplate, among other matters: (i) the transfer by Beverly to New Beverly of all of Beverly's assets and properties, other than the capital stock of Beverly's Pharmacy Corporation of America subsidiary ("PCA") and the capital stock of PCA's subsidiaries; (ii) the assumption by New Beverly of all of Beverly's rights and obligations in respect of the Senior Notes and the Indenture, as amended; (iii) the termination and discharge of the obligations of Beverly, PCA and each of PCA's subsidiaries in respect of the Senior Notes and the Indenture; (iv) the distribution by Beverly to its stockholders of all of the outstanding capital stock of New Beverly such that, immediately after such distribution, New Beverly will become an independent, publicly held corporation (owned directly by Beverly's stockholders); and (v) immediately following consummation of the transactions described above, the Merger of Beverly with and into Capstone, with Capstone as the surviving corporation in such Merger.

     The purpose of the Proposed Amendments is to facilitate consummation of the Distribution and the Merger. If the consents from registered holders of a majority in aggregate principal amount of the Senior Notes outstanding and not owned by Beverly or an Affiliate (as defined in the Indenture) of Beverly (the "Requisite Consents") are received and a Supplemental Indenture (as hereinafter defined) is executed and delivered by Beverly, New Beverly, certain of Beverly's subsidiaries, as Guarantors (the "Guarantors") and the Trustee: (i) the Senior Notes will be amended so that upon the Distribution New Beverly will become the obligor in place of Beverly with respect to such Senior Notes, as amended (the "Amended Senior Notes" and, together with the Senior Notes, the "Securities");
(ii) upon the Distribution PCA and its subsidiaries will be released from their guarantee of the Senior Notes; (iii) the assets of New Beverly will become the sole asset support for repayment of the Amended Senior Notes; and (iv) assuming that all other conditions precedent to consummation of the Distribution and Merger are satisfied or waived, as applicable, Beverly will be able to consummate the Distribution and the Merger. Other than as set forth in the immediately preceding clauses (i) through (iii) above, the Distribution and the Merger will have no other effect on the holders of the Securities. If the Proposed Amendments are not adopted, the Distribution and the Merger may not be consummated.

     To further facilitate consummation of the distribution transactions and the Merger referred to above, the Board is also seeking your consent at this time to amend the Indenture to permit Beverly, if it should so elect, to redeem the entire outstanding principal amount of its 7 5/8% Convertible Subordinated Debentures due 2003, without violating the restricted payment provisions contained in the Indenture.


     The purpose, effects and text of the Proposed Amendments are more fully described in the accompanying Prospectus/Consent Solicitation Statement and related materials which you are encouraged to read carefully and in their entirety. In accordance with the terms and subject to the conditions set forth in the accompanying Prospectus/Consent Solicitation Statement and the enclosed consent form, Beverly will pay to holders of Senior Notes who consent to the adoption of each of the Proposed Amendments, up to an aggregate of $30.00 in cash for each $1,000 principal amount of Senior Notes for which a validly executed and timely delivered Consent (as hereinafter defined) has been accepted by Beverly and not properly revoked by such holders

($15.00 of which will be paid at the time the Proposed Amendments are adopted pursuant to the execution and delivery of a Supplemental Indenture, and $15.00 of which will be paid upon consummation of the Merger).



     Beverly requests that all Consents be returned as promptly as possible and,
in any event, prior to 5:00 p.m., Eastern time, on November   , 1997.


     Your prompt attention to this matter is greatly appreciated.

                                            Sincerely,

                                            BEVERLY ENTERPRISES, INC.

                                            David R. Banks

                                            Chairman of the Board and

                                            Chief Executive Officer

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED OCTOBER 20, 1997


                   PROSPECTUS/CONSENT SOLICITATION STATEMENT
                           BEVERLY ENTERPRISES, INC.
                           NEW BEVERLY HOLDINGS, INC.
                     SOLICITATION OF CONSENTS FROM HOLDERS
                          OF 9% SENIOR NOTES DUE 2006
                  ($180,000,000 PRINCIPAL AMOUNT OUTSTANDING)


THE SOLICITATION WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON NOVEMBER
  , 1997, UNLESS EXTENDED. BEVERLY RESERVES THE RIGHT TO EXTEND THE SOLICITATION AT ANY TIME AND FROM TIME TO TIME, INCLUDING ON A DAILY BASIS, UNTIL 5:00 P.M., EASTERN TIME, ON THE DATE ON WHICH CONSENTS HAVE BEEN RECEIVED IN RESPECT OF A MAJORITY IN AGGREGATE PRINCIPAL AMOUNT OF THE SENIOR NOTES OUTSTANDING



    The Board of Directors (the "Board") of Beverly Enterprises, Inc., a Delaware corporation ("Beverly") is hereby soliciting, upon the terms and subject to the conditions set forth in this Prospectus/Consent Solicitation Statement and in the related consent form, consents (the "Solicitation") from the registered holders of Beverly's 9% Senior Notes due 2006 (the "Senior Notes"), to amend certain provisions of that certain indenture dated as of February 1, 1996 (as amended by Supplemental Indenture No. 1 thereto dated as of December 16, 1996), (collectively, the "Indenture"), among Beverly, certain of Beverly's subsidiaries, as guarantors (the "Guarantors"), and The Chase Manhattan Bank (as successor by merger to Chemical Bank), as Trustee (the "Trustee"). The Senior Notes are listed on the New York Stock Exchange, Inc. and traded under the symbols "BEV.06"or "BEV/06." This Prospectus/Consent Solicitation Statement is first being mailed, sent or given to Registered
Holders (as defined below) of Senior Notes on or about October   , 1997.
Capitalized terms used in this Prospectus/Consent Solicitation Statement and not otherwise defined shall have the meanings ascribed to them in the Indenture.


    The Board is conducting the Solicitation at this time to obtain consents from Registered Holders of a majority in aggregate principal amount of the Senior Notes outstanding and not owned by Beverly or an Affiliate (as defined in the Indenture) of Beverly (the "Requisite Consents") to amend the Indenture to facilitate consummation of the distribution and merger transactions contemplated by that certain Agreement and Plan of Distribution dated as of April 15, 1997 (the "Distribution Agreement"), among Beverly, New Beverly Holdings, Inc., a Delaware corporation ("New Beverly") and Capstone Pharmacy Services, Inc., a Delaware corporation ("Capstone"), and by that certain Agreement and Plan of Merger dated as of April 15, 1997 (the "Merger Agreement"), between Beverly and Capstone. The Distribution Agreement and the Merger Agreement contemplate, among other matters: (i) the transfer by Beverly to New Beverly of all of Beverly's assets and properties, other than the capital stock of Beverly's Pharmacy Corporation of America subsidiary ("PCA") and the capital stock of PCA's subsidiaries; (ii) the assumption by New Beverly of all of Beverly's rights and obligations in respect of the Senior Notes and the Indenture; (iii) the termination and discharge of the obligations of Beverly, PCA and each of PCA's subsidiaries in respect of the Senior Notes and the Indenture, as amended by the Proposed Amendments (as hereinafter defined); (iv) the distribution by Beverly to its stockholders as of the distribution record date of all of the outstanding capital stock of New Beverly such that, immediately after such distribution, New Beverly will be an independent, publicly held corporation (owned directly by Beverly's stockholders); and (v) following consummation of the transactions described in clauses (i) through (iv) above (collectively, the "Distribution"), the merger of Beverly with and into Capstone, with Capstone as the surviving corporation (the "Surviving Corporation") in such merger (the "Merger", and together with the Distribution, the "Transactions").

                                                        (Continued on next page)
                            ------------------------

      SEE "RISK FACTORS" ON PAGE 9 OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT FOR A
DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY THE HOLDERS OF THE SENIOR NOTES
WITH RESPECT TO THE PROPOSALS DESCRIBED HEREIN.
                            ------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED

        UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/CONSENT
         SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS

                              A CRIMINAL OFFENSE.

    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus/Consent Solicitation Statement and , if given or made, such information or representation may not be relied upon as having been authorized by Beverly, New Beverly or the Solicitation Agent.

    Please handle this matter through your bank or broker. You may direct any questions concerning the Solicitation to your bank or broker.

For further information relating to the Solicitation, please call the Solicitation Agent at the telephone numbers set forth on page 19 of this

Prospectus/Consent Solicitation Statement.

            THE SOLICITATION AGENT FOR THE CONSENT SOLICITATION IS:

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION


 THE DATE OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IS OCTOBER   , 1997

(Continued from previous page)

    The purpose of the Proposed Amendments is to facilitate the consummation of the Transactions. If the Requisite Consents are received and a Supplemental Indenture (as hereinafter defined) is executed and delivered by Beverly, New Beverly, the Guarantors and the Trustee: (i) the Senior Notes will be amended so that upon the Distribution New Beverly will become the obligor in place of Beverly with respect to such Senior Notes, as amended (the "Amended Senior Notes", and together with the Senior Notes, the "Securities"); (ii) upon the Distribution PCA and its subsidiaries will be released from their guarantee of the Senior Notes; (iii) the assets of New Beverly will become the sole asset support for repayment of the Amended Senior Notes; and (iv) assuming that all other conditions precedent to consummation of the Distribution and the Merger are satisfied or waived, as applicable, Beverly will be able to consummate the Distribution and the Merger. Other than as set forth in the immediately preceding clauses (i) through (iii) above, the Distribution and the Merger will have no other effect on the holders of the Senior Notes, and if the Proposed Amendments are not adopted, the Distribution and the Merger may not be consummated. See "Background and Purpose of the Solicitation."
    To further facilitate consummation of the Transactions, the Board is also conducting the Solicitation at this time to obtain the Requisite Consents to amend the Indenture to permit Beverly, if it should so elect, to redeem the entire outstanding principal amount of its 7 5/8% Convertible Subordinated Debentures due 2003 (the "7 5/8% Convertible Debentures") without violating the Restricted Payment provisions of the Indenture. As of the date of this Prospectus/Consent Solicitation Statement, there was issued and outstanding approximately $62,480,000 aggregate principal amount of the 7 5/8% Convertible Debentures.

    If adopted by the Requisite Consents, the Proposed Amendments would:

    (i) (x) amend Sections 5.1, 5.2 and 10.5 of the Indenture to (a) permit (as a sale of substantially all the assets and properties of Beverly) the transfer by Beverly to New Beverly of all Beverly's properties and assets, other than the capital stock of PCA and the capital stock of PCA's subsidiaries, notwithstanding that the Consolidated Net Worth of New Beverly, after giving effect to such transfer, will be less than the Consolidated Net Worth of Beverly, immediately prior to such transfer, and irrespective of whether New Beverly, after giving effect to such transfer, will have the ability to incur $1.00 of additional Indebtedness (as defined in the Indenture) pursuant to the Fixed Charge Coverage Ratio prescribed by Section 4.9 of the Indenture, and (b) provide that, upon New Beverly's assumption of all of Beverly's obligations under the Indenture and the Senior Notes, the obligations thereunder of each of Beverly, PCA and each subsidiary of PCA will terminate and be discharged; and


       (y) amend Section 1.1 of the Indenture to (a) modify the definitions of "Spinoff Transaction" and "Asset Sale" contained therein to include within the scope of such definitions the transfer by Beverly to New Beverly of all of Beverly's assets and properties, other than the capital stock of PCA and the capital stock of PCA's subsidiaries, (b) modify Section 4.9 of the Indenture to increase the minimum Fixed Charge Coverage Ratio for incurrence of Indebtedness from 2.5 to 1 to 3.5 to 1 and (c) make certain additional technical and conforming definitional changes to permit consummation of the Transactions (collectively, with the other changes described in this clause (i), the "Transactions Amendment"); and


    (ii) amend Section 4.7 of the Indenture with the consent of the Majority Holders to permit Beverly, if it should so elect, to redeem (the "Redemption") the entire outstanding principal amount of its 7 5/8% Convertible Debentures, without violating the Restricted Payment provisions contained therein (the "Redemption Amendment", and together with the Transactions Amendment, the "Proposed Amendments").


    The Distribution Agreement requires that Beverly and New Beverly take all commercially reasonable action to cause New Beverly (or a subsidiary of New Beverly) to legally assume and become liable with respect to, with certain exceptions, all of Beverly's consolidated indebtedness. The Distribution Agreement requires Beverly (prior to the effective time of the Distribution) and New Beverly (after the effective time of Distribution) to pay, cause to be paid, or otherwise provide for assurances of payment of (in each case satisfactory to Capstone), to the extent Beverly or New Beverly is unable to effect releases of Beverly and PCA and its subsidiaries from liability under Beverly's consolidated indebtedness, all Beverly or New Beverly indebtedness or other noncontingent liabilities as to which Beverly or PCA and its subsidiaries is presently a direct obligor. If the Proposed Amendments are not adopted, Beverly, New Beverly, the Guarantors and the Trustee will not execute and deliver a Supplemental Indenture, and no Consent Payments will be made to consenting holders. In such event Beverly will be required to find alternative means of satisfying the conditions to consummation of the Distribution. If Beverly is unable to find an alternative means of satisfying the aforementioned conditions precedent to consummation of the Distribution and the Merger, the Transactions may not be consummated. See "Background and Purpose of the Solicitation."


    IRRESPECTIVE OF WHETHER THE PROPOSED AMENDMENTS BECOME EFFECTIVE, THE SECURITIES WILL CONTINUE TO BE OUTSTANDING IN ACCORDANCE WITH ALL OTHER TERMS OF THE INDENTURE AND THE SECURITIES. SEE "DESCRIPTION OF THE SENIOR NOTES."


    In accordance with the terms and subject to the conditions set forth in this Prospectus/Consent Solicitation Statement and in the related consent form, Beverly will accept all properly completed, dated and executed consent forms which are received by the Trustee at or prior to 5:00 p.m., Eastern time, on
November   , 1997 (as such time may, from time to time, be extended as provided in this Prospectus/Consent Solicitation Statement, the "Expiration Date"). Consent forms marked to indicate a vote FOR the Proposed Amendments and not properly revoked before the Expiration Date (a "Consent") will receive a Consent Payment (as defined below) in the manner and at the times described below, if and only if (i) the Requisite Consents shall have been received by the Trustee on or prior to the Expiration Date and not properly revoked, and (ii) a supplemental indenture giving effect to the Proposed Amendments shall have been executed and delivered by Beverly, New Beverly, the Guarantors and the Trustee (the "Supplemental Indenture"). Subject to the conditions described in the immediately following paragraph, Beverly will pay up to an aggregate of $30.00 in cash for each $1,000 principal amount of Senior Notes for which a Consent has been accepted, $15.00 of which will be payable at the time of the execution and delivery of the Supplemental Indenture by Beverly, New Beverly, the Guarantors and the Trustee, and $15.00 of which will be payable promptly following consummation of the Merger (the "Consent Payment"). Without limiting the generality of the foregoing, Beverly reserves the right to delay making Consent Payments, in whole or in part, to comply with any applicable law.


    UNDER NO CIRCUMSTANCES WILL BEVERLY MAKE ANY CONSENT PAYMENT TO ANY PERSON WHO DELIVERS A CONSENT FORM WITH THE "DO NOT CONSENT" OR "ABSTAIN" BOX MARKED THEREON WITH RESPECT TO EITHER OF THE TRANSACTIONS AMENDMENT OR THE REDEMPTION AMENDMENT UNLESS, ON OR PRIOR TO THE EXPIRATION DATE, SUCH PERSON DELIVERS AND DOES NOT PROPERLY REVOKE A SUBSEQUENTLY DATED CONSENT FORM MARKED TO INDICATE A VOTE FOR THE PROPOSED AMENDMENTS.

    Approval of the Proposed Amendments requires receipt of the Requisite Consents. As of the date hereof, $180,000,000 aggregate principal amount of Senior Notes were outstanding. See "Principal Holders and Security Ownership of Management."

(Continued from previous page)

    Persons who do not deliver Consents on or prior to the Expiration Date will not be entitled to receive any Consent Payment. The Expiration Date may be extended (including on a daily basis) until 5:00 p.m., Eastern time, on the date on which the Requisite Consents are received, at any time and from time to time in the discretion of Beverly, and the Solicitation may be terminated at any time (including after the Expiration Date and prior to the execution and delivery of the Supplemental Indenture by Beverly, New Beverly, the Guarantors and the Trustee) in the discretion of Beverly, whether or not the Requisite Consents have been received. IF THE SOLICITATION IS SO TERMINATED BY BEVERLY, NO CONSENT PAYMENTS WILL BE MADE, IRRESPECTIVE OF WHETHER THE REQUISITE CONSENTS WERE RECEIVED. IF THE REQUISITE CONSENTS ARE RECEIVED ON OR PRIOR TO THE EXPIRATION DATE AND THE SUPPLEMENTAL INDENTURE IS EXECUTED AND DELIVERED BY BEVERLY, NEW BEVERLY, THE GUARANTORS AND THE TRUSTEE, CONSENT PAYMENTS PAYABLE AT THE TIME OF EXECUTION AND DELIVERY OF THE SUPPLEMENTAL INDENTURE WILL BE MADE TO CONSENTING HOLDERS WHETHER OR NOT THE DISTRIBUTION AND THE MERGER ARE CONSUMMATED. THAT PORTION OF THE CONSENT PAYMENTS PAYABLE FOLLOWING THE CONSUMMATION OF THE MERGER WILL NOT BE MADE IF THE MERGER IS NOT CONSUMMATED.

    Only those persons ("Registered Holders") in whose name Senior Notes were
registered in the register maintained by the Trustee as of           , 1997 (the
"Record Date"), or any other person who has obtained a proxy (in substantially the form included with the consent form) authorizing such person (or any other person claiming title by or through such person) to complete and deliver a consent form and vote the related Senior Notes on behalf of a Registered Holder, will be eligible to deliver a consent form and vote with respect to the Proposed Amendments and, upon the terms and subject to the conditions set forth in this Prospectus/Consent Solicitation Statement and in the related consent form, receive a Consent Payment.

    The transfer of Senior Notes after the Record Date will NOT have the effect of revoking the election made in any consent form theretofore validly delivered, and each properly completed and timely furnished consent form will be counted notwithstanding any transfer of the Senior Notes to which the consent form relates, unless the procedure for revoking Consents described in this Prospectus/Consent Solicitation Statement has been complied with. A Consent received by the Trustee on or prior to the Expiration Date relating to any Senior Notes will be deemed to revoke any consent form in respect of such Senior Notes having an earlier date that has the "DO NOT CONSENT" or "ABSTAIN" box marked thereon.

    With respect to Senior Notes registered in the name of CEDE & Co., which is the nominee of The Depository Trust Company ("DTC"), the "DTC Participants" (i.e., brokers, banks and other financial institutions that are participants in DTC), rather than DTC, must execute and deliver the consent form. Participants in The Midwest Depository Trust Company and Philadelphia Depository Trust Company should inquire of such institutions regarding the procedure for executing consent forms in respect of Senior Notes registered in the name of their respective nominees.

    BEVERLY WILL NOT BE DEEMED TO HAVE ACCEPTED ANY CONSENTS UNLESS AND UNTIL THE SUPPLEMENTAL INDENTURE IS EXECUTED AND DELIVERED BY BEVERLY, NEW BEVERLY, THE GUARANTORS AND THE TRUSTEE. IF BEVERLY, NEW BEVERLY, THE GUARANTORS AND THE TRUSTEE EXECUTE AND DELIVER THE SUPPLEMENTAL INDENTURE, THE PROPOSED AMENDMENTS WILL BE BINDING UPON ALL HOLDERS OF THE SECURITIES, WHETHER OR NOT SUCH HOLDERS HAVE DELIVERED CONSENTS.

    If, in accordance with the terms and subject to the conditions set forth in this Prospectus/Consent Solicitation Statement and in the related consent form, the Requisite Consents are received and the Supplemental Indenture is executed and delivered by Beverly, New Beverly, the Guarantors and the Trustee, non-consenting holders (whether or not they deliver a consent form or otherwise affirmatively vote against the Proposed Amendments) will not be entitled to any rights of appraisal or similar rights of dissenters (whether pursuant to the Indenture, Beverly's organizational instruments or applicable provisions of Delaware law) with respect to adoption of the Proposed Amendments.

    CONSENTS CAN BE REVOKED ONLY IN ACCORDANCE WITH THE PROCEDURES THEREFOR SET FORTH IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT AT ANY TIME UP TO, AND WILL BECOME IRREVOCABLE UPON, THE LATER OF THE EXPIRATION DATE AND THE RECEIPT BY THE TRUSTEE FROM BEVERLY OF AN OFFICER'S CERTIFICATE IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE CERTIFYING THAT THE REQUISITE CONSENTS HAVE BEEN RECEIVED. ONLY HOLDERS WHO PROPERLY DELIVER THEIR CONSENTS ON OR PRIOR TO THE EXPIRATION DATE AND DO NOT PROPERLY REVOKE SUCH CONSENTS WILL, IN ACCORDANCE WITH THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT AND IN THE RELATED CONSENT FORM, BE ENTITLED TO RECEIVE ANY CONSENT PAYMENTS.

    IF ANY PERSON DELIVERS AN EXECUTED CONSENT FORM WITHOUT INDICATING A VOTE IN RESPECT OF THE PROPOSED AMENDMENTS, SUCH DELIVERY WILL BE DEEMED TO CONSTITUTE A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENTS.

    UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER TO BEVERLY , THE TRUSTEE OR THE SOLICITATION AGENT ANY SECURITIES WITH THEIR CONSENT FORMS, OR OTHERWISE.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION.......................................  (iv)
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   (v)
CAUTIONARY STATEMENTS.......................................  (vi)
SUMMARY.....................................................     1
  The Consent Solicitation..................................     1
     The Solicitation.......................................     1
     Consent Payments.......................................     2
     Expiration Date; Termination...........................     2
     Conditions to Proposed Amendments; Effectiveness.......     2
     Registered Holders.....................................     3
     Consent Procedures.....................................     3
     Revocation of Consents.................................     3
     Certain Federal Income Tax Considerations..............     4
     No Dissenters' Rights..................................     4
     Information; Assistance; Additional Materials..........     4
     Delivery of Consent Forms..............................     4
  Parties to the Transactions...............................     5
     Beverly................................................     5
     New Beverly............................................     6
     PCA....................................................     6
     Capstone...............................................     6
  Risk Factors..............................................     6
  Beverly Summary Financial Data............................     7
  Summary Historical Consolidated Financial Data of PCA.....     8
RISK FACTORS................................................     9
  Disposition of PCA........................................     9
  Substantial Indebtedness..................................     9
  Business to be Conducted by New Beverly...................     9
  Terms of the Amended Senior Notes.........................     9
  Uncertainty Associated with Healthcare Reform.............    10
  Risks Involved with Reimbursement by Third Party Payors...    10
  Government Regulation.....................................    11
  Increased Labor Costs and Availability of Personnel.......    11
  Dependence on Key Personnel...............................    11
  Competition...............................................    12
  Non-competition Agreement with Capstone...................    12
BACKGROUND AND PURPOSE OF THE SOLICITATION..................    13
  The Transactions..........................................    13
  The Transactions Amendment................................    13
  The Redemption Amendment..................................    14
THE SOLICITATION............................................    15
  Terms of the Solicitation; Consent Payments...............    15
  Consent Procedure.........................................    16
  Revocation of Consents....................................    18
  Information; Assistance; Additional Materials.............    19
THE PROPOSED AMENDMENTS.....................................    20
  Purpose and Effects of the Proposed Amendments............    20
  The Transactions Amendment................................    20
     Change of Control Definition in the Indenture..........    20
     Proposed Amendment.....................................    20
     Spinoff Transaction Definition; Asset Sale Definition
      in the Indenture......................................    21


                                       (i)

     Proposed Amendment.....................................    21
     Merger, Consolidation or Sale of Assets Covenant in the
      Indenture.............................................    21
     Proposed Amendment.....................................    22
     Limitation on Incurrence of Indebtedness and Issuance
      of Preferred Stock....................................    22
     Proposed Amendment.....................................    22
     Successor Corporation or Person Substituted; Release of
      Guarantors in the Indenture...........................    22
     Proposed Amendments....................................    22
  The Redemption Amendment..................................    23
     Restricted Payments Covenant in the Indenture..........    23
     Proposed Amendment.....................................    24
UNAUDITED PRO FORMA NEW BEVERLY FINANCIAL STATEMENTS........    25
  New Beverly Holdings, Inc. Pro Forma Condensed
     Consolidated Statements of Income......................    26
  Notes to Unaudited Pro Forma Condensed Consolidated
     Statements of Income...................................    27
  New Beverly Holdings, Inc. Pro Forma Condensed
     Consolidated Balance Sheet June 30, 1997...............    28
  Notes to Unaudited Pro Forma Condensed Consolidated
     Balance Sheet..........................................    29
CAPITALIZATION..............................................    30
DESCRIPTION OF NEW BEVERLY..................................    32
  Selected Historical Consolidated Financial Data...........    32
  Management's Discussion and Analysis of Financial
     Condition and Results of Operations....................    33
  General...................................................    33
  Operating Results.........................................    34
     Six Months 1997 Compared to Six Months 1996............    34
     1996 Compared to 1995..................................    35
     1995 Compared to 1994..................................    37
  Liquidity and Capital Resources...........................    40
  Business..................................................    42
  General...................................................    42
  Operations................................................    42
     Long-Term Care.........................................    43
     Rehabilitation Therapies...............................    43
     Transitional Care......................................    43
     Other Services.........................................    43
     Pharmacy Services......................................    43
  Governmental Regulation and Reimbursement.................    43
  Competition...............................................    47
  Employees.................................................    47
  Properties................................................    48
  Legal Proceedings.........................................    49
  Management................................................    50
  Dividend Policy...........................................    52
DESCRIPTION OF THE SENIOR NOTES.............................    53
  General...................................................    53
  Optional Redemption.......................................    53
  Mandatory Redemption......................................    54
  Repurchase at the Option of Holders.......................    54
  Change of Control.........................................    54
  Asset Sales...............................................    55
  Certain Covenants.........................................    57
  Restricted Payments.......................................    57
  Incurrence of Indebtedness and Issuance of Preferred
     Stock..................................................    58
  Liens.....................................................    59
  Dividend and Other Payment Restrictions Affecting
     Subsidiaries...........................................    59
  Line of Business..........................................    60


                                      (ii)

  Merger, Consolidation or Sale of Assets...................    60
  Transactions with Affiliates..............................    60
  Release of Guarantors.....................................    61
  Reports...................................................    61
  Events of Default and Remedies............................    61
  No Personal Liability of Directors, Officers, Employees
     and Stockholders.......................................    62
  Legal Defeasance and Covenant Defeasance..................    62
  Transfer and Exchange.....................................    63
  Amendment, Supplement and Waiver..........................    63
  Concerning the Trustee....................................    64
  Certain Definitions.......................................    64
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......    73
  The Proposed Amendments...................................    73
  Backup Withholding........................................    73
  Other Tax Considerations..................................    74
PRINCIPAL HOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT......    75
THE SOLICITATION AGENT......................................    76
EXPENSES OF SOLICITATION....................................    76
LEGAL MATTERS...............................................    76
EXPERTS.....................................................    77
BEVERLY ENTERPRISES, INC. INDEX TO CONSOLIDATED FINANCIAL
  STATEMENTS AND FINANCIAL STATEMENT SCHEDULES..............   F-1



                                      (iii)

                             AVAILABLE INFORMATION


     Beverly (File No. 1-9550) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission") relating to its business, properties, management, financial position, results of operations and other matters. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 and at its Regional Offices located at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2551, and 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The common stock, $0.10 par value, of Beverly (the "Beverly Common Stock") is listed on the New York Stock Exchange, Inc. ("NYSE") and the Pacific Exchange ("PCX") under the symbol "BEV". Such reports, proxy statements and other information also can be inspected at the offices of the NYSE located at 20 Broad Street, New York, New York 10005 or at the offices of the PSE located at 301 Pine Street, San Francisco, California 94104. In addition, such reports, proxy statements and other information can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System (a/k/a EDGAR), which is publicly available through the Commissions' Web site (http://www.sec.gov).



     Beverly and New Beverly have filed with the Commission a Registration Statement (Nos. 333-35137 and 333-35137-01) on Form S-4 (together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to solicitation of consents from the holders of the Senior Notes to amend certain provisions of the Indenture and to substitute New Beverly in place of Beverly as the primary obligor under the Amended Senior Notes. The prospectus contained in the Registration Statement (the "Prospectus/Consent Solicitation Statement") does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements made in the Prospectus/Consent Solicitation Statement as to the contents of any contract, agreement or other document referred to are not necessarily complete and with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is deemed qualified in its entirety by such reference.


     New Beverly has filed with the Commission a Registration Statement (No. 333-28521) on Form S-1 (together with all amendments thereto, the "New Beverly Registration Statement") with respect to the Common Stock, $.10 par value of New Beverly proposed to be issued to Beverly stockholders in the Distribution. Capstone has also filed with the Commission a Registration Statement (No. 333-28517) on Form S-4 (together with all amendments thereto, the "Capstone Registration Statement"), which also constitutes a joint proxy statement of Capstone and Beverly, with respect to the solicitation of proxies from holders of the Common Stock, $.01 par value of Capstone ("Capstone Common Stock") and the holders of Common Stock, $.10 par value of Beverly, in connection with the Merger of Beverly with Capstone and the issuance of Capstone Common Stock to Beverly stockholders upon consummation of the Merger. Copies of the Indenture, the Distribution Agreement, the Merger Agreement and all other documents incorporated herein by reference, together with the New Beverly Registration Statement and the Capstone Registration Statement (excluding the exhibits thereto), will be provided, without charge, by first class mail, to each person to whom this Prospectus/Consent Solicitation Statement is delivered, within one business day of oral or written request, to Beverly's principal executive offices: Beverly Enterprises, Inc., 5111 Rogers Avenue, Suite 40-A, Fort Smith, Arkansas 72919, Attention: Robert W. Pommerville, Secretary, telephone no.:
(501) 452-6712.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BEVERLY, NEW BEVERLY OR ANY OTHER PERSON. THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURI-

                                      (iv)

TIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT NOR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BEVERLY, NEW BEVERLY, PCA, OR CAPSTONE SINCE THE DATE OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Beverly are incorporated by reference in this Prospectus/Consent Solicitation Statement:

          1. Beverly's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Beverly 10-K");

          2. Beverly's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

          3. The portions of the Proxy Statement for the Annual Meeting of Stockholders held on May 29, 1997, that have been incorporated by reference in the 1996 Beverly 10-K;

          4. Beverly's Current Report on Form 8-K dated April 15, 1997; and

          5. Beverly's Registration Statement on Form 8-A relating to the Senior Notes dated November 29, 1995, and any amendment or report filed for the purpose of updating such description.

     All documents and reports filed by Beverly pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Consent Solicitation Statement shall be deemed to be incorporated by reference in this Prospectus/Consent Solicitation Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Consent Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Prospectus/Consent Solicitation Statement, except as so modified or superseded.

                                       (v)

                             CAUTIONARY STATEMENTS

     This Prospectus/Consent Solicitation Statement contains statements relating to future results of each of Beverly, PCA and New Beverly (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions; regulatory conditions; government healthcare spending; integration of acquisitions; and competitive product and pricing pressures, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the filings of Beverly and New Beverly made with the Commission.

     When used in this Prospectus/Consent Solicitation Statement with respect to each of Beverly, PCA and New Beverly the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include those risks, uncertainties and risk factors identified in this Prospectus/Consent Solicitation Statement under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Neither PCA, Beverly, nor New Beverly undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                      (vi)

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus/Consent Solicitation Statement. This summary is not intended to be complete and is qualified in all respects by reference to the more detailed information and financial statements contained elsewhere or incorporated by reference in this Prospectus/Consent Solicitation Statement. Noteholders are urged to read this Prospectus/ Consent Solicitation Statement in its entirety.

                            THE CONSENT SOLICITATION

THE SOLICITATION

     The Beverly Board is conducting the Solicitation at this time to obtain the Requisite Consents to adopt the Transactions Amendment for the purpose of facilitating consummation of the Transactions. The Transactions contemplated by the Distribution Agreement and the Merger Agreement include, among other matters: (i) the transfer by Beverly to New Beverly of all of Beverly's assets and properties, other than the capital stock of PCA and the capital stock of PCA's subsidiaries; (ii) the assumption by New Beverly of all of Beverly's rights and obligations in respect of the Senior Notes and the Indenture, as amended; (iii) the termination and discharge of the obligations of Beverly, PCA and each of PCA's subsidiaries in respect of the Senior Notes and the Indenture, as amended; (iv) the distribution by Beverly to its stockholders of all of the outstanding capital stock of New Beverly such that, immediately after such distribution, New Beverly will become an independent, publicly held corporation (owned directly by Beverly's stockholders); and (v) (following consummation of the Distribution), the Merger.

     If the Requisite Consents are obtained, Beverly, New Beverly, the Guarantors and the Trustee will execute the Supplemental Indenture which shall include the Proposed Amendments, and the Registered Holders will thereupon hold the Amended Senior Notes. The Amended Senior Notes will be unsecured senior obligations of New Beverly and will rank pari passu with all existing and future senior indebtedness of New Beverly. The Indenture, as amended by the Supplemental Indenture, will be identical in all material respects to the Indenture prior to implementation of the Proposed Amendments except that (i) the obligor on the Amended Senior Notes will be New Beverly in place of Beverly and
(ii) the Indenture in effect as to the Amended Senior Notes will be modified as provided for by the Proposed Amendments. See "Description of the Amended Senior Notes."


     Approval of the Transactions Amendment is a condition precedent to consummation of the Distribution and the Merger, and consummation of the Distribution is a condition precedent to consummation of the Merger. If the Proposed Amendments are not adopted, Beverly, New Beverly, the Guarantors and the Trustee will not execute and deliver a Supplemental Indenture, and no Consent Payments will be made to consenting holders. In such event Beverly will be required to find alternative means of satisfying the conditions to consummation of the Distribution. The Distribution Agreement requires that Beverly and New Beverly take all commercially reasonable action to cause New Beverly (or a subsidiary of New Beverly) to legally assume and become liable with respect to, with certain exceptions, all of Beverly's consolidated indebtedness. The Distribution Agreement requires Beverly (prior to the effective time of the Distribution) and New Beverly (after the effective time of Distribution) to pay, cause to be paid, or otherwise provide for assurances of payment of (in each case satisfactory to Capstone) to the extent Beverly or New Beverly is unable to effect releases of Beverly and PCA and its subsidiaries from liability under Beverly's consolidated indebtedness, all Beverly or New Beverly indebtedness or other non-contingent liabilities as to which Beverly or PCA and its subsidiaries is presently a direct obligor. If the Proposed Amendments are not adopted, and Beverly is unable to find an alternative means of satisfying the aforementioned conditions precedent to consummation of the Distribution, the Merger may not be consummated. See "Background and Purpose of the Solicitation."


     In addition, to further facilitate consummation of the Transactions, the Board is conducting the Solicitation at this time to obtain the Requisite Consents to adopt the Redemption Amendment and, if Beverly should so elect, to effect the Redemption. As of the date of this Prospectus/Consent Solicitation

Statement, there was issued and outstanding approximately $62,480,000 aggregate principal amount of the 7 5/8% Convertible Debentures.

CONSENT PAYMENTS


     Upon the terms and subject to the conditions set forth in this Prospectus/Consent Solicitation Statement and in the related consent form, Beverly will pay up to an aggregate of $30.00 in cash for each $1,000 principal amount of Senior Notes for which a Consent has been accepted, $15.00 of which will be payable at the time the Supplemental Indenture is executed and delivered by Beverly, New Beverly, the Guarantors and the Trustee, and $15.00 of which will be payable promptly following consummation of the Merger. Each Consent Payment to be made to a consenting holder will be made by check and delivered by first class mail to the address specified on the consent form. Without limiting the generality of the foregoing, Beverly reserves the right to delay making Consent Payments, in whole or in part, to comply with any applicable law. Moreover, if the Solicitation is terminated by Beverly as described in "-- Expiration Date; Termination" below, no Consent Payments will be made irrespective of whether the Requisite Consents were received. If the Requisite Consents are received on or prior to the Expiration Date and the Supplemental Indenture is executed and delivered by Beverly, New Beverly, the Guarantors and the Trustee, Consent Payments payable at the time of execution and delivery of the Supplemental Indenture will be made to consenting holders whether or not the Distribution and the Merger are consummated. That portion of the Consent Payments payable following the consummation of the Merger will not be made if the Merger is not consummated.


     Under no circumstances will Beverly make any Consent Payment to any person who delivers a consent form with the "DO NOT CONSENT" or "ABSTAIN" box marked thereon with respect to either of the Transactions Amendment or the Redemption Amendment unless, on or prior to the Expiration Date, such person delivers and does not properly revoke a subsequently dated consent form marked to indicate a vote FOR the Proposed Amendments. See "The Solicitation -- Terms of the Solicitation; Consent Payments" and "Certain United States Federal Income Tax Consequences."

EXPIRATION DATE; TERMINATION


     The Expiration Date is 5:00 p.m., Eastern time, on November   , 1997,
unless the Solicitation is extended, in which case the term "Expiration Date" means the latest date and time to which the Solicitation is extended. Beverly may extend the Solicitation at any time and from time to time in its discretion, including on a daily basis, until 5:00 p.m., Eastern time, on the date on which the Requisite Consents are received, and the Solicitation may be terminated at any time (including after the Expiration Date and prior to the execution and delivery of the Supplemental Indenture by Beverly, New Beverly, the Guarantors and the Trustee) in the discretion of Beverly, whether or not the Requisite Consents have been received.


     Any extension, termination or amendment of the Solicitation, or delay in making any Consent Payments, will be followed as promptly as practicable either by notice delivered to Registered Holders or by public announcement thereof. Without limiting the generality of the foregoing, Beverly, in the case of any public announcement, will have no obligation to publish, advertise or otherwise disseminate any information in respect of the Solicitation other than by means of issuing a release through the Dow Jones News Service.

CONDITIONS TO PROPOSED AMENDMENTS; EFFECTIVENESS

     The effectiveness of the Proposed Amendments is conditioned upon the receipt of the Requisite Consents, acceptance thereof by Beverly, and the execution and delivery of the Supplemental Indenture by Beverly, New Beverly, the Guarantors and the Trustee. Beverly will not be deemed to accept any Consents unless and until the Supplemental Indenture is executed and delivered by Beverly, New Beverly, the Guarantors and the Trustee.

     If the Proposed Amendments do not become effective, the Senior Notes will continue to be outstanding in accordance with the terms of the Indenture.

     If Beverly, New Beverly, the Guarantors and the Trustee execute and deliver the Supplemental Indenture, the Proposed Amendments will be binding upon all holders of the Securities in accordance with the terms of the Supplemental Indenture, whether or not such holders have delivered Consents, and the Amended Senior Notes will continue to be outstanding in accordance with all other terms of the Indenture, as amended.

REGISTERED HOLDERS

     The term "Registered Holder," when used with respect to the Solicitation, means any person in whose name a Senior Note was registered in the register maintained by the Trustee as of the Record Date.

CONSENT PROCEDURES

     Only (i) Registered Holders or (ii) any other person who has obtained a proxy (in substantially the form included with the consent form) which authorizes such person (or any other person claiming title by or through such person) to complete and deliver a consent form and vote the related Senior Notes on behalf of such Registered Holder, may execute and deliver a consent form and vote with respect to the Proposed Amendments and, upon the terms and subject to the conditions set forth in this Prospectus/Consent Solicitation Statement and in the related consent form, receive Consent Payments. A beneficial owner who is not the Registered Holder of Senior Notes but who desires to deliver a consent form should either: (i) complete and sign the consent form, or a facsimile thereof, have the signature thereon (and on any proxy delivered therewith) guaranteed or notarized (unless such consent form or proxy, as the case may be, is furnished by or for the account of an Eligible Institution) and mail or otherwise deliver the consent form, or such facsimile (together with a duly executed proxy in substantially the form included with the consent form, authorizing such beneficial owner to complete and deliver the consent form and vote such Senior Notes on behalf of the Registered Holder) to the Trustee at its address set forth below; or (ii) request the Registered Holder of such Senior Notes to effect the transaction for such beneficial owner and to forward any Consent Payment received by the Registered Holder on such beneficial owner's behalf. See "The Solicitation -- Consent Procedure."

     The term "Eligible Institution" means a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. ("NASD"), or a commercial bank or trust company having an office or correspondent in the United States. IF ANY HOLDER DELIVERS AN EXECUTED CONSENT FORM WITHOUT INDICATING A VOTE WITH RESPECT TO THE PROPOSED AMENDMENTS, SUCH DELIVERY WILL BE DEEMED TO CONSTITUTE A VOTE FOR THE PROPOSED AMENDMENTS.

     With respect to Senior Notes registered in the name of CEDE & Co., which is the nominee of DTC, the "DTC Participants" (i.e., brokers, banks and other financial institutions that are participants in DTC) rather than DTC, must execute and deliver the consent form. Participants in The Midwest Depository Trust Company and Philadelphia Depository Trust Company should inquire of such institutions regarding the procedure for executing consent forms in respect of Senior Notes registered in the name of their respective nominees.

REVOCATION OF CONSENTS

     Consents can be revoked only by delivering a written notice of revocation to the Trustee prior to the later of the Expiration Date and receipt by the Trustee from Beverly of an officer's certificate in accordance with the Indenture certifying receipt of the Requisite Consents. Any person who properly revokes a Consent will not receive a Consent Payment, unless and until such person redelivers a Consent in accordance with the procedures therefor described under "The Solicitation-Consent Procedure." The transfer of Senior Notes after the Record Date will NOT have the effect of revoking the elections made in any consent form theretofore validly delivered and each properly completed and timely furnished consent form will be counted notwithstanding any transfer of the Senior Notes to which such consent form relates, unless the procedure for revoking consents described in this Prospectus/Consent Solicitation Statement has been complied with. Consents received by the Trustee on or prior to the Expiration Date relating to any Senior Notes will be deemed to revoke any consent form in respect of such Senior Notes having an earlier date that has the "DO NOT CONSENT" or "ABSTAIN" box marked thereon. See "The Solicitation -- Revocation of Consents."

     UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER TO BEVERLY, THE TRUSTEE OR THE SOLICITATION AGENT ANY SENIOR NOTES WITH THEIR CONSENT FORMS OR OTHERWISE.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     It is expected that the U.S. Federal income tax consequence of the adoption of the Proposed Amendments to holders of the Senior Notes will be that the full amount of the Consent Payments would be subject to taxation as ordinary income to those holders who receive such payments. See "Certain Federal Income Tax Considerations."

NO DISSENTERS' RIGHTS

     If, in accordance with the terms and subject to the conditions set forth in this Prospectus/Consent Solicitation Statement and in the related consent form, the Requisite Consents are received and the Supplemental Indenture is executed and delivered by Beverly, New Beverly, the Guarantors and the Trustee, non-consenting holders (whether or not they deliver a consent form or otherwise affirmatively vote against the Proposed Amendments) will not be entitled to any rights of appraisal or similar rights of dissenters (whether pursuant to the Indenture, Beverly's organizational instruments or applicable provisions of Delaware law) with respect to adoption of the Proposed Amendments, and such holders will be bound by the action of the consenting holders.

INFORMATION; ASSISTANCE; ADDITIONAL MATERIALS

     Questions regarding the Solicitation relating to the procedure for consenting as well as requests for assistance or for additional copies of this Prospectus/Consent Solicitation Statement or the consent form should be directed to the Solicitation Agent, as follows:

              Donaldson, Lufkin & Jenrette Securities Corporation
                                277 Park Avenue
                            New York, New York 10172
                          Attention: Mr. Joe Muratore
                           Telephone: (212) 892-4753
                           Telecopier: (212) 892-4057

DELIVERY OF CONSENT FORMS

     Each consent form should be delivered to the Trustee (and not Beverly or the Solicitation Agent) on or prior to the Expiration Date as follows:

                            The Chase Manhattan Bank
                            c/o Texas Commerce Bank
                       Corporate Trust Services -- Dallas
                                1201 Main Street
                              Dallas, Texas 75202
                           Attention: Mr. Frank Ivins
                           Telephone: (214) 672-5678
                           Telecopier: (214) 672-5746

                       TERMS OF THE AMENDED SENIOR NOTES

     The terms of the Amended Senior Notes will be identical in all material respects to the terms of the Senior Notes prior to the adoption of the Proposed Amendments, except that (i) the obligor under the

Amended Senior Notes will be New Beverly in place of Beverly and (ii) the Indenture in effect as to the Amended Senior Notes will be modified as provided for by the Proposed Amendments.

OBLIGOR....................  New Beverly Holdings, Inc. Upon the consummation of the Transactions, New Beverly will change its name to Beverly Enterprises, Inc.

MATURITY DATE..............  February 15, 2006

INTEREST RATE..............  9%

INTEREST PAYMENT DATES.....  Payable semi-annually in arrears on February 15 and
                             August 15 of each year, with the next interest payment date being February 15, 1998.

OPTIONAL REDEMPTION........  New Beverly will not have the right to redeem any of the Amended Senior Notes prior to February 15, 2001. The Amended Senior Notes will be redeemable at the option of New Beverly, in whole or in part, at any time on or after February 15, 2001 at certain prices and under certain conditions. See "Description of the Senior Notes -- Optional Redemption."

RANKING....................  The Amended Senior Notes will be unsecured senior obligations of New Beverly and will rank pari passu with all existing and future senior indebtedness of New Beverly.

CERTAIN COVENANTS..........  The Supplemental Indenture will contain substantially identical covenants to those contained in the Indenture prior to implementation of the Proposed Amendments, but will give effect to the Proposed Amendments. See "Description of the Senior Notes -- General" and " -- Certain Covenants of New Beverly."

     If the Proposed Amendments are adopted and the Distribution and the Merger are consummated, the Amended Senior Notes will continue to be listed on the NYSE and traded under the symbols "BEV.06" or "BEV/06," currently used by Beverly for the Senior Notes.

     For more detailed information regarding the Amended Senior Notes, see "The Proposed Amendments" and "Description of the Senior Notes."

                          PARTIES TO THE TRANSACTIONS

BEVERLY

     Beverly's business consists principally of providing long-term healthcare, including the operation of nursing facilities, acute long-term transitional hospitals, institutional and mail service pharmacies, rehabilitation therapy services, outpatient therapy clinics, assisted living centers, hospices and home healthcare centers. Beverly's principal executive offices are located at 5111 Rogers Avenue, Suite 40-A, Fort Smith, Arkansas 72919-0155, telephone number
(501) 452-6712.


     Beverly is the largest operator of nursing facilities in the United States. At June 30, 1997, Beverly operated 574 nursing facilities with 64,206 licensed beds. The facilities are located in 31 states and the District of Columbia, and range in capacity from 20 to 355 beds. At June 30, 1997, Beverly also operated 74 pharmacies through PCA, 33 assisted living centers containing 897 units, 12 transitional hospitals containing 639 beds, 46 outpatient therapy clinics, 21 hospices and six home healthcare centers. Beverly's facilities had average occupancy of 86.5%, 87.4%, 88.1% and 88.5% during the six months ended June 30, 1997 and the years ended December 31, 1996, 1995, and 1994, respectively.

NEW BEVERLY


     New Beverly is currently a wholly-owned subsidiary of Beverly. By virtue of the restructuring of Beverly and the Distribution, New Beverly will own Beverly's nursing facilities, acute long-term transitional hospitals, rehabilitation therapy services, outpatient therapy clinics, assisted living centers, hospices, home healthcare centers and other healthcare and related services and businesses other than its institutional pharmacy business (collectively, "the "Remaining Healthcare Business"), and New Beverly Common Stock will be distributed to the stockholders of Beverly. New Beverly's principal executive offices are located at 5111 Rogers Avenue, Suite 40-A, Fort Smith, Arkansas 72919-0155, telephone number (501) 452-6712. Immediately following the Merger, New Beverly will change its name to "Beverly Enterprises, Inc." New Beverly will make application to list the New Beverly Common Stock for trading on the NYSE and the PCX under the symbol "BEV," currently used by Beverly.


PCA


     PCA is presently a wholly-owned subsidiary of Beverly. Following the Distribution and immediately prior to the Merger, Beverly's sole business will consist of Beverly's institutional pharmacy business (the "Institutional Pharmacy Business") operated through PCA and PCA's subsidiaries. PCA is a leading provider of pharmaceuticals and related products and services in the institutional healthcare market and PCA management believes that PCA is one of the nation's leading providers of mail service pharmacy benefits in the workers' compensation market. As of June 30, 1997, PCA provided its institutional pharmacy products and services to approximately 190,000 long-term care beds in 33 states.


CAPSTONE

     The Merger of Beverly (after the Distribution) with and into Capstone will result in Capstone's acquiring the Institutional Pharmacy Business of Beverly represented by PCA and its subsidiaries. Capstone is a leading provider of institutional pharmacy services to long-term care facilities and correctional institutions located throughout the United States. Capstone provides long-term care facilities with comprehensive institutional pharmacy services that include the purchasing, repackaging and dispensing of pharmaceuticals, infusion therapy, Medicare Part B services and pharmacy consulting services. These services are supported by computerized recordkeeping and third-party billing services. Capstone serves its long-term care clients primarily through regional pharmacies, many of which are open 24 hours, seven days a week. Capstone has established regional pharmacies in certain large metropolitan areas, each capable of serving in excess of 10,000 patients. In the correctional market, Capstone provides pharmaceuticals under capitated and other contracts to correctional institutions that have privatized their inmate healthcare services. Capstone services approximately 120,000 long-term care beds in 16 states and over 110,000 inmates in correctional facilities nationwide.

                                  RISK FACTORS


     Holders of the Senior Notes should carefully consider the specific factors set forth under "Risk Factors" as well as the other information and data contained in this Prospectus/Consent Solicitation Statement before deciding whether to execute and deliver a Consent.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following summary historical consolidated financial data of Beverly has been derived from the historical financial statements and should be read in conjunction with such financial statements and notes thereto, which are included elsewhere herein. Beverly data for the six months ended June 30, 1997 and 1996 have been derived from and should be read in conjunction with the unaudited condensed consolidated financial statements which are also included elsewhere herein. The pro forma condensed consolidated financial data of New Beverly gives retroactive effect to (i) the Merger; (ii) the recapitalization/reorganization of Beverly into New Beverly; and (iii) the receipt by Beverly of $275,000,000 as a partial repayment of its intercompany receivable from PCA, as contemplated by the Distribution Agreement, and the contribution to PCA's capital of Beverly's remaining receivable from PCA. The pro forma condensed consolidated statement of income data gives effect to the Transactions as if they occurred on January 1, 1996. The pro forma condensed consolidated balance sheet data gives effect to the Transactions as if they occurred on June 30, 1997. The pro forma data should be read in conjunction with the unaudited pro forma condensed consolidated New Beverly financial statements, and notes thereto, included elsewhere herein.

                                            AT AND FOR THE                                AT AND FOR THE
                                           SIX MONTHS ENDED                                 YEAR ENDED
                                               JUNE 30,                                    DECEMBER 31,
                                        -----------------------   --------------------------------------------------------------
                                           1997         1996         1996         1995         1994         1993         1992
                                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
BEVERLY CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Net operating revenues................  $1,634,219   $1,609,380   $3,267,189   $3,228,553   $2,969,239   $2,884,451   $2,607,756
Depreciation and amortization.........      54,806       51,023      105,468      103,581       88,734       82,938       80,226
Interest expense, net.................      37,961       39,193       77,272       70,017       50,214       50,927       56,441
Income (loss) from continuing
  operations before income taxes......      65,722       51,152      125,507       (6,154)     114,795       87,640        6,148
Income (loss) from continuing
  operations..........................      39,433       30,691       52,026       (8,123)      76,913       57,956        1,945
Earnings per share....................        0.40         0.31         0.52        (0.16)        0.79         0.41         0.01
BEVERLY CONSOLIDATED BALANCE SHEET
  DATA:
Working capital.......................     330,196      249,795      318,215      243,047      242,712      154,419      137,026
Total assets..........................   2,490,966    2,524,904    2,525,082    2,506,461    2,322,578    2,000,804    1,859,361
Current portion of long-term
  obligations.........................      35,669       37,710       38,826       84,639       60,199       43,125       30,466
Long-term obligations, excluding
  current portion.....................   1,018,551    1,076,462    1,106,256    1,066,909      918,018      706,917      712,896
Stockholders' equity..................     890,717      843,217      861,095      820,333      827,244      742,862      593,505
BEVERLY RATIO OF EARNINGS TO FIXED
  CHARGES.............................        2.10         1.77         1.97           (1)        1.92         1.63         1.03

---------------

(1) Earnings were inadequate to cover fixed charges by $9,726,000 for the year ended December 31, 1995.

                                                              SIX MONTHS ENDED         YEAR ENDED
                                                               JUNE 30, 1997        DECEMBER 31, 1996
                                                              ----------------      -----------------
UNAUDITED NEW BEVERLY PRO FORMA CONDENSED CONSOLIDATED
  STATEMENT OF INCOME DATA:
Net operating revenues......................................     $1,383,195            $2,832,872
Depreciation and amortization...............................         44,898                89,076
Interest expense, net.......................................         25,599                51,808
Income from continuing operations before provision for
  income taxes..............................................         50,500               116,182
Income from continuing operations...........................         30,706                47,117
Earnings per share..........................................           0.28                  0.42

                                                              JUNE 30, 1997
                                                              -------------
UNAUDITED NEW BEVERLY PRO FORMA CONDENSED CONSOLIDATED
  BALANCE SHEET DATA:
Working capital.............................................   $  250,524
Total assets................................................    2,025,534
Current portion of long-term obligations....................       24,124
Long-term obligations, excluding current portion............      661,206
Stockholders' equity........................................      835,680

             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF PCA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following summary consolidated statement of operations data and summary consolidated balance sheet data for the years ended and as of December 31, 1996, 1995 and 1994 have been derived from the audited consolidated financial statements of PCA and should be read in conjunction with the financial statements and notes thereto included herein. The summary consolidated statement of operations and balance sheet data for the years ended and as of December 31, 1993 and 1992 have been derived from PCA's internal records. The summary consolidated statement of operations and balance sheet data for the six months ended and as of June 30, 1997 and 1996 have been derived from the unaudited condensed consolidated financial statements of PCA and should be read in conjunction with those financial statements and related notes thereto included herein. The December 31, 1993 and 1992 financial statement data, and the June 30, 1997 and 1996 financial statement data, in the opinion of PCA's management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information for the unaudited periods. Operating results for the six months ended June 30, 1997 are not necessarily indicative of results that may be expected for the full calendar year ending December 31, 1997. This information should be read in conjunction with the PCA Consolidated Financial Statements, and notes thereto, included in this Prospectus/Consent Solicitation Statement.

                              AT AND FOR THE                         AT AND FOR THE
                             SIX MONTHS ENDED                          YEAR ENDED
                                 JUNE 30,                             DECEMBER 31,
                            -------------------   ----------------------------------------------------
                              1997       1996       1996       1995       1994       1993       1992
                            --------   --------   --------   --------   --------   --------   --------
Consolidated Statement of
  Operations Data:
  Net operating
     revenues.............  $301,328   $249,231   $516,400   $451,685   $247,512   $201,670   $174,331
  Gross profit............   138,931    116,061    235,932    208,924    130,467    111,408     95,844
  Costs and expenses......   111,395     95,849    200,977    198,361    105,118     86,052     74,193
  Income before provision
     for income taxes.....    27,536     20,212     34,955     10,563     25,349     25,356     21,651
  Net income..............    16,115     11,731     20,287      4,586     15,058     15,075     13,055

Consolidated Balance Sheet
  Data:
  Working capital.........   108,078     81,406     92,134     77,512     71,794     24,537     19,754
  Total assets............   481,546    423,300    441,576    428,872    327,287     69,443     58,441
  Due to Parent...........   333,115    304,045    312,395    318,610    225,006      7,267     12,446
  Stockholder's equity....   107,720     83,049     91,605     71,318     66,732     51,674     36,598

                                  RISK FACTORS

     The following factors and other information described elsewhere herein should be carefully considered by each holder of Senior Notes before deciding whether to execute and deliver a Consent.

DISPOSITION OF PCA

     Currently Beverly, as the obligor of the Senior Notes, consists of both the Remaining Healthcare Business to be conducted after the consummation of the Transactions by New Beverly and the Institutional Pharmacy Business which is currently conducted by PCA. Following the consummation of the Merger and the Distribution, New Beverly, as the obligor of the Amended Senior Notes, will consist of only the Remaining Healthcare Business. Therefore, the value of the assets held in the Institutional Pharmacy Business by PCA will not be available to satisfy New Beverly's obligations under the Amended Senior Notes. For more information regarding the differences between Beverly and New Beverly, see "Description of the Remaining Healthcare Business and New Beverly" and "New Beverly -- Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Income."

SUBSTANTIAL INDEBTEDNESS

     New Beverly, as a result of the Distribution, will assume substantial indebtedness from Beverly. Although the indebtedness of Beverly to be assumed by New Beverly in connection with the Transactions will be reduced and restructured, the amount of indebtedness ultimately assumed by New Beverly will continue to be substantial. As of June 30, 1997, Beverly had total indebtedness of approximately $1,054,200,000. In addition to such indebtedness, Beverly has substantial obligations under operating leases which will be assumed by New Beverly. For the six months ended June 30, 1997 and the year ended December 31, 1996, Beverly's rent expense was approximately $58,200,000 and $116,700,000, respectively. The ability of New Beverly to satisfy its debt and operating lease obligations will be dependent upon its future operating performance, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond New Beverly's control such as federal and state healthcare reform. New Beverly's level of debt, and the covenants contained in the debt instruments governing such obligations might impair New Beverly's ability to take certain actions (including the incurrence of additional debt and the acquisition or the disposition of assets).

BUSINESS TO BE CONDUCTED BY NEW BEVERLY


     At the Time of Distribution, the Remaining Healthcare Business will be transferred to New Beverly or one or more direct or indirect subsidiaries of New Beverly, and will constitute all of the businesses, assets and liabilities of New Beverly. The businesses, assets and liabilities of New Beverly will not include the Institutional Pharmacy Business represented by PCA. The Institutional Pharmacy Business represented by PCA accounted for approximately $251,000,000 and $434,300,000, or 15% and 13% of Beverly's net operating revenues (after elimination of intercompany revenue between PCA and the Remaining Healthcare Business) for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively. The Institutional Pharmacy Business accounted for approximately $16,100,000 and $20,300,000, or 41% and 39% of Beverly's net income for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively. Following the Distribution, New Beverly will derive its revenues from a smaller group of businesses and assets. While New Beverly intends to pursue strategies to expand its businesses, there can be no assurance that New Beverly will be successful in implementing such strategies or that, if implemented, such strategies will result in additional growth in New Beverly's businesses.



TERMS OF THE AMENDED SENIOR NOTES


     The terms of the Amended Senior Notes will be identical in all material respects to the terms of the Senior Notes prior to the Proposed Amendments except that (i) the obligor on the Amended Senior Notes will be New Beverly in place of Beverly and (ii) the Indenture in effect as to the Senior Notes shall be modified as provided for by the Proposed Amendments. See "The Proposed Amendments" and "Description of the Senior Notes."

UNCERTAINTY ASSOCIATED WITH HEALTHCARE REFORM

     In addition to extensive government healthcare regulation, there are numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. It is not clear at this time what proposals, if any, will be adopted or, if adopted, what effect such proposals may have on New Beverly's future business. Certain aspects of these healthcare proposals, such as cutbacks in Medicare and Medicaid programs, containment of healthcare costs on an interim basis by means that could include a short-term freeze on rates paid to healthcare providers and permitting greater flexibility to the states in the administration of Medicaid, could adversely affect New Beverly. There can be no assurance that currently proposed or future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have an adverse effect on New Beverly.

RISKS INVOLVED WITH REIMBURSEMENT BY THIRD PARTY PAYORS

     For the years ended December 31, 1996, 1995 and 1994 Beverly derived approximately 75%, 77% and 80%, respectively, of its net operating revenues from funds under federal and state medical assistance programs, and it is expected that New Beverly will continue to derive a significant portion of its revenue from such federal and state reimbursement programs. There can be no assurance that New Beverly will improve or achieve a better payor mix. Both governmental and private payor sources have instituted cost containment measures designed to limit payments made to long-term care providers, and there can be no assurance that future measures will not adversely affect both the timing and amount of reimbursement to New Beverly. Furthermore, government reimbursement programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and government funding restrictions, all of which could materially decrease the rates paid to New Beverly for its future services or the services for which New Beverly is able to seek reimbursement. There have been, and New Beverly expects that under the current and future presidential administrations there will continue to be, a number of proposals to limit Medicare and Medicaid reimbursement for long-term healthcare services. New Beverly cannot predict at this time whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on New Beverly. There can be no assurance that payments under state or federal governmental programs will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs, particularly with respect to individual, state-administered Medicaid programs, which generally provide lower reimbursement rates than does the Medicare program. In addition, there can be no assurance that the facilities to be operated by New Beverly and the services and supplies to be provided by New Beverly will meet or continue to meet the requirements for participation in such programs.

     Federal law requires state Medicaid programs to reimburse long-term care facilities for the costs that are incurred by efficiently and economically operated providers in order to meet quality and safety standards. Long-term care facilities may seek to enforce this requirement in the state or federal courts. Nevertheless, there can be no assurance that budget constraints or other factors will not cause states to reduce Medicaid reimbursement to long-term care facilities or that litigation to prevent such reductions will be successful. As a result, there can be no assurance that states in which New Beverly will operate will continue to meet their Medicaid obligations on a timely basis. Any failure by such states to meet their Medicaid obligations on a timely basis could have a material adverse effect on New Beverly.

     In addition, several states are considering various healthcare reforms, including reforms through Medicaid managed care demonstration projects. Several states in which Beverly operates and in which New Beverly will operate have applied for, or received, approval from the U.S. Department of Health and Human Services for waivers from certain Medicaid requirements which are generally required for managed care projects. Although these demonstration projects generally exempt institutional care, including long-term care facilities, no assurance can be given that these waiver projects ultimately will not change the reimbursement system for long-term care from fee-for-service to managed care negotiated or capitated rates. It is not possible to predict which reforms of the healthcare system will be adopted and the effect, if any, the reforms will have on New Beverly's business.

GOVERNMENT REGULATION

     The federal government and all states in which New Beverly will operate regulate various aspects of the Remaining Healthcare Business to be operated by New Beverly. In particular, the operation of long-term care facilities and the provision of specialty medical services are subject to federal, state and local laws relating to the adequacy of medical care, equipment, personnel, operating policies, fire prevention, zoning, rate-setting and compliance with building codes and environmental and other laws. The facilities to be operated by New Beverly are subject to periodic inspection by governmental and other regulatory authorities to assure continued compliance with various standards and to provide for their continued licensing under state law and certification under the Medicare and Medicaid programs. Should New Beverly receive notifications of deficiency in the future, New Beverly expects to implement plans of correction with respect to any such statement to address any alleged deficiencies. While New Beverly will endeavor to comply with federal, state and local regulatory requirements for the maintenance and operation of its facilities, there can be no assurance that all facilities will always be operated in full compliance. The failure to obtain or renew any required regulatory approvals or licenses could adversely affect New Beverly's operations.

     New Beverly will also be subject to federal and state laws that govern financial and other arrangements between healthcare providers. These laws often prohibit certain direct and indirect payments or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. Such laws include the anti-kickback provisions of the federal Medicare and Medicaid Patients and Program Protection Act of 1987. These provisions prohibit, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. In addition, many states prohibit business corporations from providing, or holding themselves out as a provider of, medical care. These laws vary from state to state and have seldom been interpreted by the courts or regulatory agencies. Additionally, federal enactments that expand the list of healthcare services subject to existing federal referral prohibitions became effective on January 1, 1995.

INCREASED LABOR COSTS AND AVAILABILITY OF PERSONNEL

     In recent years, Beverly has experienced increases in its labor costs primarily due to higher wages and greater benefits required to attract and retain qualified personnel, increased staffing levels in its nursing facilities due to greater patient acuity and the hiring of therapists on staff. Although New Beverly expects labor costs to continue to increase in the future, it is anticipated that any increase in costs will generally result in higher patient rates in subsequent periods, subject to the time lag in most states of up to 18 months between increases in reimbursable costs and the receipt of related reimbursement rate increases. See "Description of the Remaining Healthcare Business and New Beverly -- Management's Discussion and Analysis of Financial Condition and Results of Operations."

     In the past, the healthcare industry, including Beverly's long-term care facilities, has experienced a shortage of nurses to staff healthcare operations, and, more recently, the healthcare industry in general has experienced a shortage of therapists. While Beverly is not currently experiencing a nursing or therapist shortage, it competes with other healthcare providers for nursing and therapist personnel and may compete with other service industries for persons serving Beverly in other capacities, such as nurses' aides. A shortage of nursing therapists or nurse's aides could force New Beverly to pay even higher salaries and make greater use of higher cost temporary personnel. A lack of qualified personnel might also require New Beverly to reduce its census or admit patients requiring a lower level of care, both of which could adversely affect operating results.

DEPENDENCE ON KEY PERSONNEL

     New Beverly's operations are dependent on the efforts, ability and experience of its executive officers. New Beverly's continued growth and success depends on its ability to attract and retain skilled employees and on the ability of its officers and employees to successfully manage New Beverly's expansion of service beyond the traditional long-term care services provided by Beverly. The loss of some or all of these executive officers and skilled employees could have a material adverse impact on New Beverly's future results of operations.

COMPETITION

     The long-term care industry is highly competitive. New Beverly will compete with other providers on the basis of the breadth and quality of its services, the quality of its facilities and, to a limited extent, price. New Beverly will also compete with other providers in the acquisition and development of additional facilities and healthcare services. New Beverly's long-term care competitors will include national, regional and local operators of long-term care facilities, acute care hospitals, rehabilitation hospitals, subacute facilities, transitional hospitals, assisted living facilities, hospices, home healthcare centers, healthcare therapy clinics, and similar institutions, many of which have significantly greater financial and other resources than New Beverly. In addition, New Beverly will compete with a number of tax-exempt nonprofit organizations which can finance acquisitions and capital expenditures on a tax-exempt basis or receive charitable contributions unavailable to New Beverly. There can be no assurance that New Beverly will not encounter increased competition which could adversely affect its business, results of operations or financial condition.

NON-COMPETITION AGREEMENT WITH CAPSTONE

     Pursuant to a non-competition agreement to be entered into between New Beverly and Capstone prior to consummation of the Merger, New Beverly has agreed to refrain from competing with Capstone in the Institutional Pharmacy Business in certain defined geographical areas for a period of five years. In the past, a significant portion of Beverly's net income has been derived from the Institutional Pharmacy Business, and in 1996, Beverly derived approximately 39% of its net income from the Institutional Pharmacy Business. This agreement will therefore restrict New Beverly's ability to pursue a line of business that historically has contributed a significant portion of Beverly's net income.

                   BACKGROUND AND PURPOSE OF THE SOLICITATION

THE TRANSACTIONS

     Prior to the Distribution Record Date (as defined below), Beverly will complete an internal restructuring pursuant to which all the assets and liabilities relating to Beverly's nursing facilities, acute long-term transitional hospitals, rehabilitation therapy services, outpatient therapy clinics, assisted living centers, hospices, home healthcare centers and other healthcare and related services and businesses (collectively, the "Remaining Healthcare Business") will be transferred or contributed to New Beverly in one or more transactions as to which Beverly expects to receive tax-free treatment. Upon completion of such restructuring, the Remaining Healthcare Business will be conducted by New Beverly and Beverly's Institutional Pharmacy Business, presently conducted by PCA and its subsidiaries, will remain with Beverly.


     Pursuant to the terms of the Merger Agreement, the Distribution will be effected immediately prior to consummation of the Merger. The Distribution Agreement contemplates the transfer by Beverly of all of the outstanding shares of New Beverly Common Stock to holders of Beverly Common Stock as of the record date therefor selected by Beverly (the "Distribution Record Date"); i.e., each holder of Beverly Common Stock as of the Distribution Record Date will receive one share of New Beverly Common Stock for each share of Beverly Common Stock held as of the Distribution Record Date. The Distribution will not occur unless all of the conditions to consummation of the Merger (other than the completion of the Distribution) have been satisfied (or waived to the extent permitted under the Merger Agreement). Immediately following consummation of the Distribution, New Beverly will become an independent, publicly held corporation (owned directly by Beverly's stockholders), and it is contemplated that the shares of New Beverly Common Stock will be listed on the NYSE and PCX under the symbol "BEV".


     Following adoption of the Merger Agreement by the requisite holders of Beverly Common Stock and Capstone Common Stock and the satisfaction (or waiver, to the extent permitted by the Merger Agreement) of the other conditions to the Merger, Beverly will be merged with and into Capstone, with Capstone as the Surviving Corporation in the Merger.


     Pursuant to the Merger Agreement, the obligations of Beverly and Capstone to effect the Merger are subject to, among other things, the satisfaction (or waiver) of the following conditions: (i) effectiveness of the registration statement of Capstone ("Capstone Registration Statement") and the registration statement of New Beverly ("New Beverly Registration Statement") under the Securities Act; (ii) approval of the Merger by the requisite vote of the holders of Capstone Common Stock and Beverly Common Stock; (iii) consummation of the Distribution; (iv) receipt of all requisite regulatory consents and approvals;
(v) restructuring, modification, amendment or termination of Beverly's indebtedness such that it will neither be assumed by nor otherwise become obligations of Capstone pursuant to the Merger; (vi) receipt of either a favorable letter ruling from the Internal Revenue Service or, at Beverly's election, an opinion of counsel regarding the tax-free treatment of the Distribution and receipt of an opinion of counsel regarding the tax-free treatment of the Merger; and (vii) other customary conditions to closing.


THE TRANSACTIONS AMENDMENT


     The Indenture currently restricts Beverly from merging into another entity, such as Capstone, or from transferring substantially all its assets and properties to another entity, such as New Beverly, unless certain conditions are met, as more particularly described under the caption, "The Proposed Amendments", below. The disposition of PCA and its subsidiaries under the circumstances of the Distribution and the Merger, resulting in a removal of the Institutional Pharmacy Business from Beverly on a consolidated basis, would also preclude New Beverly from meeting a Consolidated Net Worth test and a Fixed Charge Coverage test which would otherwise be applicable to the Transactions under the Indenture. Moreover, while the Indenture permits a disposition of PCA and its subsidiaries under the circumstances of a Spinoff Transaction (as defined in the Indenture), the Transactions contemplated by the Distribution Agreement and the Merger Agreement, as described above, are not technically permitted as such under the Indenture.

     The Board is seeking the Requisite Consents at this time to adopt the Transactions Amendment and facilitate consummation of the Transactions.

THE REDEMPTION AMENDMENT

     The Distribution Agreement requires Beverly (prior to the effective time of the Distribution) and New Beverly (after the effective time of the Distribution) to pay, cause to be paid or otherwise provide for assurances of payment of, to the extent Beverly is unable to effect releases of Beverly and PCA and its subsidiaries from liability under Beverly's consolidated indebtedness, all Beverly or New Beverly indebtedness or other noncontingent liabilities as to which Beverly or PCA and its subsidiaries is a direct obligor. Accordingly, Beverly may seek to restructure, amend, modify or terminate its indebtedness. To provide Beverly with increased flexibility in satisfying such condition precedent, Beverly desires to amend the Indenture to permit, if it should so elect, the redemption of the entire outstanding principal amount of Beverly's
7 5/8% Convertible Debentures without violating the Restricted Payment provisions contained in the Indenture.

     The Board is seeking the Requisite Consents at this time to adopt the Redemption Amendment to effect, should it so elect, the Redemption. Adoption of the Redemption Amendment is not a condition precedent to the consummation of the Merger because Beverly may seek to otherwise restructure, amend, modify or terminate such indebtedness.

                                THE SOLICITATION

TERMS OF THE SOLICITATION; CONSENT PAYMENTS


     In accordance with the terms and subject to the conditions set forth in this Prospectus/Consent Solicitation Statement and in the related consent form, Beverly will pay a Consent Payment of up to an aggregate of $30.00 for each $1,000 principal amount of Senior Notes in respect of which a valid Consent is
(i) received by the Trustee on or prior to the Expiration Date, (ii) not properly revoked (as provided in this Prospectus/Consent Solicitation Statement) prior to the later of the Expiration Date and receipt by the Trustee from Beverly of an officer's certificate in accordance with the provisions of the Indenture certifying the receipt of the Requisite Consents, and (iii) accepted by Beverly as provided in this Prospectus/Consent Solicitation Statement ($15.00 of which Consent Payment will be paid at the time the Proposed Amendments are adopted pursuant to the execution and delivery by Beverly, New Beverly, the Guarantors and the Trustee of a Supplemental Indenture, and $15.00 of which Consent Payment will be paid promptly following consummation of the Merger). Such payments will be made to consenting holders, by check delivered by first class mail to the address specified in the consent form. Without limiting the generality of the foregoing, Beverly reserves the right, in its discretion, to delay making any Consent Payment, in whole or in part, to comply with any applicable law.


     CONSENT PAYMENTS WILL BE MADE ONLY TO PERSONS WHO, ON OR PRIOR TO THE EXPIRATION DATE, HAVE DELIVERED VALID AND TIMELY CONSENTS TO THE PROPOSED AMENDMENTS. ANY BENEFICIAL OWNER OF SENIOR NOTES WHO IS NOT THE REGISTERED HOLDER THEREOF BUT WHO DESIRES TO DELIVER A CONSENT AND RECEIVE A CONSENT PAYMENT MUST OBTAIN A PROXY (IN SUBSTANTIALLY THE FORM INCLUDED WITH THE CONSENT
FORM) FROM THE REGISTERED HOLDER OF SUCH SENIOR NOTES THAT AUTHORIZES SUCH BENEFICIAL OWNER TO DELIVER A CONSENT FORM AND VOTE THE RELATED SENIOR NOTES ON BEHALF OF SUCH REGISTERED HOLDER IN THE MANNER DESCRIBED BELOW, OR REQUEST THE REGISTERED HOLDER OF SUCH SENIOR NOTES TO EFFECT THE TRANSACTION FOR SUCH BENEFICIAL OWNER.

     UNDER NO CIRCUMSTANCES WILL BEVERLY MAKE ANY CONSENT PAYMENT TO ANY PERSON WHO DELIVERS A CONSENT FORM WITH THE "DO NOT CONSENT" OR "ABSTAIN" BOX MARKED THEREON WITH RESPECT TO EITHER OF THE TRANSACTIONS AMENDMENT OR THE REDEMPTION AMENDMENT UNLESS, ON OR PRIOR TO THE EXPIRATION DATE, SUCH PERSON DELIVERS AND DOES NOT PROPERLY REVOKE A SUBSEQUENTLY DATED CONSENT FORM MARKED TO INDICATE A VOTE FOR THE PROPOSED AMENDMENTS.

     The Consents will become irrevocable on the later of the Expiration Date and the date on which the Trustee receives from Beverly an officer's certificate in accordance with the provisions of the Indenture certifying that the Requisite Consents have been received. Following such delivery, the Trustee, New Beverly, the Guarantors and Beverly intend to execute and deliver the Supplemental Indenture. The Proposed Amendments will be adopted and become effective only upon execution and delivery, and otherwise in accordance with the terms of, the Supplemental Indenture. AFTER EXECUTION AND DELIVERY OF THE SUPPLEMENTAL INDENTURE, ALL HOLDERS OF SENIOR NOTES, INCLUDING NON-CONSENTING HOLDERS AND ALL SUBSEQUENT HOLDERS OF THE SECURITIES, WILL BE BOUND BY THE PROPOSED AMENDMENTS. IF, IN ACCORDANCE WITH THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT AND IN THE RELATED CONSENT FORM, THE REQUISITE CONSENTS ARE RECEIVED AND THE SUPPLEMENTAL INDENTURE IS EXECUTED AND DELIVERED BY BEVERLY, NEW BEVERLY, THE GUARANTORS AND THE TRUSTEE, NON-CONSENTING HOLDERS (WHETHER OR NOT THEY DELIVER A CONSENT FORM OR OTHERWISE AFFIRMATIVELY VOTE AGAINST THE PROPOSED AMENDMENTS) WILL NOT BE ENTITLED TO ANY RIGHTS OF APPRAISAL OR SIMILAR RIGHTS OF DISSENTERS (WHETHER PURSUANT TO THE INDENTURE, BEVERLY'S ORGANIZATIONAL INSTRUMENTS OR APPLICABLE PROVISIONS OF DELAWARE LAW) WITH RESPECT TO ADOPTION OF THE PROPOSED AMENDMENTS.


     The term "Expiration Date" means 5:00 p.m., Eastern time, on November   ,
1997, unless Beverly, in its discretion, extends the period during which the Solicitation is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Solicitation, as so extended by Beverly, expires.

Beverly reserves the right to extend the Solicitation at any time and from time to time, in its sole discretion, including on a daily basis, until 5:00 p.m., Eastern time, on the date on which the Requisite Consents are received.

     Beverly expressly reserves the right in its discretion (i) to terminate the Solicitation at any time (including after the Expiration Date) prior to the execution and delivery of the Supplemental Indenture by Beverly, New Beverly, the Guarantors and the Trustee (whether or not the Requisite Consents have been received) by giving oral or written notice of such termination to the Trustee,
(ii) not to extend the Solicitation beyond the Expiration Date, and (iii) to amend, at any time or from time to time, the terms of the Solicitation. IF THE SOLICITATION IS SO TERMINATED, NO CONSENT PAYMENTS WILL BE MADE, IRRESPECTIVE OF WHETHER THE REQUISITE CONSENTS WERE RECEIVED.

     Subject to the foregoing, if the Requisite Consents are received (and not properly revoked) as of the Expiration Date, Beverly presently intends to deliver to the Trustee an officer's certificate in accordance with the provisions of the Indenture certifying such receipt and promptly thereafter to execute and deliver the Supplemental Indenture. Consents will be deemed to be accepted only when the Supplemental Indenture has been executed and delivered by Beverly, New Beverly, the Guarantors and the Trustee.

     ANY EXTENSION, TERMINATION OR AMENDMENT OF THE SOLICITATION, OR DELAY IN MAKING ANY CONSENT PAYMENTS WILL BE FOLLOWED AS PROMPTLY AS PRACTICABLE EITHER BY NOTICE DELIVERED TO REGISTERED HOLDERS OR BY PUBLIC ANNOUNCEMENT THEREOF. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BEVERLY, IN THE CASE OF ANY PUBLIC ANNOUNCEMENT WILL HAVE NO OBLIGATION TO PUBLISH, ADVERTISE OR OTHERWISE DISSEMINATE ANY INFORMATION IN RESPECT OF THE SOLICITATION OTHER THAN BY MEANS OF ISSUING A RELEASE THROUGH THE DOW JONES NEWS SERVICE.

CONSENT PROCEDURE


     This Prospectus/Consent Solicitation Statement is first being mailed, sent
or given to Registered Holders of Senior Notes on or about October   , 1997.
Beverly has established October   , 1997 as the Record Date for the
Solicitation.



     Adoption of the Proposed Amendments requires receipt by Beverly of the Requisite Consents. Accordingly, the principal amount of the Senior Notes outstanding for which the consent of the Registered Holders is required is $90,001,000. Abstentions and broker non-votes will be considered in determining the principal amount of Senior Notes required to obtain the Requisite Consents. Because abstentions and broker non-votes are not affirmative consents, they will have the same effect as marking the box entitled "DO NOT CONSENT". If any person delivers an executed consent form without indicating a vote in respect of the Proposed Amendments, such delivery will be deemed to constitute a vote FOR adoption of the Proposed Amendments.


     ONLY (i) REGISTERED HOLDERS OR (ii) ANY OTHER PERSON WHO HAS OBTAINED A PROXY (IN SUBSTANTIALLY THE FORM INCLUDED WITH THE CONSENT FORM) WHICH AUTHORIZES SUCH PERSON (OR ANY OTHER PERSON CLAIMING TITLE BY OR THROUGH SUCH PERSON) TO DELIVER A CONSENT FORM AND VOTE THE RELATED SENIOR NOTES ON BEHALF OF SUCH REGISTERED HOLDER MAY EXECUTE AND DELIVER A CONSENT FORM AND VOTE WITH RESPECT TO THE PROPOSED AMENDMENTS AND, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT AND IN THE RELATED CONSENT FORM, RECEIVE CONSENT PAYMENTS. A beneficial owner of Senior Notes who is not the Registered Holder of such Senior Notes (e.g., a holder whose Senior Notes are registered in the name of a nominee such as a brokerage firm) must either (i) arrange with the Registered Holder to execute and deliver a consent form on such beneficial owner's behalf and to forward any Consent Payment received by the Registered Holder on such beneficial owner's behalf or
(ii) obtain a proxy (in substantially the form included with the consent form) from the Registered Holder authorizing such beneficial owner to deliver a consent form and vote the related Senior Notes on behalf of the Registered Holder. Brokerage firms or other Registered Holders that complete consent forms on behalf of beneficial owners should contact the beneficial owners of their Senior Notes regarding special payment and delivery instructions.

     With respect to Senior Notes registered in the name of CEDE & Co., which is the nominee of DTC, DTC Participants, rather than DTC, must execute and deliver the consent form. Participants in The Midwest

Depository Trust Company and Philadelphia Depository Trust Company should inquire of such institutions regarding the procedure for executing consent forms in respect of Senior Notes registered in the name of their respective nominees.

     Each Consent is a continuing Consent notwithstanding that registered ownership of the Senior Notes to which the Consent relates has been transferred subsequent to the Record Date, unless such Consent is properly revoked in accordance with the procedures therefor described in this Prospectus/Consent Solicitation Statement.

     A Consent received by the Trustee on or prior to the Expiration Date relating to any Senior Notes will be deemed to revoke any consent form in respect of such Senior Notes having an earlier date that has the "DO NOT CONSENT" or "ABSTAIN" box marked thereon. Any person who delivers a consent form with the "DO NOT CONSENT" or "ABSTAIN" box marked thereon with respect to either of the Transactions Amendment or the Redemption Amendment will not be entitled to receive any Consent Payment in respect of the Senior Notes to which such consent form relates unless, on or prior to the Expiration Date, such person delivers and does not properly revoke a subsequently dated consent form marked to indicate a vote FOR the Proposed Amendments.

     The consent form accompanies this Prospectus/Consent Solicitation Statement. A consent form (or, if the Registered Holder signing such consent form is not the Registered Holder, the accompanying irrevocable proxy in substantially the form included with the consent form), to be effective, must be executed by the Registered Holder of the Senior Notes to which such consent form (or such irrevocable proxy) relates in the same manner as the name of the Registered Holder appears on the certificate(s) evidencing such Senior Notes. If any certificate(s) evidencing such Senior Notes are held of record as of the Record Date by two or more Registered Holders, all such Registered Holders must sign the consent form (or such irrevocable proxy). If such Senior Notes are registered in different names as of the Record Date, separate consent forms (or irrevocable proxies) must be executed covering each form of registration. If a consent form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the consent form appropriate evidence of authority to execute the consent form. In addition, (i) if a consent form relates to less than the aggregate principal amount of Senior Notes registered in the name of the Registered Holder or (ii) if a person is not a Registered Holder and is consenting pursuant to a proxy given by a Registered Holder and the consent form relates to less than the total principal amount of Senior Notes to which such proxy relates, such consent form must indicate the certificate numbers and aggregate principal amount of Senior Notes to which the consent form relates. Otherwise, the consent form will be deemed to relate to the entire principal amount of Senior Notes registered in the name of such Registered Holder or to which such proxy relates, as the case may be.

     The ownership of Senior Notes shall be confirmed by the Trustee, as registrar of the Senior Notes, in accordance with the provisions therefor contained in the Indenture. All questions as to the validity, form, eligibility (including time and receipt) and the acceptance of consent forms and revocations of elections made on consent forms with respect to Senior Notes will be resolved in the first instance by Beverly, whose determination shall be binding, subject only to final review as may be prescribed by the Trustee in accordance with the Indenture concerning proof of execution and ownership. Beverly reserves the absolute right to reject any or all consent forms and revocations that are not in proper form or the acceptance of which could, in the judgment of Beverly's counsel, be unlawful. Beverly also reserves the right, subject to final review as the Trustee may prescribe in accordance with the provisions of the Indenture for proof of execution and ownership, to waive any irregularities or conditions of delivery as to particular consent forms or revocations of Consents. Unless waived, any irregularities in connection with the deliveries must be cured within such time as Beverly determines. Neither Beverly, the Trustee, or any other person shall be under any duty to provide notification of any such irregularities or waiver, nor shall any of Beverly, the Trustee or any other person incur any liability for failure to give notification. Deliveries of such consent forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. Beverly's interpretation of the terms and conditions of the Solicitation shall be final and binding.

     Consents to the Proposed Amendments, to be effective, must be properly executed and received by the Trustee on or prior to the Expiration Date. Each person desiring to furnish a consent form in respect of the Proposed Amendments must complete, sign and date the accompanying consent form (or a facsimile thereof) in accordance with the instructions set forth in this Prospectus/Consent Solicitation Statement and in the consent form, have the signatures thereon (and on any proxy delivered therewith) notarized or guaranteed and mail, hand deliver or send by overnight courier, or telecopy the consent form and any other required documents to the Trustee. The method of delivery of all documents, including fully executed consent forms, is at the election and risk of the person delivering the consent form. Such delivery will be deemed made only when actually received by the Trustee. A signature guarantee must be by a firm that is a member of a registered national securities exchange or a member of the NASD, or by a commercial bank or trust company having an office or correspondent in the United States.

     IF ANY HOLDER SUBMITS AN EXECUTED CONSENT FORM WITHOUT INDICATING A VOTE WITH RESPECT TO THE PROPOSED AMENDMENTS, SUCH SUBMISSION WILL BE DEEMED TO CONSTITUTE A VOTE FOR THE PROPOSED AMENDMENTS.

     Each consent form should be sent to the Trustee, as follows:

                            The Chase Manhattan Bank
                            c/o Texas Commerce Bank
                       Corporate Trust Services -- Dallas
                                1201 Main Street
                              Dallas, Texas 75202
                           Attention: Mr. Frank Ivins
                           Telephone: (214) 672-5678
                           Telecopier: (214) 672-5746

     PERSONS WHO DESIRE TO FURNISH THEIR CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER, OR TELECOPY THEIR PROPERLY COMPLETED AND EXECUTED CONSENT FORMS TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS TO THE TRUSTEE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN.

     IN NO EVENT SHOULD A HOLDER TENDER OR DELIVER ANY SENIOR NOTES TO BEVERLY, THE TRUSTEE OR THE SOLICITATION AGENT WITH THEIR CONSENT FORMS OR OTHERWISE.

REVOCATION OF CONSENTS

     Any person who has furnished a Consent may revoke any such Consent as to the Senior Notes or any portion of the Senior Notes (in integral multiples of $1,000) to which the consent form relates only by filing a written notice of revocation with the Trustee (at the address indicated above), prior to the later of the Expiration Date and the time that the Trustee receives from Beverly an officer's certificate in accordance with the provisions of the Indenture certifying receipt of the Requisite Consents. The transfer of Senior Notes after the Record Date will not have the effect of revoking the election made in any consent form theretofore validly given, and each Consent will be counted notwithstanding any transfer of the Senior Notes to which the Consent relates, unless the procedure for revoking Consents described below has been complied with. A Consent received by the Trustee on or prior to the Expiration Date in respect of any Senior Notes will be deemed to revoke any consent form in respect of such Senior Notes having an earlier date that has the "DO NOT CONSENT" or "ABSTAIN" box marked thereon. A holder who delivers a consent form with the "DO NOT CONSENT" or "ABSTAIN" box marked thereon will not be entitled to receive a Consent Payment in respect of the Senior Notes to which such consent form relates unless, on or prior to the Expiration Date, such person delivers and does not properly revoke a subsequently dated consent form marked to indicate a vote FOR the Proposed Amendments.

     A written notice of revocation, to be effective, must (i) contain the name of the Registered Holder, the certificate numbers of the Senior Notes to which such revocation relates, the aggregate principal amount of Senior Notes to which such revocation relates and the signature of the person furnishing the revocation (with such signature, and the signatures in any accompanying proxy, notarized or guaranteed as described above) and (ii) be accompanied by a properly completed irrevocable proxy (in substantially the form included with the consent form) if the person furnishing the revocation is not the Registered Holder of such Senior Notes.

     The revocation (or, if the person furnishing the revocation is not the Registered Holder, the accompanying irrevocable proxy), to be effective, must be executed by the Registered Holder of such Senior Notes in the same manner as the name of the Registered Holder appears on the Senior Notes to which the revocation relates. If a revocation is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of the Consent shall be effective only as to the Senior Notes listed on the revocation and only if such revocation complies with the revocation procedures set forth in this Prospectus/Consent Solicitation Statement. A beneficial owner of Senior Notes who is not the Registered Holder must arrange with the Registered Holder to execute and deliver on his, her or its behalf a revocation of any Consent already given with respect to such Senior Notes, or obtain an irrevocable proxy (in substantially the form included with the consent form) from the Registered Holder authorizing such beneficial holder to revoke such Consent in accordance with the procedures described in this Prospectus/Consent Solicitation Statement. A PURPORTED NOTICE OF REVOCATION THAT IS NOT RECEIVED BY THE TRUSTEE IN A TIMELY FASHION AND ACCEPTED AS A VALID REVOCATION WILL NOT BE EFFECTIVE TO REVOKE A PREVIOUSLY FURNISHED CONSENT.

     A revocation of a Consent previously furnished may only be rescinded by the execution and delivery of a properly completed and timely received consent form. A person who has delivered a revocation may thereafter deliver a new Consent by following one of the described procedures therefor (see "The
Solicitation -- Consent Procedures") at any time on or prior to the Expiration Date.

     Prior to the execution and delivery of the Supplemental Indenture, Beverly intends to consult with the Trustee to determine whether it has received any revocations of Consents. Beverly reserves the right to contest the validity of any such revocations.

INFORMATION; ASSISTANCE; ADDITIONAL MATERIALS

     Questions relating to the procedure for delivering consent forms or the Solicitation, as well as requests for assistance or for additional copies of this Prospectus/Consent Solicitation Statement or the consent form, should be directed to the Solicitation Agent, as follows:

              Donaldson, Lufkin & Jenrette Securities Corporation
                                277 Park Avenue
                            New York, New York 10172
                          Attention: Mr. Joe Muratore
                           Telephone: (212) 892-4753
                            Telecopy: (212) 892-4057

                            THE PROPOSED AMENDMENTS

     SET FORTH BELOW IS A DESCRIPTION OF THE PROPOSED AMENDMENTS FOR WHICH THE CONSENTS OF THE REGISTERED HOLDERS OF SENIOR NOTES ARE BEING SOLICITED. SUCH DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL PROVISIONS OF THE INDENTURE AND THE FORM OF SUPPLEMENTAL INDENTURE. ALL TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE INDENTURE.

     If the Requisite Consents are received and the Supplemental Indenture is executed and delivered by Beverly, New Beverly, the Guarantors and the Trustee:

          (i) (x) Sections 5.1, 5.2 and 10.5 of the Indenture will be amended to
     (a) permit (as a sale of substantially all the assets and properties of Beverly) the transfer by Beverly to New Beverly of all Beverly's properties and assets, other than the capital stock of PCA and the capital stock of PCA's subsidiaries, notwithstanding that the Consolidated Net Worth of New Beverly, after giving effect to such transfer, will be less than the Consolidated Net Worth of Beverly, immediately prior to such transfer, and irrespective of whether New Beverly, after giving effect to such transfer, will have the ability to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio prescribed by Section 4.9 of the Indenture; and (b) provide that upon New Beverly's assumption of all of the obligations of Beverly under the Indenture and the Senior Notes, Beverly's obligations thereunder will terminate and be discharged; and


               (y) Section 1.1 of the Indenture will be amended to (a) modify the definitions of "Spinoff Transaction" and "Asset Sale" contained therein to include within the scope of such definitions the Distribution, and (b) make certain additional technical and conforming definitional changes to permit consummation of the Transactions; and



               (z) Section 4.9 of the Indenture will be amended to increase the minimum Fixed Charge Coverage Ratios for incurrence of Indebtedness from
     2.5 to 1 to 3.5 to 1; and



          (ii) Section 4.7 of the Indenture will be amended to permit Beverly, if it should so elect, to effect the Redemption, without violating the Restricted Payment provisions contained therein.


PURPOSE AND EFFECTS OF THE PROPOSED AMENDMENTS

THE TRANSACTIONS AMENDMENT

  Change of Control Definition in the Indenture

     Section 4.13 of the Indenture provides in relevant part that upon the occurrence of a Change of Control, each holder of Senior Notes has the right to require Beverly to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of such holder's Senior Notes (pursuant to a Change of Control Offer) at an offer price in cash equal to 101% of the aggregate principal amount of such holder's Senior Notes, plus any accrued and unpaid interest thereon to the date of purchase, with such payment to be made on a date not later than 90 days next following the occurrence of such Change of Control.

     Generally, Change of Control is defined in the Indenture to include the (i) transfer or sale of all or substantially all of the assets of Beverly and its Subsidiaries to any Person or group who prior to such sale or transfer did not own a majority of Beverly's voting stock, (ii) acquisition by any Person or group of more than 50% of Beverly's voting stock by means of merger, consolidation or otherwise, or (iii) any change in composition of the Board such that the Board is no longer comprised of members the majority of whom were in office on February 14, 1996 or who are otherwise Continuing Directors.

  Proposed Amendment

     The definition of Change of Control contained in Section 1.1 would be amended to provide that consummation of the Transactions will not constitute a Change of Control. Accordingly, consummation of the

Transactions would not constitute a Change of Control of Beverly and holders of Senior Notes would not have the right to require that all or any part of their Senior Notes be repurchased upon such consummation.

  Spinoff Transaction Definition; Asset Sale Definition in the Indenture

     Section 4.10 of the Indenture provides in relevant part that Beverly will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless: (i) Beverly (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued, sold or otherwise disposed of and (ii) at least 75% of the consideration received therefor by Beverly or such Subsidiary is in the form of cash or Cash Equivalents.

     The foregoing provision does not apply to a Spinoff Transaction, as set forth in the second paragraph of Section 4.10, if, after giving effect thereto (including the application by Beverly of the net proceeds therefrom, if any) as if such transaction had occurred at the beginning of the Reference Period immediately preceding the date on which such transaction occurs: (i) Beverly would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test; (ii) Beverly's Fixed Charge Coverage Ratio would not be reduced by 15% or more from Beverly's actual Fixed Charge Coverage Ratio for such Reference Period; (iii) Beverly's Debt to Consolidated Cash Flow Ratio as of the date such transaction occurs would not be increased by 15% or more from Beverly's actual Debt to Consolidated Cash Flow Ratio as of such date; (iv) all Indebtedness of PCA and its Subsidiaries to Beverly and its Subsidiaries is paid or otherwise satisfied in full; and (v) no Default or Event of Default would exist. If a Spinoff Transaction (including Beverly's proposed application of the net proceeds thereof, if any) satisfies the foregoing requirements, the Indenture permits Beverly to consummate such Spinoff Transaction and use up to $100 million of the Net Proceeds therefrom to fund Restricted Payments or for any other purpose not prohibited by the Indenture.

  Proposed Amendment

     No change would be made to the provisions of Section 4.10 directly; however, the definition of "Spinoff Transaction" contained in Section 1.1 of the Indenture would be amended to expressly include the Distribution within the scope of such definition. Moreover, the definition of "Asset Sale" contained in
Section 1.1 of the Indenture would be amended to make clear that if the Distribution (including the application of proceeds therefrom) complies with the financial tests set forth in the second paragraph of Section 4.10 of the Indenture, up to $100 million of proceeds therefrom may be used to fund Restricted Payments and that the distribution of capital stock of New Beverly to the stockholders of Beverly will not constitute an Asset Sale. Beverly presently anticipates that the Distribution will meet the financial tests set forth in the second paragraph of Section 4.10. Accordingly, if the Proposed Amendments are adopted, Beverly will be permitted to consummate the Spinoff Transaction as a permitted asset sale. If the Spinoff Transaction is consummated, (i) Beverly could proceed with the transfer of all of its assets (except the capital stock of PCA and its subsidiaries) to New Beverly; (ii) PCA and its subsidiaries would be released as guarantors of the Senior Notes and (iii) the assets of New Beverly would become the sole asset support for the repayment of the Senior Notes. If the Proposed Amendments are not adopted, Beverly would not be able to consummate the Transactions unless it complied with the financial tests applicable to Spinoff Transactions.

  Merger, Consolidation or Sale of Assets Covenant in the Indenture

     Section 5.1(iv) of the Indenture provides that Beverly may not consolidate or merge with or into (whether or not Beverly is the surviving or resulting corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless Beverly or the Person formed by or surviving any such consolidation or merger (if other than Beverly), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Beverly immediately preceding the transaction (the "Consolidated Net Worth Test") and
(B) shall at the time of such transaction and after giving effect thereto as if such transaction had occurred at the beginning of the Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 of the Indenture.

  Proposed Amendment

     Section 5.1(iv) of the Indenture would be amended to expressly permit the Transactions, irrespective of whether the Consolidated Net Worth Test or Fixed Charge Coverage Test would be satisfied. Accordingly, consummation of the Transactions would not result in the occurrence of an Event of Default under the Indenture which would otherwise enable the Trustee or the holders of at least 25% in aggregate principal amount of the Senior Notes, by written notice to Beverly and the Trustee, to declare all of the then outstanding Senior Notes to be immediately due and payable.


  Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock



     Section 4.9 of the Indenture provides that, subject to certain specified exceptions, Beverly shall not, and shall not permit any of its Subsidiaries to, incur Indebtedness or issue shares of preferred stock, except that Beverly and its Subsidiaries may incur Indebtedness if the Fixed Charge Coverage Ratio for the Reference Period immediately preceding such incurrence would have been at least 2.5 to 1 determined on a pro forma basis.



  Proposed Amendment



     Section 4.9 of the Indenture would be amended to increase the minimum required Fixed Charge Coverage Ratio for incurrence of Indebtedness from "2.5 to 1" to "3.5 to 1". According after giving effect to the amendment Section 4.9 of the Indenture would provide that, subject to certain specified exceptions, Beverly shall not, and shall not permit any of its Subsidiaries to, incur Indebtedness or issue shares of preferred stock, except that Beverly and its Subsidiaries may incur Indebtedness if the Fixed Charge Coverage Ratio for the Reference Period immediately preceding such incurrence would have been at least
3.5 to 1 determined on a pro forma basis.


  Successor Corporation or Person Substituted; Release of Guarantors in the Indenture

     Section 10.5 of the Indenture provides that upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all of its assets) to an entity which is not a Subsidiary of Beverly, or upon the dissolution of any Guarantor, such Guarantor is released from its obligations under its Guarantee of the Senior Notes provided that the sale, disposition or dissolution otherwise is in compliance with the Indenture. Notwithstanding the foregoing, the Indenture provides that if upon consummation of the Spinoff Transaction (as presently defined in the Indenture), PCA ceases to be a Subsidiary of Beverly, PCA would be deemed released from its Guarantee of the Senior Notes.

  Proposed Amendments

     Section 10.5 of the Indenture would be amended to provide that although PCA will continue to be owned by Beverly, upon the assumption by New Beverly of all Beverly's rights and obligations under the Indenture and the Securities as contemplated by the Transactions, PCA and each of PCA's Subsidiaries will be unconditionally released from its Guarantee of the Senior Notes and shall have no further duties or obligations under the Indenture or the Senior Notes.
Section 5.2 of the Indenture would also be amended to clarify that upon the assignment of all of Beverly's rights and obligations under the Indenture and the Securities, and the assumption thereof by the successor corporation or Person, Beverly will be unconditionally released from any and all further liability under the Indenture and the Senior Notes. Accordingly, PCA and its subsidiaries would be released as Guarantors of the Senior Notes under the Indenture and the holders of Securities would no longer have recourse to the assets or the Guarantees of PCA and its subsidiaries as support for the repayment of the Securities.

THE REDEMPTION AMENDMENT

  Restricted Payments Covenant in the Indenture

     Section 4.7 of the Indenture provides that Beverly shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Equity Interests of Beverly or any of its Subsidiaries (other than (x) dividends or distributions payable in Qualified Equity Interests of Beverly, (y) dividends or distributions payable to Beverly or any Subsidiary of Beverly, and (z) dividends or distributions by any Subsidiary of Beverly payable to all holders of a class of Equity Interests of such Subsidiary on a pro rata basis); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Beverly or any of its Subsidiaries; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (as defined in the Indenture), except at the original final maturity date thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being hereafter collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash or Cash Equivalents, shall be the fair market value (as conclusively evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee within 60 days prior to the date of such Restricted Payment) of the asset(s) proposed to be transferred by Beverly or such Subsidiary, as the case may be, pursuant to such Restricted Payment):

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) Beverly, at the time of such Restricted Payment and after giving effect thereto as if such Restricted Payment had been made at the beginning of the Reference Period immediately preceding the date of such Restricted Payment, would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 of the Indenture; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Beverly and its Subsidiaries after December 31, 1995 (excluding Restricted Payments permitted by clauses (ii), (iii), (iv) and (v) of the next succeeding paragraph), is less than the sum (without duplication) of (1) 50% of the Consolidated Net Income of Beverly for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after December 31, 1995 to the end of Beverly's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus, (2) 100% of the aggregate net cash proceeds received by Beverly from the issuance or sale (other than to a subsidiary of Beverly) since December 31, 1995 of Qualified Equity Interests of Beverly or of debt securities of Beverly or any of its Subsidiaries that have been converted into or exchanged for such Qualified Equity Interests of Beverly; plus (3) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (net of taxes and the cost of disposition, if any) or
     (B) the initial amount of such Restricted Investment, plus (4) $20 million.

     The foregoing provisions do not prohibit the following Restricted Payments:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have otherwise complied with the provisions of Section 4.7;

          (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Beverly or any Subsidiary in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of Beverly) of Qualified Equity Interests of Beverly; provided that the amount of such net cash proceeds that are utilized for any such redemption, repurchase retirement or other acquisition shall be excluded from clause (c)(2) above;

          (iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or in exchange for or out of the net cash proceeds form the substantially concurrent sale (other than to a Subsidiary of Beverly of Qualified Equity Interests of Beverly; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause
     (c)(2) above;

          (iv) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a change of control or asset sale (as defined therein) by the Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if Beverly (1) in the case of a Change of Control, has complied with its obligations under Section
     4.13 of the Indenture ("Change of Control") or (2) in the case of an Asset Sale, has applied the Net Proceeds from such Asset Sale in accordance with the provisions of Sections 2.15 ("Offer to Purchase by Application of Excess Proceeds") and 4.10 ("Asset Sales") of the Indenture; and

          (v) any Restricted Payment permitted in accordance with the provisions of the second paragraph of Section 4.10 of this Indenture; provided, however, in the case of each of clauses (ii), (iii), (iv) and (v) of this paragraph, no Default or Event of Default shall have occurred or be continuing at the time of such Restricted Payment or would occur as a consequence thereof.

  Proposed Amendment

     Section 4.7 of the Indenture would be amended to expressly permit the Redemption, if and to the extent Beverly should elect to effect such transaction, so long as no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would occur as a consequence thereof. Accordingly, the Redemption would not result in the occurrence of an Event of Default under the Indenture which would otherwise enable the Trustee or the holders of at least 25% in aggregate principal amount of the Senior Notes, by written notice to Beverly and the Trustee, to declare all of the then outstanding Senior Notes to be immediately due and payable.

              UNAUDITED PRO FORMA NEW BEVERLY FINANCIAL STATEMENTS

     Under the Distribution Agreement and the Merger Agreement: (1) Beverly's Remaining Healthcare Business is to be reorganized into New Beverly with all of the shares of New Beverly Common Stock to be distributed to Beverly's stockholders in a tax-free reorganization; (2) Beverly (then consisting solely of the Institutional Pharmacy Business operated by PCA and its subsidiaries) is to be acquired by and merged with and into Capstone through a tax-free exchange of shares of Capstone Common Stock for shares of Beverly Common Stock; and (3) New Beverly will become an independent, publicly-traded corporation upon the completion of the Distribution and the Merger. New Beverly will immediately change its name to Beverly Enterprises, Inc., will be treated as the continuation of Beverly for financial reporting purposes and will continue to reflect Beverly's historical cost basis of assets and liabilities. Closing under the Merger Agreement is subject to a number of conditions, including, among other things, the approval of the Merger and the Distribution by Beverly's stockholders, and approval of the Merger by Capstone's stockholders. The accompanying unaudited pro forma condensed consolidated balance sheet reflects the historical balance sheets of Beverly and PCA at June 30, 1997 and as adjusted to give effect to the Distribution and the Merger, as if such events occurred at June 30, 1997. The accompanying unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1996 and for the six months ended June 30, 1997 give effect to such transactions as if they occurred on January 1, 1996. Furthermore, in conjunction with the Distribution, Beverly will be required to restructure, repay or otherwise renegotiate substantially all of its outstanding indebtedness and to renegotiate or make certain payments under various employment and change in control severance agreements with officers of Beverly. An estimate of the effects of these items has been reflected in the accompanying unaudited pro forma condensed consolidated balance sheet, but such items have not been reflected in the accompanying unaudited pro forma condensed consolidated statements of income due to their nonrecurring nature. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the operating results that would have been achieved had the Distribution and the Merger been consummated as of the indicated dates, nor are they necessarily indicative of future operating results. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of Beverly and PCA, and the related notes thereto, included elsewhere in this Prospectus/Consent Solicitation Statement.

                           NEW BEVERLY HOLDINGS, INC.

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            TWELVE MONTHS ENDED DECEMBER 31, 1996
                                                    ------------------------------------------------------
                                                                                                PRO FORMA
                                                                               TRANSACTION         NEW
                                                     BEVERLY       PCA(1)      ADJUSTMENTS       BEVERLY
                                                    ----------    ---------    -----------      ----------
Net operating revenues............................  $3,267,189    $(516,400)     $82,083(2)     $2,832,872
Interest income...................................      13,839         (177)          --            13,662
                                                    ----------    ---------      -------        ----------
         Total revenues...........................   3,281,028     (516,577)      82,083         2,846,534
Costs and expenses:
  Operating and administrative:
    Wages and related.............................   1,819,500     (118,888)          --         1,700,612
    Other.........................................   1,139,442     (346,331)      82,083(2)        875,194
  Interest........................................      91,111          (11)     (25,630)(3)        65,470
  Depreciation and amortization...................     105,468      (16,392)          --            89,076
                                                    ----------    ---------      -------        ----------
         Total costs and expenses.................   3,155,521     (481,622)      56,453         2,730,352
                                                    ----------    ---------      -------        ----------
Income from continuing operations before provision
  for income taxes................................     125,507      (34,955)      25,630           116,182
Provision for income taxes........................      73,481      (14,668)      10,252(4)         69,065
                                                    ----------    ---------      -------        ----------
Income from continuing operations.................  $   52,026    $ (20,287)     $15,378        $   47,117
                                                    ==========    =========      =======        ==========
Per share data (primary):
  Earnings per share from continuing operations...  $     0.52                                  $     0.42
                                                    ==========                                  ==========
  Weighted average shares outstanding.............      99,646                                     110,899
                                                    ==========                                  ==========
Per share data (fully diluted):
  Earnings per share from continuing operations...  $     0.50                                  $     0.42
                                                    ==========                                  ==========
  Weighted average shares outstanding.............     111,002                                     111,002
                                                    ==========                                  ==========

                                                                SIX MONTHS ENDED JUNE 30, 1997
                                                    ------------------------------------------------------
                                                                                                PRO FORMA
                                                                               TRANSACTION         NEW
                                                     BEVERLY       PCA(1)      ADJUSTMENTS       BEVERLY
                                                    ----------    ---------    -----------      ----------
Net operating revenues............................  $1,634,219    $(301,328)     $50,304(2)     $1,383,195
Interest income...................................       6,726          (82)          --             6,644
                                                    ----------    ---------      -------        ----------
         Total revenues...........................   1,640,945     (301,410)      50,304         1,389,839
Costs and expenses:
  Operating and administrative:
    Wages and related.............................     897,856      (65,476)          --           832,380
    Other.........................................     577,874     (198,360)      50,304(2)        429,818
  Interest........................................      44,687         (130)     (12,314)(3)        32,243
  Depreciation and amortization...................      54,806       (9,908)          --            44,898
                                                    ----------    ---------      -------        ----------
         Total costs and expenses.................   1,575,223     (273,874)      37,990         1,339,339
                                                    ----------    ---------      -------        ----------
Income from continuing operations before provision
  for income taxes................................      65,722      (27,536)      12,314            50,500
Provision for income taxes........................      26,289      (11,421)       4,926(4)         19,794
                                                    ----------    ---------      -------        ----------
Income from continuing operations.................  $   39,433    $ (16,115)     $ 7,388        $   30,706
                                                    ==========    =========      =======        ==========
Per share data (primary):
    Earnings per share from continuing
      operations..................................  $     0.40                                  $     0.28
                                                    ==========                                  ==========
    Weighted average shares outstanding...........      99,230                                     110,483
                                                    ==========                                  ==========
Per share data (fully diluted):
    Earnings per share from continuing
      operations..................................  $     0.38                                  $     0.28
                                                    ==========                                  ==========
    Weighted average shares outstanding...........     110,865                                     110,865
                                                    ==========                                  ==========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED STATEMENTS OF INCOME

(1) Reflects the historical stand-alone amounts of PCA which are eliminated to arrive at New Beverly.

(2) Reflects add-back of intercompany revenues and costs of sales of PCA which are eliminated in Beverly historical amounts.

(3) Reduction of interest expense related to: (i) debt paydowns described in
    Note 2 to the Unaudited Pro Forma Condensed Consolidated Balance Sheet; and
    (ii) repayment/conversion of $150,000,000 principal amount of 5 1/2% convertible subordinated debentures ("5 1/2% Convertible Subordinated Debentures") into shares of Beverly Common Stock as described in Note 4 to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

(4) Income tax effect of pro forma adjustments using a 40% statutory rate.
---------------

Note: Nonrecurring Transaction costs of approximately $37.2 million, net of tax, will be charged to the operations of New Beverly but are not reflected in the Pro Forma Condensed Consolidated Statements of Income.

                           NEW BEVERLY HOLDINGS, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                                    PRO FORMA
                                                                                   TRANSACTION         NEW
                                                           BEVERLY      PCA(1)     ADJUSTMENTS       BEVERLY
                                                          ----------   ---------   -----------     -----------
Current assets:
  Cash and cash equivalents.............................  $   71,756   $  (6,668)   $  58,893(2)   $   83,144
                                                                                      (40,000)(3)
                                                                                         (837)(4)
  Accounts receivable -- patient, less allowance for
    doubtful accounts...................................     502,511    (109,798)          --         392,713
  Accounts receivable -- nonpatient, less allowance for
    doubtful accounts...................................      10,429        (101)          --          10,328
  Notes receivable, less allowance for doubtful notes...       9,260        (772)          --           8,488
  Operating supplies....................................      55,713     (25,322)          --          30,391
  Deferred income taxes.................................      23,547          --           --          23,547
  Prepaid expenses......................................      43,738        (494)          --          43,244
                                                          ----------   ---------    ---------      ----------
         Total current assets...........................     716,954    (143,155)      18,056         591,855
Property and equipment, net.............................   1,188,197     (35,215)          --       1,152,982
Other assets:
  Notes receivable, less allowance for doubtful notes...      28,958        (810)          --          28,148
  Designated and restricted funds.......................      74,182          --           --          74,182
  Goodwill, net.........................................     375,221    (290,931)          --          84,290
  Other, net............................................     107,454     (11,435)      (1,942)(2)      94,077
                                                          ----------   ---------    ---------      ----------
         Total other assets.............................     585,815    (303,176)      (1,942)        280,697
                                                          ----------   ---------    ---------      ----------
         Total assets...................................  $2,490,966   $(481,546)   $  16,114      $2,025,534
                                                          ==========   =========    =========      ==========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................................  $   96,854   $ (21,237)   $      --      $   75,617
  Accrued wages and related liabilities.................     128,892      (6,006)          --         122,886
  Accrued interest......................................      17,683          --           --          17,683
  Other accrued liabilities.............................     107,660      (6,639)          --         101,021
  Current portion of long-term debt.....................      35,669      (1,195)     (10,350)(2)      24,124
                                                          ----------   ---------    ---------      ----------
         Total current liabilities......................     386,758     (35,077)     (10,350)        341,331
Long-term obligations...................................   1,018,551      (1,588)    (205,757)(2)     661,206
                                                                                     (150,000)(4)
Deferred income taxes payable...........................      98,769      (4,046)        (777)(2)      91,146
                                                                                       (2,800)(3)
Other liabilities and deferred items....................      96,171          --           --          96,171
Due to Parent...........................................          --    (333,115)     333,115(2)           --
Stockholders' equity:
  Common stock..........................................      10,471          (1)           1(5)       10,963(6)
                                                                                         (627)(7)
                                                                                        1,119(4)
  Additional paid-in capital............................     777,172      (3,866)       3,866(5)      855,527
                                                                                      (69,689)(7)
                                                                                      148,044(4)
  Retained earnings.....................................     173,390    (103,853)     (58,115)(2)     (30,810)
                                                                                       (1,165)(2)
                                                                                       (3,867)(5)
                                                                                      (37,200)(3)
  Treasury stock, at cost...............................     (70,316)         --       70,316(7)           --
                                                          ----------   ---------    ---------      ----------
         Total stockholders' equity.....................     890,717    (107,720)      52,683         835,680
                                                          ----------   ---------    ---------      ----------
         Total liabilities and stockholders'
           equity.......................................  $2,490,966   $(481,546)   $  16,114      $2,025,534
                                                          ==========   =========    =========      ==========

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1) Reflects the historical stand-alone amounts of PCA which are eliminated to arrive at New Beverly.

(2) Reflects (i) repayment or defeasance of approximately $216,107,000 of long-term obligations with the $275,000,000 of net proceeds to be received as partial repayment of PCA's intercompany balance owed to Beverly, with the remaining net proceeds used for one or more of the following purposes: strategic investments; repayment of indebtedness; selective acquisitions, including the purchase of previously leased facilities; construction of new facilities; and to meet working capital requirements; (ii) write-off of deferred financing costs on such repaid long-term obligations and (iii) reduction in equity for the remaining intercompany balance owed by PCA which will not be repaid.

     The repayments of approximately $216,107,000 of long-term obligations, as noted above, are comprised of the following (in thousands):

                                                        CURRENT   LONG-TERM    TOTAL
                                                        -------   ---------   --------
Revolver borrowings...................................  $    --   $ 90,000    $ 90,000
Notes and mortgages...................................    2,450     27,182      29,632
8.75% Notes...........................................       --     24,805      24,805
7 5/8% Convertible Debentures.........................    7,500     54,980      62,480
Industrial revenue bonds..............................      400      8,790       9,190
                                                        -------   --------    --------
                                                        $10,350   $205,757    $216,107
                                                        =======   ========    ========

(3) Reflects payment of estimated Merger and Distribution costs (which have not been reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Income due to their nonrecurring nature) as follows (assuming $7,000,000 of such costs are deductible for income tax purposes) (in thousands):

Estimated Merger costs:
  Investment banker fees....................................  $ 5,200
  Professional fees and other Merger-related costs..........    2,800
                                                              -------
          Total estimated Merger costs......................    8,000
Estimated Distribution costs:
  Consent fees to debt and lease holders....................  $10,200
  Employee incentives and other related costs...............   14,000
  Professional fees and other Distribution-related costs....    7,800
                                                              -------
          Total estimated Distribution costs................   32,000
                                                              -------
          Total estimated Transaction costs.................   40,000
          Less: Estimated tax effect at a 40% statutory
            rate............................................   (2,800)
                                                              -------
                                                              $37,200
                                                              =======

(4) Reflects conversion of $149,162,550 principal amount of 5 1/2% Convertible Subordinated Debentures into 11,189,924 shares of Beverly Common Stock and repayment in cash of the remaining principal amount of $837,450. A condition to closing under the Merger Agreement is that Beverly amend, modify or replace substantially all of its existing indebtedness so that upon closing the Merger, Beverly will have been released from liability under all of its existing indebtedness for borrowed money, except for the Institutional Pharmacy Liabilities and certain other pharmacy-related obligations. In conjunction therewith, on July 17, 1997, Beverly called its 5 1/2% Debentures for redemption on August 18, 1997, and substantially all of such Debentures were converted as indicated.

(5) Reflects add-back of common stock and additional paid-in capital of PCA which are eliminated in Beverly historical amounts.

(6) Reflects a one-for-one distribution of New Beverly Common Stock for each share of Beverly Common Stock held by a Beverly stockholder as of the Distribution Record Date.

(7) Reflects cancellation and retirement of Beverly Common Stock held in treasury at the Effective Time of the Merger, pursuant to the terms of the Merger Agreement.

                                   CAPITALIZATION

     Following the Distribution and the Merger, New Beverly will change its name to Beverly Enterprises, Inc. and will be treated as the continuation of Beverly for financial reporting purposes. See "Unaudited Pro Forma New Beverly Financial Statements" and the consolidated financial statements of Beverly and notes thereto included elsewhere herein. The following table sets forth Beverly's historical capitalization at June 30, 1997, and New Beverly's pro forma capitalization to reflect the Distribution and the Merger:

                                                               AS OF JUNE 30, 1997
                                                            -------------------------
                                                             BEVERLY      NEW BEVERLY
                                                              ACTUAL       PRO FORMA
                                                            ----------    -----------
                                                             (DOLLARS IN THOUSANDS)
Cash and cash equivalents.................................  $   71,756    $   83,144(1)(2)(4)
                                                            ==========    ==========
Current portion of long-term debt.........................  $   35,669    $   24,124(1)(2)
                                                            ==========    ==========
Long-term debt, net of current portion:
  Revolver borrowings.....................................  $   90,000    $       --(2)
  Industrial revenue bonds................................     193,837       185,047(2)
  Notes and mortgages.....................................     212,471       185,267(1)(2)
  First Mortgage Bonds....................................      46,864        46,864
  8.75% Notes.............................................      24,805            --(2)
  9% Senior Notes.........................................     180,000       180,000
  7 5/8% Convertible Debentures...........................      54,980            --(2)
  5 1/2% Debentures.......................................     150,000            --(4)
  Medium term notes.......................................      50,000        50,000
  Capital lease obligations...............................      15,594        14,028(1)
                                                            ----------    ----------
          Total long-term debt............................   1,018,551       661,206
Stockholders' equity:
  Preferred stock, 25,000,000 shares authorized...........          --            --
  Common stock, $0.10 par value; 300,000,000 shares
     authorized; 104,712,723 shares issued; 98,438,615
     shares outstanding; pro forma 109,628,539 shares
     issued and outstanding...............................      10,471        10,963(4)(5)(6)
  Additional paid-in capital..............................     777,172       855,527(4)(5)
  Retained earnings (deficit).............................     173,390       (30,810)(1)(3)
  Treasury stock, at cost; 6,274,108 shares...............     (70,316)           --(5)
                                                            ----------    ----------
          Total stockholders' equity......................     890,717       835,680
                                                            ----------    ----------
          Total capitalization............................  $1,909,268    $1,496,886
                                                            ==========    ==========

---------------

(1) Reflects the following adjustments to eliminate PCA's historical amounts (in thousands):

    Cash and cash equivalents...................................  $  6,668
    Current portion of long-term debt...........................     1,195
    Other notes and mortgages...................................        22
    Capital leases, net of current portion......................     1,566
    Retained earnings...........................................   103,853

(2) Reflects repayment or defeasance of approximately $216,107,000 of debt with the $275,000,000 of net proceeds to be received by Beverly as a partial repayment of PCA's intercompany balance in conjunction with the Transactions, with the remaining net proceeds of approximately $58,893,000 to be used to pay approximately $40,000,000 of Transaction costs, and for general corporate purposes, including: strategic investments; repayment of other indebtedness; selective acquisitions, including the purchase of previously leased facilities; construction of new facilities; and to meet working capital requirements.

(3) Reflects the contribution to PCA's capital (after the repayment of $275,000,000 (See Note 2 above)) of the remaining $58,115,000 of PCA's intercompany balance, which will not be repaid to Beverly.

(4) Reflects conversion of $149,162,550 principal amount of 5 1/2% Debentures into 11,189,924 shares of Beverly Common Stock and repayment in cash of the remaining principal amount of $837,450. A condition to closing under the Merger Agreement is that Beverly amend, modify or replace substantially all of its existing indebtedness so that upon closing the Merger, Beverly will have been released from liability under all of its existing indebtedness for borrowed money, except for the Institutional Pharmacy Liabilities and certain other pharmacy-related obligations. In conjunction therewith, on July 17, 1997, Beverly called its 5 1/2% Debentures for redemption on August 18, 1997, and substantially all of such Debentures were converted as indicated.

(5) Reflects cancellation and retirement of Beverly Common Stock held in treasury at the Effective Time of the Merger, pursuant to the terms of the Merger Agreement.

(6) Reflects a one-for-one distribution of New Beverly Common Stock for each share of Beverly Common Stock held by a Beverly stockholder as of the Distribution Record Date.

                           DESCRIPTION OF NEW BEVERLY

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following selected consolidated statement of operations data and selected consolidated balance sheet data for the periods ended and as of December 31, 1996, 1995, 1994, 1993 and 1992 have been derived from the consolidated financial statements of Beverly and should be read in conjunction with the financial statements and notes thereto included herein. The consolidated statements of operations data and selected balance sheet data for the six months ended and as of June 30, 1997 and 1996 have been derived from the unaudited condensed consolidated financial statements and should be read in conjunction with those financial statements and related notes included herein. Operating results for the six months ended June 30, 1997 are not necessarily indicative of results that may be expected for the full calendar year ending December 31, 1997.

                                      AT OR FOR THE SIX
                                        MONTHS ENDED
                                          JUNE 30,                          AT OR FOR THE YEARS ENDED DECEMBER 31,
                                  -------------------------   -------------------------------------------------------------------
                                     1997          1996          1996          1995          1994          1993          1992
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Net operating revenues..........  $ 1,634,219   $ 1,609,380   $ 3,267,189   $ 3,228,553   $ 2,969,239   $ 2,884,451   $ 2,607,756
Interest income.................        6,726         6,935        13,839        14,228        14,578        15,269        14,502
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
        Total revenues..........    1,640,945     1,616,315     3,281,028     3,242,781     2,983,817     2,899,720     2,622,258
Costs and expenses:
  Operating and administrative:
    Wages and related...........      897,856       894,522     1,819,500     1,736,151     1,600,580     1,593,410     1,486,191
    Other.......................      577,874       573,490     1,139,442     1,224,681     1,114,916     1,069,536       921,750
  Interest......................       44,687        46,128        91,111        84,245        64,792        66,196        70,943
  Depreciation and
    amortization................       54,806        51,023       105,468       103,581        88,734        82,938        80,226
  Impairment of long-lived
    assets:
    Adoption of SFAS No. 121....           --            --            --        68,130            --            --            --
    Development and other
      costs.....................           --            --            --        32,147            --            --            --
  Restructuring costs...........           --            --            --            --            --            --        57,000
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
        Total costs and
          expenses..............    1,575,223     1,565,163     3,155,521     3,248,935     2,869,022     2,812,080     2,616,110
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before provision
  for income taxes,
  extraordinary charge and
  cumulative effect of change in
  accounting for income taxes...       65,722        51,152       125,507        (6,154)      114,795        87,640         6,148
Provision for income taxes......       26,289        20,461        73,481         1,969        37,882        29,684         4,203
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before
  extraordinary charge and
  cumulative effect of change in
  accounting for income taxes...       39,433        30,691        52,026        (8,123)       76,913        57,956         1,945
Extraordinary charge, net of
  income taxes of $1,099 in
  1996, $1,188 in 1994, $1,155
  in 1993 and $5,415 in 1992....           --            --        (1,726)           --        (2,412)       (2,345)       (8,835)
Cumulative effect of change in
  accounting for income taxes...           --            --            --            --            --            --        (5,454)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net income (loss)...............  $    39,433   $    30,691   $    50,300   $    (8,123)  $    74,501   $    55,611   $   (12,344)
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Net income (loss) applicable to
  common shares.................  $    39,433   $    30,691   $    50,300   $   (14,998)  $    66,251   $    31,173   $   (13,344)
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Income (loss) per share of
  common stock:
  Before redemption premium on
    preferred stock,
    extraordinary charge and
    cumulative effect of change
    in accounting for income
    taxes.......................  $       .40   $       .31   $       .52   $      (.16)  $       .79   $       .66   $       .01
  Redemption premium on
    preferred stock.............           --            --            --            --            --          (.25)           --
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Before extraordinary charge
    and cumulative effect of
    change in accounting for
    income taxes................          .40           .31           .52          (.16)          .79           .41           .01
  Extraordinary charge..........           --            --          (.02)           --          (.03)         (.03)         (.11)
  Cumulative effect of change in
    accounting for income
    taxes.......................           --            --            --            --            --            --          (.07)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Net income (loss).............  $       .40   $       .31   $       .50   $      (.16)  $       .76   $       .38   $      (.17)
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Shares used to compute per share
  amounts.......................   99,230,000   100,028,000    99,646,000    92,233,000    87,087,000    81,207,000    77,685,000
CONSOLIDATED BALANCE SHEET DATA:
Total assets....................  $ 2,490,966   $ 2,524,904   $ 2,525,082   $ 2,506,461   $ 2,322,578   $ 2,000,804   $ 1,859,361
Current portion of long-term
  obligations...................  $    35,669   $    37,710   $    38,826   $    84,639   $    60,199   $    43,125   $    30,466
Long-term obligations, excluding
  current
  portion.......................  $ 1,018,551   $ 1,076,462   $ 1,106,256   $ 1,066,909   $   918,018   $   706,917   $   712,896
Stockholders' equity............  $   890,717   $   843,217   $   861,095   $   820,333   $   827,244   $   742,862   $   593,505
OTHER DATA:
Patient days....................   11,173,000    11,902,000    23,670,000    25,297,000    26,766,000    29,041,000    29,341,000
Average occupancy percentage
  (based on licensed beds)......         86.5%         87.3%         87.4%         88.1%         88.5%         88.5%         88.4%
Number of nursing home beds.....       64,206        72,022        71,204        75,669        78,058        85,001        89,298

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of financial condition and results of operations for Beverly includes both the Remaining Healthcare Business and the Institutional Pharmacy Business. After the Distribution and the Merger, the financial condition and results of operations of New Beverly will not include those of the Institutional Pharmacy Business. The following discussion is based upon and should be read in conjunction with the Selected Historical Consolidated Financial Data, the Unaudited Pro Forma Condensed Consolidated Financial Statements and the historical consolidated financial statements of Beverly and the notes thereto, included elsewhere herein.

GENERAL

     Healthcare system reform and concerns over rising Medicare and Medicaid costs continue to be high priorities for both federal and state governments. Although no comprehensive healthcare, Medicare or Medicaid reform legislation has yet been implemented, pressures to contain costs and the active discussions between the Clinton Administration, Congress and various other groups have impacted the healthcare delivery system. Many states are experimenting with alternatives to traditional Medicaid delivery systems through federal waiver programs, and efforts to provide these services more efficiently will continue to be a priority. In August 1996, Congress passed the Health Insurance Portability and Accountability Act of 1996 which, among other things, provides favorable changes in the tax treatment of long-term care insurance and allows inclusion of long-term care insurance in medical savings accounts. Although Beverly believes this legislation will have a favorable impact on the long-term care industry, the full effect is not readily determinable. There can be no assurances made as to the ultimate impact of this, or future healthcare reform legislation, on New Beverly's financial position, results of operations or cash flows. However, future federal budget legislation and regulatory changes may negatively impact New Beverly.

     During the first quarter of 1997, proposed rules were issued by the Health Care Financing Administration of the Department of Health and Human Services which, if implemented in their proposed form, would establish guidelines for maximum reimbursement to skilled nursing facilities for contracted speech and occupational therapy services, based on equivalent salary amounts for on-staff therapists. In addition, these proposed rules would revise the salary equivalency rules already in effect for physical therapy services. The full effect of the new rules is not readily determinable as the details of the proposal have not yet been finalized; however, New Beverly does not expect this will have a material adverse effect on its consolidated results of operations or cash flows.

     The federal government recently increased the minimum wage in two phases, beginning October 1, 1996, and September 1, 1997, respectively. This new legislation did not result in a material increase in Beverly's wage rates in 1996, and Beverly does not anticipate a material impact on its wage rates in 1997, since a substantial portion of Beverly's associates earn in excess of the new minimum wage levels; however, Beverly believes there may continue to be competitive pressures to increase the wage levels of associates earning above the new minimum wage. The effect of the new minimum wage on New Beverly's future operations is not expected to be material as New Beverly believes that a significant portion of such increase will be reimbursed through Medicare and Medicaid rate increases.

     New Beverly's future operating performance will be affected by the issues facing the long-term healthcare industry as a whole, including the maintenance of occupancy, its ability to continue to expand higher margin businesses, the availability of nursing, therapy and other personnel, the adequacy of funding of governmental reimbursement programs, the demand for nursing home care and the nature of any healthcare reform measures that may be taken by the federal government, as discussed above, as well as by any state governments. New Beverly's ability to control costs, including its wages and related expenses which continue to rise and will represent the largest component of New Beverly's operating and administrative expenses, will also significantly impact its future operating results.

     As a general matter, increases in operating costs of New Beverly will result in higher patient rates under Medicaid programs in subsequent periods. However, New Beverly's results of operations will continue to be affected by the time lag in most states between increases in reimbursable costs and the receipt of related reimbursement rate increases. Medicaid rate increases, adjusted for inflation, are generally based upon changes in costs for a full calendar year period. The time lag before such costs are reflected in permitted rates varies from state to state, with a substantial portion of the increases taking effect up to 18 months after the related cost increases.

OPERATING RESULTS

     Six Months 1997 Compared to Six Months 1996

     Beverly's net income was $39,433,000 for the six months ended June 30, 1997, as compared to net income of $30,691,000 for the same period in 1996. Beverly's income before provision for income taxes was $65,722,000 for the six months ended June 30, 1997, as compared to $51,152,000 for the same period in 1996. Beverly's estimated annual effective tax rate of 40% for 1997 and 1996 was different than the federal statutory rate primarily due to the impact of state income taxes and amortization of nondeductible goodwill.

     Excluding the Institutional Pharmacy Business, net income for the six months ended June 30, 1997 would have been $23,318,000 as compared to net income of $18,960,000 for the same period in 1996. Income before provision for income taxes for the six months ended June 30, 1997, excluding the Institutional Pharmacy Business, would have been $38,186,000, as compared to $30,940,000 for the same period in 1996. Excluding the Institutional Pharmacy Business, Beverly's estimated annual effective tax rate for the six months ended June 30, 1997 and 1996 would have been 38.9% and 38.7%, respectively.

     Beverly's net operating revenues and operating and administrative costs increased approximately $24,800,000 and $7,700,000, respectively, for the six months ended June 30, 1997, as compared to the same period in 1996. These increases consist of the following: increases in net operating revenues and operating and administrative costs of approximately $72,800,000 and $51,900,000, respectively, for facilities which Beverly operated during each of the six-month periods ended June 30, 1997 and 1996 ("same facility operations"); increases in net operating revenues and operating and administrative costs of approximately $42,200,000 and $37,300,000, respectively, related to the acquisitions of eight nursing facilities in 1996, as well as certain pharmacy, hospice and outpatient therapy businesses acquired in 1996 and 1997; partially offset by decreases in net operating revenues and operating and administrative costs of approximately $90,200,000 and $81,500,000, respectively, due to the disposition of, or lease terminations on, 59 nursing facilities in 1997 and 83 nursing facilities and Beverly's MedView Services unit ("MedView") in 1996.

     Excluding the Institutional Pharmacy Business, net operating revenues would have decreased approximately $16,000,000 for the six months ended June 30, 1997, as compared to the same period in 1996. This decrease consisted of the following: a decrease of approximately $90,200,000 due to certain dispositions, as noted above; partially offset by increases of approximately $49,500,000 for same facility operations and increases of approximately $24,700,000 related to acquisitions of nursing facilities, hospices and outpatient therapy clinics. Excluding the Institutional Pharmacy Business, operating and administrative costs would have decreased approximately $23,500,000 for the six months ended June 30, 1997, as compared to the same period in 1996. This decrease consisted of the following: decreases of approximately $81,500,000 due to certain dispositions, as noted above; partially offset by increases of approximately $35,400,000 for same facility operations and increases of approximately $22,600,000 related to acquisitions of nursing facilities, hospices and outpatient therapy clinics.

     The increase in Beverly's net operating revenues for same facility operations for the six months ended June 30, 1997, as compared to the same period in 1996, was due to the following: approximately $56,800,000 due primarily to increases in room and board rates; approximately $23,400,000 due to increases in pharmacy-related revenues and approximately $4,500,000 due primarily to increases in ancillary revenues and various other items. These increases in Beverly's net operating revenues were partially offset by approximately $6,600,000 due to a decrease in same facility occupancy to 89.4% for the six months ended June 30, 1997, as compared to 90.0% for the same period in 1996 based on operational beds; and approximately $5,300,000 due to one less calendar day for the six months ended June 30, 1997, as compared to the same period in 1996.

     Excluding the Institutional Pharmacy Business, the increase in net operating revenues for same facility operations for the six months ended June 30, 1997, as compared to the same period in 1996, was due to the following: approximately $56,800,000 due primarily to increases in room and board rates and approximately $4,600,000 due primarily to increases in ancillary revenues and various other items; partially offset by approximately $6,600,000 due to a decrease in same facility occupancy, and approximately $5,300,000 due to one less calendar day for the six months ended June 30, 1997, as compared to the same period in 1996.

     The increase in Beverly's operating and administrative costs for same facility operations for the six months ended June 30, 1997, as compared to the same period in 1996, was due to the following: approximately $31,900,000 due to increased wages and related expenses (excluding pharmacy) principally due to higher wages and greater benefits required to attract and retain qualified personnel, the hiring of therapists on staff as opposed to contracting for their services and increased staffing levels in Beverly's nursing facilities to cover increased patient acuity; approximately $17,000,000 due to increases in pharmacy-related costs; approximately $3,200,000 due to increases in nursing supplies and other variable costs; and approximately $15,500,000 due to various other items. These increases in Beverly's operating and administrative costs were partially offset by approximately $15,700,000 due to a decrease in contracted therapy expenses as a result of hiring therapists on staff as opposed to contracting for their services.

     Excluding the Institutional Pharmacy Business, the increase in operating and administrative costs for same facility operations for the six months ended June 30, 1997, as compared to the same period in 1996, was due to the following: approximately $31,900,000 due to increased wages and related expenses; approximately $3,200,000 due to increases in nursing supplies and other variable costs; and approximately $16,000,000 due to various other items; partially offset by approximately $15,700,000 due to a decrease in contracted therapy expenses.

     Beverly's interest expense decreased approximately $1,400,000 as compared to the same period in 1996 primarily due to repayments of the term loan and revolver borrowings under Beverly's 1994 Credit Agreement, the term loan under Beverly's 1992 Credit Facility and the Nippon Term Loan during late 1996 with the proceeds from a new credit facility. The increase in Beverly's depreciation and amortization expense of approximately $3,800,000 as compared to the same period in 1996, was affected by the following: approximately $6,300,000 increase primarily due to capital additions and improvements, as well as, acquisitions; partially offset by a decrease of approximately $2,500,000 related to the disposition of, or lease terminations on, certain nursing facilities and MedView.

     The Institutional Pharmacy Business had an immaterial effect on the change in interest expense for the six months ended June 30, 1997, as compared to the same period in 1996. Excluding the Institutional Pharmacy Business, depreciation and amortization expense increased approximately $1,700,000 for the six months ended June 30, 1997, as compared to the same period in 1996. Such increase was due to the following: approximately $4,200,000 increase primarily due to capital additions and improvements, as well as, acquisitions; partially offset by a decrease of approximately $2,500,000 related to the disposition of, or lease terminations on, certain nursing facilities and MedView.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share," which is required to be adopted in financial statements for periods ending after December 15, 1997. At that time, New Beverly will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements, primary earnings per share will be renamed basic earnings per share and will exclude the dilutive effect of stock options. The impact is not expected to result in a change in New Beverly's primary earnings per share or fully diluted earnings per share (which will be renamed dilutive earnings per share) for the six-month periods ended June 30, 1997 and 1996.

     1996 Compared to 1995

     Beverly's net income was $50,300,000 for the year ended December 31, 1996, as compared to a net loss of $8,123,000 for the same period in 1995. Beverly's net income for 1996 included a $1,726,000 extraordinary charge, net of income taxes, related to the write-off of unamortized deferred financing costs related to certain refinanced debt. Beverly's net loss for 1995 included a pre-tax charge of $100,277,000 for impaired long-lived assets related primarily to the adoption of SFAS No. 121 (as defined below) and the write-off of software and business development costs, as well as a charge of $4,000,000 related to an overhead and staff reduction program implemented during the fourth quarter of 1995.

     Excluding the Institutional Pharmacy Business, net income for the year ended December 31, 1996 would have been $31,739,000 as compared to a net loss of $12,709,000 for the same period in 1995. Excluding the Institutional Pharmacy Business, the net loss for 1995 would have included a pre-tax charge of $90,734,000 for impaired long-lived assets related primarily to the adoption of SFAS No. 121 and the write-off of software costs as well as the $4,000,000 overhead and staff reduction charge, as mentioned above.

     Beverly had an annual effective tax rate of 59% for the year ended December 31, 1996, compared to a negative annual effective tax rate of 32% for the same period in 1995. Beverly's annual effective tax rate in 1996 was different than the federal statutory rate primarily due to the impact of nondeductible goodwill associated with the sale of MedView. In addition, Beverly's annual effective tax rate in 1995 was different than the federal statutory rate primarily due to the impact of nondeductible goodwill included in the adjustments resulting from the adoption of SFAS No. 121. At December 31, 1996, Beverly had general business tax credit carryforwards of $12,236,000 for income tax purposes which expire in years 2005 through 2011. For financial reporting purposes, the general business tax credit carryforwards have been utilized to offset existing net taxable temporary differences reversing during the carryforward periods.

     Excluding the Institutional Pharmacy Business, Beverly would have had an annual effective tax rate of 64.9% for the year ended December 31, 1996, as compared to an annual effective tax rate of 24% for the same period in 1995.

     Beverly's net operating revenues increased approximately $38,600,000 for the year ended December 31, 1996, as compared to the same period in 1995. This increase consisted of the following: increases of approximately $62,300,000 for facilities which Beverly operated during each of the years ended December 31, 1996 and 1995 ("same facility operations"); increases of approximately $91,700,000 related to the acquisition of Pharmacy Management Services, Inc. ("PMSI") in mid-1995, acquisitions of eight nursing facilities, and certain pharmacy, hospice and outpatient therapy businesses during 1996 and the expanded operations of American Transitional Hospitals, Inc. ("ATH"); partially offset by decreases of approximately $115,400,000 due to the disposition of, or lease terminations on, 83 nursing facilities and MedView in 1996 and 29 nursing facilities in 1995. Beverly's operating and administrative costs decreased approximately $1,900,000 for the year ended December 31, 1996, as compared to the same period in 1995. This decrease consisted of the following: decreases of approximately $114,200,000 due to the disposition of, or lease terminations on, 83 nursing facilities and MedView in 1996 and 29 nursing facilities in 1995; offset by increases of approximately $39,000,000 for same facility operations and increases of approximately $73,300,000 related to the acquisition of PMSI in mid-1995, acquisitions of eight nursing facilities, and certain pharmacy, hospice and outpatient therapy businesses during 1996 and the expanded operations of ATH.

     Excluding the Institutional Pharmacy Business, net operating revenues would have decreased approximately $18,000,000 for the year ended December 31, 1996, as compared to the same period in 1995. This decrease consisted of the following: a decrease of approximately $115,400,000 due to certain dispositions, as noted above; partially offset by increases of approximately $57,800,000 for same facility operations; and increases of approximately $39,600,000 related to acquisitions of nursing facilities, hospices and outpatient therapy clinics, the acquisition of MedView in mid-1995 and the expanded operations of ATH. Excluding the Institutional Pharmacy Business, operating and administrative costs would have decreased approximately $40,500,000 for the year ended December 31, 1996, as compared to the same period in 1995. This decrease consisted of the following: decreases of approximately $114,200,000 due to certain dispositions, as noted above; partially offset by increases of approximately $39,500,000 for same facility operations and increases of approximately $34,200,000 related to acquisitions of nursing facilities, hospices and outpatient therapy clinics, the acquisition of MedView in mid-1995 and the expanded operations of ATH.

     The increase in Beverly's net operating revenues for same facility operations for the year ended December 31, 1996, as compared to the same period in 1995, was due to the following: approximately

$110,500,000 due primarily to increases in room and board rates; and approximately $5,600,000 due to one additional calendar day for the year ended December 31, 1996, as compared to the same period in 1995. These increases in Beverly's net operating revenues were partially offset by approximately $28,500,000 due to a decrease in same facility occupancy to 87.7% for the year ended December 31, 1996, as compared to 88.9% for the same period in 1995; approximately $19,700,000 due to decreases in ancillary revenues primarily due to Beverly's continuing efforts to bring therapists on staff as opposed to contracting for their services; and approximately $5,600,000 due to various other items.

     Excluding the Institutional Pharmacy Business, the increase in net operating revenues for same facility operations for the year ended December 31, 1996, as compared to the same period in 1995, was due to the following: approximately $110,500,000 due primarily to increases in room and board rates; and approximately $5,600,000 due to one additional calendar day for the year ended December 31, 1996, as compared to the same period in 1995. These increases in net operating revenues were partially offset by approximately $28,500,000 due to a decrease in same facility occupancy; approximately $19,700,000 due to a decrease in ancillary revenues primarily due to bringing therapists on staff; and approximately $10,100,000 due to various other items.

     The increase in Beverly's operating and administrative costs for same facility operations for the year ended December 31, 1996, as compared to the same period in 1995, was due to the following: approximately $109,000,000 due to increased wages and related expenses (excluding pharmacy) principally due to higher wages and greater benefits required to attract and retain qualified personnel, the hiring of therapists on staff as opposed to contracting for their services and increased staffing levels in Beverly's nursing facilities to cover increased patient acuity; approximately $8,300,000 due to increases in nursing supplies and other variable costs; and approximately $19,100,000 due to various other items. These increases in Beverly's operating and administrative costs were partially offset by approximately $93,400,000 due to a decrease in contracted therapy expenses as a result of hiring therapists on staff as opposed to contracting for their services; and approximately $4,000,000 due to an overhead and staff reduction program implemented during the fourth quarter of 1995.

     Excluding the Institutional Pharmacy Business, the increase in operating and administrative costs for same facility operations for the year ended December 31, 1996, as compared to the same period in 1995, was due to the following: approximately $109,000,000 due to increased wages and related expenses; approximately $8,300,000 due to increases in nursing supplies and other variable costs; and approximately $15,600,000 due to various other items. These increases in operating and administrative costs were partially offset by approximately $93,400,000 due to a decrease in contracted therapy expenses.

     Beverly's interest expense increased approximately $6,900,000 as compared to the same period in 1995 primarily due to the exchange of Preferred Stock into 5 1/2% Debentures in November 1995, the issuance and assumption of approximately $40,000,000 of long-term obligations in conjunction with certain acquisitions and the issuance of $25,000,000 of taxable revenue bonds during 1995, partially offset by a reduction of approximately $52,800,000 of long-term obligations in conjunction with the disposition of certain facilities. Although Beverly's depreciation and amortization expense increased only $1,900,000 as compared to the same period in 1995, it was affected by the following: approximately $5,800,000 increase primarily due to capital additions and improvements and, to a lesser extent, acquisitions; partially offset by a decrease of approximately $3,900,000 related to the disposition of, or lease terminations on, certain nursing facilities.

     The Institutional Pharmacy Business had an immaterial effect on the change in interest expense for the year ended December 31, 1996, as compared to the same period in 1995. Excluding the Institutional Pharmacy Business, depreciation and amortization expense decreased approximately $1,300,000 for the year ended December 31, 1996, as compared to the same period in 1995, primarily due to the disposition of, or lease terminations on certain nursing facilities, partially offset by an increase due to capital additions and improvements.

     1995 Compared to 1994

     Beverly's net loss was $8,123,000 for the year ended December 31, 1995, as compared to net income of $74,501,000 for the same period in 1994. Net loss for 1995 included a pre-tax charge of $100,277,000 for impaired long-lived assets related primarily to the adoption of SFAS No. 121 (as defined below) and the write-off of software and business development costs, as well as a charge of $4,000,000 related to an overhead and staff reduction program implemented during the fourth quarter of 1995. Net income for 1994 included a $2,412,000 extraordinary charge, net of income taxes, related to the write-off of unamortized deferred financing costs related to certain refinanced debt.

     Excluding the Institutional Pharmacy Business, net loss for the year ended December 31, 1995 would have been $12,709,000 as compared to a net income of $61,855,000 for the same period in 1994. Excluding the Institutional Pharmacy Business, the net loss for 1995 would have included a pre-tax charge of $90,734,000 for impaired long-lived assets related primarily to the adoption of SFAS No. 121 and the write-off of software costs, as well as the $4,000,000 overhead and staff reduction charge, as mentioned above.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," ("SFAS No. 121") which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amounts. The impairment loss is measured by comparing the fair value of the asset to its carrying amount.

     In the fourth quarter of 1995, Beverly recorded an impairment loss of approximately $68,130,000 upon adoption of SFAS No. 121. Such loss primarily related to certain nursing facilities, transitional hospitals, institutional pharmacies and assisted living centers with current period operating losses. Such current period operating losses, combined with a history of operating losses and anticipated future operating losses, led management to believe that impairment existed at such facilities. In addition, there were certain nursing facilities for which management expected an adverse impact on future earnings and cash flows as a result of recent changes in state Medicaid reimbursement programs. Accordingly, management estimated the undiscounted future cash flows to be generated by each facility. If the undiscounted future cash flow estimates were less than the carrying value of the corresponding facility, management estimated the fair value of such facility and wrote the carrying value down to their estimate of fair value. Management calculated the fair value of the impaired facilities by using the present value of estimated future cash flows, or its best estimate of what such facility, or similar facilities in that state, would sell for in the open market. Management believes it has the knowledge to make such estimates of open market sales prices based on the volume of facilities Beverly has purchased and sold in previous years.

     In addition to the SFAS No. 121 charge, Beverly recorded a fourth quarter impairment loss for other long-lived assets of approximately $32,147,000 primarily related to the write-off of software and business development costs. During the fourth quarter of 1995, Beverly hired a new Senior Vice President of Information Technology, who redirected Beverly's systems development initiatives, causing a write-down, or a write-off, of certain software and software development projects. In addition, Beverly wrote off certain business development and other costs where Beverly believed the carrying amount was unrecoverable.

     The impairment loss recorded upon adoption of SFAS No. 121, excluding the Institutional Pharmacy Business, would have been approximately $62,738,000 and the impairment loss for other long-lived assets would have been approximately $27,996,000, excluding the Institutional Pharmacy Business.

     Beverly had a negative annual effective tax rate of 32% for the year ended December 31, 1995, compared to an annual effective tax rate of 33% for the same period in 1994. Beverly's annual effective tax rate in 1995 was different than the federal statutory rate primarily due to the impact of nondeductible goodwill included in the adjustments resulting from the adoption of SFAS No. 121. In addition, Beverly's 1994 annual effective tax rate was lower than the federal statutory rate primarily due to the utilization of certain tax credit carryforwards, partially offset by the impact of state income taxes. At December 31, 1995, Beverly had general business tax credit carryforwards of $20,784,000 for income tax purposes which expire in years 2005 through 2009. For financial reporting purposes, the general business tax credit carryforwards have been utilized to offset existing net taxable temporary differences reversing during the carryforward periods. Due to taxable losses in prior years, future taxable income was not assumed and a valuation allowance of $198,000 for the year ended December 31, 1994 was recognized to offset the deferred tax assets related to those carryforwards. Beverly's valuation allowance was eliminated in 1995 due to the utilization of general business tax credits.

     Excluding the Institutional Pharmacy Business, Beverly would have had an annual effective tax rate of 24% for the year ended December 31, 1995, as compared to an annual effective tax rate of 30.8% for the same period in 1994.

     Beverly's net operating revenues and operating and administrative costs increased approximately $259,300,000 and $245,300,000, respectively, for the year ended December 31, 1995, as compared to the same period in 1994. These increases consist of the following: increases in net operating revenues and operating and administrative costs for facilities which Beverly operated during each of the years ended December 31, 1995 and 1994 ("same facility operations") of approximately $157,600,000 and $148,900,000, respectively; increases in net operating revenues and operating and administrative costs of approximately $239,500,000 and $222,400,000, respectively, related to the expanded operations of ATH and the acquisitions of Insta-Care Holdings, Inc. ("Insta-Care") and Synetic, Inc. ("Synetic") in late 1994 as well as PMSI in mid-1995; and decreases in net operating revenues and operating and administrative costs of approximately $137,800,000 and $126,000,000, respectively, due to the disposition of, or lease terminations on, 29 facilities in 1995 and 77 facilities in 1994.

     Excluding the Institutional Pharmacy Business, net operating revenues and operating and administrative costs would have increased approximately $51,900,000 and $39,900,000, respectively, for the year ended December 31, 1995, as compared to the same period in 1994. These increases consist of the following: increases in net operating revenues and operating and administrative costs of $139,900,000 and $127,600,000 for same facility operations, respectively; increases in net operating revenues and operating and administrative costs of approximately $49,800,000 and $38,300,000, respectively, related to the acquisition of MedView in mid-1995 and the expanded operations of ATH; and decreases in net operating revenues and operating and administrative costs of approximately $137,800,000 and $126,000,000, respectively, due to certain dispositions, as noted above.

     The increase in Beverly's net operating revenues for same facility operations for the year ended December 31, 1995, as compared to the same period in 1994, was due to the following: approximately $111,800,000 due primarily to increases in Medicaid room and board rates, and to a lesser extent, private and Medicare room and board rates; approximately $37,500,000 due primarily to increases in pharmacy-related revenues; approximately $23,000,000 due to increased ancillary revenues as a result of providing additional ancillary services to Beverly's Medicare and private-pay patients; and approximately $8,300,000 due to various other items. These increases in Beverly's net operating revenues were partially offset by approximately $23,000,000 due to a decrease in same facility occupancy to 88.5% for the year ended December 31, 1995, as compared to 89.5% for the same period in 1994.

     Excluding the Institutional Pharmacy Business, the increase in net operating revenues for same facility operations for the year ended December 31, 1995, as compared to the same period in 1994, was due to the following: approximately $111,800,000 due primarily to increases in room and board rates; approximately $23,000,000 due to increased ancillary revenues; and approximately $28,100,000 due to various other items. These increases in net operating revenues were partially offset by approximately $23,000,000 due to a decrease in same facility occupancy.

     The increase in Beverly's operating and administrative costs for same facility operations for the year ended December 31, 1995, as compared to the same period in 1994, was due to the following: approximately $125,700,000 due to increased wages and related expenses (excluding pharmacy) principally due to higher wages and greater benefits required to attract and retain qualified personnel, the hiring of therapists on staff as opposed to contracting for their services and increased staffing levels in Beverly's nursing facilities to cover increased patient acuity; approximately $4,000,000 due to an overhead and staff reduction program implemented during the fourth quarter of 1995; approximately $38,100,000 due to increases in nursing supplies and other variable costs; and approximately $38,800,000 due primarily to increases in pharmacy-related costs and various other items. These increases in Beverly's operating and administrative costs were partially offset by approximately $57,700,000 due to a decrease in contracted therapy expenses as a result of hiring therapists on staff as opposed to contracting for their services.

     Excluding the Institutional Pharmacy Business, the increase in operating and administrative costs for same facility operations for the year ended December 31, 1995, as compared to the same period in 1994, was due to the following: approximately $125,700,000 due to increased wages and related expenses; approximately $4,000,000 due to the overhead and staff reduction program discussed above; approximately $38,100,000 due to increases in nursing supplies and other variable costs; and approximately $17,500,000 due to various other items. These increases in operating and administrative costs were partially offset by approximately $57,700,000 due to a decrease in contracted therapy expenses.

     Beverly's interest expense increased approximately $19,500,000 as compared to the same period in 1994 primarily due to additional interest related to the issuance of approximately $308,000,000 of long-term obligations during late 1994 and in 1995 primarily in conjunction with certain acquisitions. Beverly's depreciation and amortization expense increased approximately $14,800,000 as compared to the same period in 1994 primarily due to acquisitions, capital additions and improvements and the opening of newly constructed facilities, partially offset by a decrease due to the dispositions of, or lease terminations on, certain facilities.

     The Institutional Pharmacy Business had no effect on the increase in interest expense for the year ended December 31, 1995, as compared to the same period in 1994. Excluding the Institutional Pharmacy Business, depreciation and amortization expense increased approximately $7,400,000 for the year ended December 31,1995, as compared to the same period in 1994 primarily due to capital additions and improvements and the opening of newly constructed facilities, partially offset by a decrease due to the dispositions of, or lease terminations on, certain facilities.

LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 1997, Beverly had approximately $71,800,000 in cash and cash equivalents and net working capital of approximately $330,200,000. Beverly anticipates that approximately $42,700,000 of its existing cash at June 30, 1997, while not legally restricted, will be utilized to fund certain workers' compensation and general liability claims, and Beverly does not expect to use such cash for other purposes. Beverly had approximately $249,200,000 of unused commitments under its Revolver/Letter of Credit Facility as of June 30, 1997.

     Excluding the Institutional Pharmacy Business, cash and cash equivalents were approximately $65,100,000 and net working capital was approximately $222,100,000 as of June 30, 1997.

     Beverly's net cash provided by operating activities for the six months ended June 30, 1997 was approximately $61,500,000, an increase of approximately $4,500,000 from the prior year. Beverly's net cash provided by investing activities and net cash used for financing activities were approximately $42,900,000 and $102,400,000, respectively, for the six months ended June 30, 1997. Beverly primarily used cash generated from operations to fund capital expenditures totaling approximately $70,300,000. Beverly received net cash proceeds of approximately $143,400,000 from the dispositions of facilities and other assets and approximately $18,400,000 from collections on notes receivable and Beverly's REMIC investment. Such net cash proceeds were used to fund acquisitions of approximately $45,400,000, to repay approximately $28,200,000 of long-term obligations, to repurchase shares of Beverly Common Stock, and to repay Revolver borrowings.

     Excluding the Institutional Pharmacy Business, net cash provided by operating activities for the six months ended June 30, 1997 was approximately $49,200,000, an increase of approximately $8,600,000 from the prior year. Net cash provided by investing activities and net cash used for financing activities, excluding the Institutional Pharmacy Business, were approximately $76,100,000 and $101,900,000, respectively, for the six months ended June 30, 1997. Excluding the Institutional Pharmacy Business, cash from operations were used to fund capital expenditures totalling approximately $64,700,000. Excluding the Institutional Pharmacy Business, net cash proceeds of approximately $143,400,000 from the dispositions of facilities and other assets and approximately $17,800,000 from collections on notes receivable and Beverly's REMIC investment were used to fund acquisitions of approximately $17,800,000, to repay approximately $27,700,000 of long-term obligations, to repurchase shares of Beverly Common Stock, and to repay Revolver borrowings.

     In April 1997, Beverly entered into a definitive agreement with Capstone to combine PCA with Capstone to create one of the nation's largest independent institutional pharmacy companies. Beverly will receive approximately $275,000,000 of cash as partial repayment for PCA's intercompany debt, with any remaining intercompany balance contributed to PCA's capital. Beverly intends to use the $275,000,000 to repay Revolver borrowings, to pay off the 7 5/8% Convertible Debentures, to pay off the 8.75% Notes, to repay certain other notes and mortgages and for general corporate purposes. Pursuant to the Merger Agreement, at the Effective Time, each share of Beverly Common Stock issued and outstanding immediately prior to the Effective Time (other than fractional shares) will be converted into the right to receive that number of newly issued shares of Capstone Common Stock equal to the quotient, expressed to four decimal places, of (a) 50,000,000 divided by (b) the number of shares of Beverly Common Stock outstanding immediately prior to the Effective Time. The Merger, which is subject to approvals by the stockholders of both Beverly and Capstone, completion of the Distribution (as discussed below), and approvals by various government agencies, is expected to close by year-end.

     In connection with the restructuring, Beverly will transfer all of its non-PCA assets and liabilities to New Beverly, in exchange for the issuance of New Beverly Common Stock. Beverly will then distribute such New Beverly Common Stock to the holders of Beverly's Common Stock on a one-for-one basis. In connection with the Distribution, Beverly will be required to restructure, repay or otherwise renegotiate substantially all of its outstanding debt instruments and renegotiate or make certain payments under various employment agreements with officers of Beverly. Beverly estimates that the costs of such undertakings will approximate $10,200,000 as it relates to restructuring, repaying or renegotiating debt instruments and approximately $14,000,000 as it relates to renegotiating or paying certain amounts under various employment agreements. It is expected that such amounts, along with other transaction costs, will be funded with a portion of the $275,000,000 proceeds to be received as a partial repayment of PCA's intercompany debt, as discussed above.

     On July 17, 1997, Beverly called its 5 1/2% Convertible Subordinated Debentures for redemption on August 18, 1997. A total of $149,162,550 of the $150 million aggregate principal amount outstanding was converted to 11,189,924 shares of Beverly Common Stock, increasing the outstanding shares of Beverly Common Stock by that amount, and which will result in holders of Beverly Common Stock receiving a comparatively smaller number of shares of Capstone Common Stock in the Merger. The payment of the redemption price of 103.3% of the remaining principal amount plus the cash in lieu of fractional shares was within the amount permitted under the Restrictive Payment provisions of the Indenture.

     Beverly believes that its existing cash and cash equivalents, working capital from operations, borrowings under its banking arrangements, issuance of certain debt securities and refinancings of certain existing indebtedness will be adequate to repay its debts due within one year of approximately $35,700,000 (including scheduled sinking fund redemption requirements with respect to Beverly's 7 5/8% Convertible Debentures, which may be funded in whole or in part from time to time through open market purchases of such debentures), to make normal recurring capital additions and improvements of approximately $138,000,000, to make selective acquisitions, including the purchase of previously leased facilities, to construct new facilities, and to meet working capital requirements for the twelve months ending June 30, 1998.

     As of June 30, 1997, Beverly had total indebtedness of approximately $1,054,200,000 and total stockholders' equity of approximately $890,700,000. On a pro forma basis, as of June 30, 1997, after giving effect to the Merger, the Distribution and all transactions contemplated thereby, as described in the section captioned "Capitalization," above, New Beverly would have total indebtedness of approximately $685,300,000 and stockholders' equity of approximately $835,700,000. The ability of Beverly, or New Beverly, to satisfy its long-term obligations will be dependent upon its future performance, which will be subject to prevailing economic conditions and to financial, business and other factors beyond Beverly's, or New Beverly's, control, such as federal and state healthcare reform. In addition, healthcare service providers operate in an industry that is currently subject to significant changes from business combinations, new strategic alliances, legislative reform, increased regulatory oversight, aggressive marketing practices by competitors and market pressures. In this environment, Beverly has been, and it is expected that New Beverly will be, frequently contacted by, and otherwise engage in discussions with, other healthcare companies and financial advisors regarding possible strategic alliances, joint ventures, business combinations and other financial alternatives. The terms of substantially all of New Beverly's debt instruments will require New Beverly to repay or refinance indebtedness under such debt instruments in the event of a change of control. There can be no assurance that New Beverly will have the financial resources to repay such indebtedness upon a change of control. See
"-- General."

     Following the Distribution and Merger, New Beverly believes that its cash and cash equivalents, working capital from operations, borrowings under its banking arrangements, issuance of certain debt securities and refinancings of certain existing indebtedness will be adequate to repay its debts due within one year, to make normal recurring capital additions and improvements, to make selective acquisitions, including the purchase of previously leased facilities, to construct new facilities and to meet working capital requirements. On a pro forma basis, as of June 30, 1997, New Beverly would have debts due within one year of approximately $24,100,000 and normal recurring capital additions and improvements for the twelve months ending June 30, 1998 of approximately $118,000,000.

BUSINESS

GENERAL

     References herein to Beverly include Beverly Enterprises, Inc. and its wholly-owned subsidiaries. References herein to New Beverly are to the Remaining Healthcare Business after the consummation of the Transactions. Immediately following the completion of the Transactions, New Beverly will change its name to Beverly Enterprises, Inc.

     The business of Beverly consists principally of providing long-term healthcare, including the operation of nursing facilities, acute long-term transitional hospitals, institutional and mail service pharmacies, rehabilitation therapy services, outpatient therapy clinics, assisted living centers, hospices and home healthcare centers. The business of New Beverly will consist of all of the operations of Beverly except the institutional and mail service pharmacies.


     Beverly is, and New Beverly is expected to be, the largest operator of nursing facilities in the United States. At June 30, 1997, Beverly operated 574 nursing facilities with 64,206 licensed beds. The facilities are located in 31 states and the District of Columbia, and range in capacity from 20 to 355 beds. At June 30, 1997, Beverly also operated 74 pharmacies, 33 assisted living centers containing 897 units, 12 transitional hospitals containing 639 beds, 46 outpatient therapy clinics, 21 hospices and six home healthcare centers. It is expected that New Beverly will operate all of such businesses after the Transactions, except for the 74 pharmacies. Beverly's facilities had average occupancy of 86.5% for the six months ended June 30, 1997 and 87.4%, 88.1% and 88.5% during the years ended December 31, 1996, 1995 and 1994, respectively. See "Properties" below.


     Healthcare service providers, such as Beverly, and after the Transactions New Beverly, operate in an industry that is subject to significant changes from business combinations, new strategic alliances, legislative reform, aggressive marketing practices by competitors and market pressures. In this environment, Beverly is, and it is expected that New Beverly will be frequently contacted by, and otherwise engage in discussions with, other healthcare companies and financial advisors regarding possible strategic alliances, joint ventures, business combinations and other financial alternatives.

OPERATIONS

     New Beverly will be organized into three operating units, which will support New Beverly's delivery of vertically integrated services to the long-term healthcare market. These operating units include: (i) Beverly Health and Rehabilitation Services, Inc. ("BHRS") and its subsidiaries provide long-term and subacute care through the operation of nursing facilities and assisted living centers; (ii) Spectra Rehab Alliance, Inc. ("Spectra") and its subsidiaries operate outpatient therapy clinics, and hospices and manage Beverly's rehabilitation services business; and (iii) ATH and its subsidiaries operate Beverly's transitional hospitals. Each operating unit will be headed by a President who will be a senior officer of New Beverly and will report directly to the President of New Beverly. Each of the three operating units will also have a separate Board of Directors consisting of four senior executives of New Beverly and the President of the unit.

     Long-Term Care. BHRS's nursing facilities provide, and BHRS will continue to provide residents with routine long-term care services, including daily dietary, social and recreational services and a full range of pharmacy services and medical supplies. BHRS's highly skilled staff also offers complex and intensive medical services to patients with higher acuity disorders outside the traditional acute care hospital setting.

     Rehabilitation Therapies. Spectra has developed, and will continue to develop and expand New Beverly's healthcare expertise in rehabilitation and provide skilled rehabilitation (occupational, physical, speech and respiratory) therapies in substantially all of BHRS's nursing facilities. Through Spectra, Beverly offers, and New Beverly will offer, industrial rehabilitation, outpatient therapy clinics, acute hospital therapy contracts, management/consulting rehabilitation programs and hospice programs within Beverly's, and after the Transactions New Beverly's, network of facilities, and to other healthcare providers.

     Transitional Care. ATH operates, and will continue to operate, transitional hospitals which address the needs of patients requiring intense therapy regimens, but not necessarily the breadth of services provided within traditional acute care hospitals. The typical ATH patient requires an average of six hours of nursing care per day for 30 to 45 days.

     Other Services. Beverly offers, and New Beverly will offer, other healthcare related services to payors and patients, including assisted living and home healthcare services, and information and referral systems that link payors and employees to long-term care providers.

     Pharmacy Services. PCA is one of the nation's largest institutional pharmacies delivering drugs and related products and services, infusion therapy and other healthcare products (enteral and urological) to nursing facilities, acute care and transitional care hospitals, home care providers, psychiatric facilities, correctional facilities, assisted living centers, retirement homes and their patients. PCA also provides consultant pharmacist services, which include evaluations of patient drug therapy, and drug handling, distribution and administration within a nursing facility as well as assistance with state and federal regulatory compliance. PCA's mail service pharmacy delivers drugs and medical equipment to workers' compensation payors, claimants and employers. Pursuant to the Merger Agreement and the Distribution Agreement, the Remaining Healthcare Business of Beverly will be transferred to New Beverly and the Institutional Pharmacy Business, operated by PCA, which will be the sole remaining business of Beverly, will be merged with and into Capstone.

     Beverly has, and New Beverly will have, a Quality Management ("QM") program to help ensure that high quality care is provided in each of its nursing, transitional and outpatient facilities. Beverly's QM program has been a key factor in helping Beverly to exceed the industry's nationwide average compliance statistics, as determined by the Health Care Financing Administration of the Department of Health and Human Services ("HCFA"). Beverly's nationwide QM network of healthcare professionals includes physician Medical Directors, registered nurses, dieticians, social workers and other specialists who work in conjunction with regional and facility based QM professionals. Facility based QM is structured through Beverly's Quality Assessment and Assurance committee. With a philosophy of quality improvement, Beverly-wide clinical indicators are utilized as a database to set goals and monitor thresholds in critical areas directly related to the delivery of healthcare related services. These internal evaluations are used by local quality improvement teams, which include QM advisors, to identify and correct possible problems. The Senior Vice President of QM reports directly to the President of Beverly and the QM Committee of Beverly's Board of Directors, and will report directly to the President of New Beverly and the QM Committee of New Beverly's Board of Directors.

GOVERNMENTAL REGULATION AND REIMBURSEMENT

     Beverly's nursing facilities are, and New Beverly's nursing facilities will be, subject to compliance with various federal, state and local healthcare statutes and regulations. Compliance with state licensing requirements imposed upon all healthcare facilities is a prerequisite for the operation of the facilities and for participation in government-sponsored healthcare funding programs, such as Medicaid and Medicare. Medicaid is a medical assistance program for the indigent, operated by individual states with the financial participation of the federal government. Medicare is a health insurance program for the aged and certain other chronically disabled individuals, operated by the federal government. Changes in the reimbursement policies of such funding programs as a result of budget cuts by federal and state governments or other legislative and regulatory actions could have a material adverse effect on Beverly's and New Beverly's financial position, results of operations and cash flows.

     Beverly receives, and New Beverly will receive, payments for services rendered to patients from (a) each of the states in which its nursing facilities are located under the Medicaid program; (b) the federal government under the Medicare program; and (c) private payors, including commercial insurers and managed care payors, and Veterans Administration ("VA"). The following table sets forth: (i) patient days derived from the indicated sources of payment as a percentage of total patient days, (ii) room and board revenues derived from the indicated sources of payment as a percentage of net operating revenues, and
(iii) ancillary and other revenues derived from all sources of payment as a percentage of net operating revenues, for the periods indicated:

                                          MEDICAID             MEDICARE          PRIVATE AND VA
                                     ------------------   ------------------   ------------------   ANCILLARY
                                               ROOM AND             ROOM AND             ROOM AND      AND
                                     PATIENT    BOARD     PATIENT    BOARD     PATIENT    BOARD       OTHER
                                      DAYS     REVENUES    DAYS     REVENUES    DAYS     REVENUES   REVENUES
                                     -------   --------   -------   --------   -------   --------   ---------
Six months ended:
  June 30, 1997....................    68%       40%        13%       13%        19%       15%         32%
Year ended:
  December 31, 1996................    69%       42%        12%       12%        19%       14%         32%
  December 31, 1995................    68%       43%        12%       11%        20%       15%         31%
  December 31, 1994................    68%       47%        12%       11%        20%       16%         26%

     Excluding revenues from the Institutional Pharmacy Business, Medicaid, Medicare, Private and VA, and Ancillary and Other Revenues would have been 47%, 15%, 18% and 20%, respectively, as a percentage of net operating revenues for the six months ended June 30, 1997.

     Consistent with the long-term care industry in general, changes in the mix of Beverly's, or New Beverly's, patient population among the Medicaid, Medicare and private categories can significantly affect revenues and profitability. Although the level of cost reimbursement for Medicare patients typically generates the highest revenue per patient day, profitability is not proportionally increased due to the additional costs associated with the required higher level of nursing care and other services for such patients. In most states, private patients are the most profitable, and Medicaid patients are the least profitable.

     Beverly has experienced significant growth in ancillary revenues over the past several years. Ancillary revenues are derived from providing services to residents beyond room, board and custodial care and include occupational, physical, speech, respiratory and intravenous ("IV") therapy, as well as sales of pharmaceuticals and other services. Such services are currently provided primarily to Medicare and private pay patients, consistent with the trend in healthcare of providing a broader range of services in a lower cost setting, such as Beverly's nursing facilities. Beverly is pursuing, and New Beverly will continue to pursue, further growth of ancillary revenues, through acquisitions as well as internal expansion of specialty services such as rehabilitation. Due to Beverly's continuing efforts to bring therapists on staff as opposed to contracting for their services, and the corresponding reduction in costs, the overall rate of growth in ancillary revenues has been adversely impacted.

     Medicaid programs are currently in existence in all of the states in which Beverly currently, and New Beverly will, operate nursing facilities. While these programs differ in certain respects from state to state, they are all subject to federally-imposed requirements, and at least 50% of the funds available under these programs are provided by the federal government under a matching program.


     Currently, Medicare and most state Medicaid programs utilize a cost-based reimbursement system for nursing facilities which reimburses facilities for the reasonable direct and indirect allowable costs incurred in providing routine patient care services (as defined by the programs) plus, in certain states, efficiency incentives or a return on equity, subject to certain cost ceilings. These costs normally include allowances for administrative and general costs as well as the costs of property and equipment (e.g. depreciation and interest, fair rental allowance or rental expense). In some states, cost-based reimbursement is subject to retrospective adjustment through cost report settlement. In other states, payments made to a facility on an interim basis that are subsequently determined to be less than or in excess of allowable costs may be adjusted through future payments to the affected facility and to other facilities owned by the same owner. State Medicaid reimbursement programs vary as to methodology used to determine the level of allowable costs which are reimbursed to operators.

     Arkansas, California, Louisiana and Texas provide for reimbursement at a flat daily rate, as determined by the responsible state agency. In all other states with a Medicaid program in which Beverly currently operates, and in which New Beverly will operate, payments are based upon facility-specific cost reimbursement formulas established by the applicable state. The Medicaid and Medicare programs each contain specific requirements which must be adhered to by healthcare facilities in order to qualify under the programs.


     Governmental funding for healthcare programs is subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease program reimbursement to healthcare facilities. In August 1997 the President signed into law the Balanced Budget Act of 1997 in which the Congress included numerous program changes directed at balancing the federal budget. The legislation changes Medicare and Medicaid policy in a number of ways -- including development of new Medicare and Medicaid health plan options, creation of additional safeguards against health care fraud and abuse, repeal of the Medicaid "Boren Amendment" payment standard and the phasing in of a Medicare prospective payment system for skilled nursing facilities beginning in July 1998. The legislation includes new opportunities for providers to focus further on patient outcomes by creating alternative patient delivery structures and phasing in a Medicare prospective payment system for skilled nursing facilities beginning in July 1998. At this time, Beverly has not been able to assess the impact of these changes, due in large part to uncertainty as to the details of implementation and interpretation of the legislation by HCFA and, therefore, no assurances can be made as to the ultimate impact of this legislation or future healthcare reform legislation on Beverly's and New Beverly's financial position, results of operations, or cash flows. However, future federal budget legislation and regulatory changes may negatively impact New Beverly.



     During the first quarter of 1997, proposed rules were issued by HCFA which, if implemented in their proposed form, would establish guidelines for maximum reimbursement to skilled nursing facilities for contracted speech and occupational therapy services based on equivalent salary amounts for on-staff therapists. In addition, these proposed rules would revise the salary equivalency rules currently in effect for physical therapy services. The full effect of the new rules is not readily determinable as the details of the proposal have not yet been finalized; however, New Beverly does not expect the new rules to have a material adverse effect on its consolidated results of operations or cash flows due to the fact that Beverly provides, and New Beverly will provide, the majority of its therapy services through on-staff therapists.


     In addition to the requirements to be met by nursing facilities for annual licensure renewal, healthcare facilities are subject to annual surveys and inspections in order to be certified for participation in the Medicare and Medicaid programs. In order to maintain their operator's licenses and their certification for participation in Medicare and Medicaid programs, the nursing facilities must meet certain statutory and administrative requirements. These requirements relate to the condition of the facilities and the adequacy and condition of the equipment used therein, the quality and adequacy of personnel, and the quality of medical care. Such requirements are subject to change. There can be no assurance that, in the future, New Beverly will be able to maintain such licenses for its facilities or that New Beverly will not be required to expend significant sums in order to do so.

     HCFA adopted survey, certification and enforcement procedures by regulations effective July 1, 1995 to implement the Medicare and Medicaid provisions of the Omnibus Budget Reconciliation Act of 1987 ("OBRA 1987") governing survey, certification and enforcement of the requirements for contract participation by skilled nursing facilities under Medicare and nursing facilities under Medicaid. Among the provisions that HCFA has adopted are requirements that (i) surveys focus on residents' outcomes; (ii) all deviations from the participation requirements will be considered deficiencies, but that all deficiencies will not constitute noncompliance; and (iii) certain types of deficiencies must result in the imposition of a sanction. The regulations also identify alternative remedies and specify the categories of deficiencies for which they will be applied. These remedies include: temporary management; denial of payment for new admissions; denial of payment for all residents; civil money penalties of $50 to $10,000 per day of violation; closure of facility and/or transfer of residents in emergencies; directed plans of correction; and directed in service training. The regulations also specify under what circumstances alternative enforcement remedies or termination, or both, will be imposed on facilities which are not in compliance with the participation requirements. Beverly has undertaken an analysis of the procedures in respect of its programs and facilities covered by the final HCFA regulations. While Beverly is unable to predict with total accuracy the degree to which its programs and facilities will be determined to be in compliance with regulations, compliance data for the past year is available. Results of HCFA surveys for the past year determined that approximately 96% of Beverly's facilities were in compliance with the HCFA criteria. HCFA reports have determined that of the non-Beverly facilities surveyed nationally, approximately 95% of such facilities were determined to be in compliance with such HCFA criteria. Although New Beverly could be adversely affected if a substantial portion of its programs or facilities were eventually determined not to be in compliance with the HCFA regulations, New Beverly believes its programs and facilities generally exceed industry standards.

     Beverly believes that its facilities are in substantial compliance with the various Medicaid and Medicare regulatory requirements currently applicable to them. In the ordinary course of its business, however, Beverly receives notices of deficiencies for failure to comply with various regulatory requirements. Beverly reviews such notices and takes appropriate corrective action. In most cases, Beverly and the reviewing agency will agree upon the steps to be taken to bring the facility into compliance with regulatory requirements. In some cases or upon repeat violations, the reviewing agency may take a number of adverse actions against a facility. These adverse actions can include the imposition of fines, temporary suspension of admission of new patients to the facility, decertification from participation in the Medicaid or Medicare programs and, in extreme circumstances, revocation of a facility's license.

     The Medicaid and Medicare programs provide criminal penalties for entities that knowingly and willfully offer, pay, solicit or receive remuneration in order to induce business that is reimbursed under these programs. The illegal remuneration provisions of the Social Security Act, also known as the "anti-kickback" statute, prohibit the payment or receipt of remuneration intended to induce the purchasing, leasing, ordering or arranging for any good, facility, service or item paid by Medicaid or Medicare programs. The violation of the illegal remuneration provisions is a felony and can result in the imposition of fines of up to $25,000 per occurrence. In addition, certain states in which Beverly's facilities are located, and in which New Beverly facilities will be located, have enacted statutes which prohibit the payment of kickbacks, bribes and rebates for the referral of patients. The Medicare program has published certain "Safe Harbor" regulations which describe various criteria and guidelines for transactions which are deemed to be in compliance with the anti-remuneration provisions. Although Beverly has, and New Beverly will have, contractual arrangements with some healthcare providers, management believes it is in compliance with the anti-kickback statute and other provisions of the Social Security Act and with the applicable state statutes. However, there can be no assurance that government officials responsible for enforcing these statutes will not assert that New Beverly or certain transactions in which it is involved are in violation of these statutes. The Social Security Act also imposes criminal and civil penalties for making false claims to the Medicaid and Medicare programs for services not rendered or for misrepresenting actual services rendered in order to obtain higher reimbursement.

     The Medicare and Medicaid programs also provide for the mandatory and/or permissive exclusion of providers of services who are convicted of certain offenses or who have been found to have violated certain laws or regulations. In certain circumstances, conviction of abusive or fraudulent behavior with respect to one facility may subject other facilities under common control or ownership to disqualification from participation in Medicaid and Medicare programs. In addition, some federal and state regulations provide that all facilities under common control or ownership licensed to do business within a state are subject to delicensure if any one or more of such facilities is delicensed.

     While federal regulations do not provide states with grounds to curtail funding of their Medicaid cost reimbursement programs due to state budget deficiencies, states have nevertheless curtailed funding in such circumstances in the past. No assurance can be given that states will not do so in the future or that the future funding of Medicaid programs will remain at levels comparable to the present levels. The United States Supreme Court ruled in 1990 that healthcare providers may bring suit in federal court to enforce the Medicaid Act requirement that the states reimburse nursing facilities at rates which are reasonable and adequate. Nursing facility operators, such as Beverly, and New Beverly after the Transactions, have utilized and should continue to be able to utilize the federal courts to require states to comply with their legal obligation to adequately fund Medicaid programs. However, certain of the legislative proposals discussed above contain provisions which would repeal the provisions of the Medicaid Acts which require states to pay reasonable and adequate rates and which would also eliminate the right to judicial review of certain aspects of the reimbursement systems of state Medicaid programs; therefore, there can be no assurance that nursing facility operators will be able to utilize federal courts for such purposes in the future.

COMPETITION

     The long-term care industry is highly competitive. Beverly's competitive position has varied, and New Beverly's competitive position will vary, from facility to facility, from community to community and from state to state. Some of the significant competitive factors for the placing of patients in a nursing facility include quality of care, reputation, physical appearance of facilities, services offered, family preferences, location, physician services and price. New Beverly's operations will compete with services provided by nursing facilities, acute care hospitals, subacute facilities, transitional hospitals, rehabilitation facilities, therapy clinics, hospices and home healthcare centers. Beverly does, and New Beverly will, compete with a number of tax-exempt nonprofit organizations which can finance acquisitions and capital expenditures on a tax-exempt basis or receive charitable contributions unavailable to Beverly, and New Beverly. There can be no assurance that New Beverly will not encounter increased competition which could adversely affect its business, results of operations or financial condition.

EMPLOYEES

     At June 30, 1997, Beverly had approximately 80,000 employees (approximately 76,000 employees excluding those of the Institutional Pharmacy Business). Beverly is, and New Beverly will be, subject to both federal minimum wage and applicable federal and state wage and hour laws and maintains various employee benefit plans.

     The federal government recently increased the minimum wage in two phases, beginning October 1, 1996, and September 1, 1997, respectively. This new legislation did not result in a material increase in Beverly's wage rates in 1996, and Beverly does not anticipate a material impact on its wage rates in 1997, since a substantial portion of Beverly's associates earn in excess of the new minimum wage levels; however, Beverly believes there may continue to be competitive pressures to increase the wage levels of associates earning above the new minimum wage. The effect of the new minimum wage on New Beverly's future operations is not expected to be material as New Beverly believes that a significant portion of such increase will be reimbursed through Medicare and Medicaid rate increases.

     In recent years, Beverly has experienced increases in its labor costs primarily due to higher wages and greater benefits required to attract and retain qualified personnel, increased staffing levels in its nursing facilities due to greater patient acuity and the hiring of therapists on staff. Although New Beverly expects labor costs to increase in the future, it is anticipated that any increase in costs will generally result in higher patient rates in subsequent periods, subject to the time lag in most states, of up to 18 months, between increases in reimbursable costs and the receipt of related reimbursement rate increases. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Operating Results."

     In the past, the healthcare industry, including Beverly's long-term care facilities, has experienced a shortage of nurses to staff healthcare operations, and, more recently, the healthcare industry has experienced a shortage of therapists. Beverly is not currently experiencing a nursing or therapist shortage, but it competes with other healthcare providers for nursing and therapist personnel and may compete with other service industries for persons serving Beverly in other capacities, such as nurses' aides. A nursing, therapist or nurse's aide shortage could force New Beverly to pay even higher salaries and make greater use of higher cost temporary personnel. A lack of qualified personnel might also require New Beverly to reduce its census or admit patients requiring a lower level of care, both of which could adversely affect operating results.

     Approximately 100 of Beverly's facilities, and after the Transactions New Beverly's facilities, are represented by various labor unions. Certain labor unions have publicly stated that they are concentrating their organizing efforts within the long-term healthcare industry. Beverly, being one of the largest employers within the long-term healthcare industry, has been the target of a "corporate campaign" by two AFL-CIO affiliated unions attempting to organize certain of Beverly's facilities. Although Beverly has never experienced any material work stoppages and believes that its relations with its employees (and the existing unions that represent certain of them) are generally good, Beverly cannot predict the effect continued union representation or organizational activities will have on its, or New Beverly's, future activities. There can be no assurance that continued union representation and organizational activities will not result in material work stoppages, which could have a material adverse effect on New Beverly's operations.

     Excessive litigation is a tactic common to "corporate campaigns" and one that is being employed against Beverly and is expected to continue against New Beverly. There have been several proceedings against facilities to be operated by New Beverly before the National Labor Relations Board ("NLRB"). These proceedings consolidate individual cases from separate facilities, and certain of these proceedings are currently pending before the NLRB. Beverly has, and New Beverly will continue to, vigorously defend these proceedings. Beverly believes, based on advice of its general counsel, that many of these cases are without merit, and further, it is Beverly's belief that the NLRB-related proceedings, individually and in the aggregate, are not material to Beverly's financial position or results of operations or cash flows.

PROPERTIES

     At June 30, 1997, Beverly operated 574 nursing facilities, 33 assisted living centers, 12 transitional hospitals, 74 pharmacies, 46 outpatient therapy clinics, 21 hospices and six home healthcare centers in 36 states and the District of Columbia. It is expected that New Beverly will operate all of such businesses after the Transactions, except for the 74 pharmacies. Most of the 195 leased nursing facilities are subject to "net" leases which require the payment of all taxes, insurance and maintenance costs. Most of these leases have original terms from ten to fifteen years and contain at least one renewal option, which could extend the original term of the leases by five to fifteen years. Many of these leases also contain purchase options. New Beverly believes that all of its physical properties are in good operating condition and suitable for the purposes for which they are being used. Certain of the nursing facilities and assisted living centers to be owned by New Beverly will be included in the collateral securing the obligations under various debt agreements to be assumed by New Beverly.

     The following is a summary of Beverly's and, after the Transactions, subject to adjustments for acquisitions, dispositions and construction after June 30, 1997, New Beverly's nationwide network of nursing facilities, assisted living centers, transitional hospitals, outpatient therapy clinics and hospices at June 30, 1997:

                                                                                                   OUTPATIENT
                                                        ASSISTED LIVING        TRANSITIONAL         THERAPY
                                NURSING FACILITIES          CENTERS              HOSPITALS          CLINICS     HOSPICES
                                -------------------     ----------------     -----------------     ----------   --------
                                            TOTAL                                      TOTAL
                                          LICENSED                TOTAL               LICENSED
                                NUMBER      BEDS        NUMBER    UNITS      NUMBER     BEDS         NUMBER      NUMBER
                                -------   ---------     -------   ------     ------   --------     ----------   --------
LOCATION:
Alabama.......................     21        2,701         --        --        --        --            --          --
Arizona.......................      3          480         --        --         2        78            --          --
Arkansas......................     31        3,803          3        48        --        --            --           2
California....................     69        7,323          2       113        --        --            --           5
Connecticut...................      1          120         --        --        --        --            --          --
District of Columbia..........      1          355         --        --        --        --            --          --
Florida.......................     64        8,049          5       290        --        --            --          --
Georgia.......................     17        2,100          4        72        --        --            18           1
Hawaii........................      2          396         --        --        --        --            --          --
Illinois......................      3          275         --        --        --        --            --          --
Indiana.......................     26        3,817          1        16         1        40            --           1
Kansas........................     33        2,146          3        39        --        --            --          --
Kentucky......................      8        1,041         --        --        --        --            --          --
Louisiana.....................      1          200         --        --        --        --            --          --
Maryland......................      4          585          1        16        --        --            --          --
Massachusetts.................     24        2,402         --        --        --        --            --          --
Michigan......................      2          206         --        --        --        --            --          --
Minnesota.....................     35        3,152          2        28        --        --            --           1
Mississippi...................     21        2,466         --        --        --        --            --          --
Missouri......................     29        3,038          3       101        --        --            --           1
Nebraska......................     24        2,205          1        16        --        --            --           3
New Jersey....................      1          120         --        --        --        --            --          --
North Carolina................     11        1,398          1        16        --        --            --          --
Ohio..........................     12        1,435         --        --         1        44             3          --
Oklahoma......................     --           --         --        --         2        64            --          --
Pennsylvania..................     42        4,895          3        53        --        --            --           3
South Carolina................      3          302         --        --        --        --             1          --
South Dakota..................     17        1,232         --        --        --        --            --          --
Tennessee.....................      7          948          2        57         2        70            --          --
Texas.........................     --           --         --        --         4       343            24           3
Virginia......................     16        2,113          2        32        --        --            --          --
Washington....................     11        1,080         --        --        --        --            --          --
West Virginia.................      3          310         --        --        --        --            --          --
Wisconsin.....................     32        3,513         --        --        --        --            --           1
                                  ---       ------         --       ---        --       ---            --          --
                                  574       64,206         33       897        12       639            46          21
                                  ===       ======         ==       ===        ==       ===            ==          ==
CLASSIFICATION:
Owned.........................    378       41,656         29       705         1       198            --          --
Leased........................    195       22,475          4       192        11       441            46          21
Managed.......................      1           75         --        --        --        --            --          --
                                  ---       ------         --       ---        --       ---            --          --
                                  574       64,206         33       897        12       639            46          21
                                  ===       ======         ==       ===        ==       ===            ==          ==

LEGAL PROCEEDINGS

     There are various lawsuits and regulatory actions pending against Beverly arising in the normal course of business, some of which seek punitive damages. To the extent those actions relate to the Remaining Healthcare Business, they will be assumed by New Beverly after the Disposition and the Merger. Management does not believe that the ultimate resolution of these matters will have a material adverse effect on Beverly's or New Beverly's financial position or results of operations.

MANAGEMENT

     The table below sets forth, as to each executive officer and director of Beverly, such person's name, positions with Beverly and age. Each executive officer and director of Beverly holds office until a successor is elected, or until the earliest of death, resignation or removal. Each executive officer is elected or appointed by the Beverly Board of Directors. It is expected that most, if not all, of the executive officers listed below (other than Dr. Renschler who will become the Chief Executive Officer and a director of Capstone following the Distribution and the Merger) will be asked to continue their employment with New Beverly in substantially the same capacity as such individuals have served Beverly. It is also expected that the directors of Beverly, listed below, will continue as directors of New Beverly.

     The executive officers listed below have employment or severance agreements that provide for certain payments in the event of a "change in control" (as defined in the relevant employment or change in control severance agreements). Executive officers entitled to payments in the event of a change in control under current employment or change in control severance agreements with Beverly will be asked to waive their right to such payments as a condition to entering into a new employment agreement with New Beverly. It is anticipated that the employment agreements to be entered into between such executive officers and New Beverly will provide certain payments in the event of a "change in control" (as such term will be defined in such employment agreements) of New Beverly. The current directors of New Beverly are Messrs. Banks, Hendrickson, Pommerville, Stephens and Tabakin. Immediately following the Distribution, Messrs. Pommerville, Stephens and Tabakin will resign from the Board of Directors of New Beverly and will be replaced by the then current non-employee directors of Beverly. No assurance can be given that any of the executive officers or directors listed below will accept any offered positions with New Beverly or that the management team of New Beverly will remain substantially the same as Beverly's management team. The information below is given as of August 15, 1997.


                 NAME                                       POSITION                     AGE
                 ----                                       --------                     ---
David R. Banks(1)......................  Chairman of the Board, Chief Executive Officer
                                         and Director                                     60
Boyd W. Hendrickson(1).................  President, Chief Operating Officer and
                                         Director                                         52
William A. Mathies.....................  Executive Vice President and President of BHRS   37
T. Jerald Moore........................  Executive Vice President and President of ATH    56
Robert W. Pommerville..................  Executive Vice President, General Counsel and
                                           Secretary                                      57
C. Arnold Renschler, M.D...............  Executive Vice President and President of PCA    55
Bobby W. Stephens......................  Executive Vice President -- Asset Management     52
Scott M. Tabakin.......................  Executive Vice President and Chief Financial
                                         Officer                                          38
Mark D. Wortley........................  Executive Vice President and President of
                                         Spectra                                          42
Pamela H. Daniels......................  Vice President, Controller and Chief
                                         Accounting Officer                               33
Beryl F. Anthony, Jr.(1)(3)(5).........  Director                                         59
James R. Greene(2)(3)(4)...............  Director                                         76
Edith E. Holiday(2)(4)(5)..............  Director                                         45
Jon E. M. Jacoby(1)(2).................  Director                                         59
Risa J. Lavizzo-Mourey, M.D.(3)(4).....  Director                                         43
Marilyn R. Seymann(2)(4)(5)............  Director                                         54


---------------

(1) Member of Executive Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

(4) Member of Quality Management Committee.

(5) Member of Nominating Committee.

     Mr. Banks has been a director of Beverly since 1979 and has served as Chief Executive Officer since May 1989 and Chairman of the Board since March 1990. Mr. Banks was President of Beverly from 1979 to September 1995. Mr. Banks is a director of Nationwide Health Properties, Inc., Ralston Purina Company, Wellpoint Health Networks, Inc., and trustee for the University of the Ozarks and Occidental College.

     Mr. Hendrickson joined Beverly in 1988 as a Division President. He was elected Vice President of Marketing in May 1989, Executive Vice President of Operations and Marketing in February 1990, President of BHRS in January 1995 and President, Chief Operating Officer and a director of Beverly in September 1995.

     Mr. Mathies joined Beverly in 1981 as an Administrator in training. He was an Administrator until 1986 at which time he became a Regional Manager. In 1988, Mr. Mathies was elected Vice President of Operations for the California region and was elected Executive Vice President of Beverly and President of BHRS in September 1995.

     Mr. Moore joined Beverly as Executive Vice President in December 1992 and was elected President of ATH in June 1996. Mr. Moore was employed at Aetna Life and Casualty from 1963 to 1992 and was elected Senior Vice President in 1990.

     Mr. Pommerville first joined Beverly in 1970 and left in 1976. He rejoined Beverly as Vice President and General Counsel in 1984 and was elected Secretary in February 1990, Senior Vice President in March 1990 and Executive Vice President and Acting Compliance Officer in February 1995.


     Dr. Renschler joined Beverly in 1996 as Executive Vice President and President of PCA. In connection with the Merger, it is expected that Dr. Renschler will resign as an officer of Beverly and become Chief Executive Officer and a director of Capstone. From 1990 to 1996, Mr. Renschler was Senior Vice President and Chief Clinical Officer, as well as President of three operating divisions of NovaCare, Inc. and a member of its board of directors. Prior to that time, he held a series of key executive positions at both Manor Care, Inc. and its wholly-owned subsidiary, Manor Healthcare Corp., including President and Chief Operating Officer of both companies.


     Mr. Stephens joined Beverly as a staff accountant in 1969. He was elected Assistant Vice President in 1978, Vice President of Beverly and President of Beverly's Central Division in 1980, and Executive Vice President in February 1990. Mr. Stephens is a director of City National Bank in Fort Smith, Arkansas, Beverly Japan Corporation, and Harbortown Properties, Inc.

     Mr. Tabakin joined Beverly in October 1992 as Vice President, Controller and Chief Accounting Officer. He was elected Senior Vice President in May 1995, Acting Chief Financial Officer in September 1995, and Executive Vice President and Chief Financial Officer in October 1996. From 1980 to 1992, Mr. Tabakin was with Ernst & Young LLP.

     Mr. Wortley joined Beverly as Senior Vice President and President of Spectra in September 1994 and was elected Executive Vice President in February 1996. From 1988 to 1994, Mr. Wortley was an officer of Therapy Management Innovations.

     Ms. Daniels joined Beverly in May 1988 as Audit Coordinator. She was promoted to Financial Reporting Senior Manager in 1991 and Director of Financial Reporting in 1992. She was elected Vice President, Controller and Chief Accounting Officer in October 1996. From 1985 to 1988, Ms. Daniels was with Price Waterhouse LLP.

     Mr. Anthony served as a member of the United States Congress and was Chairman of the Democratic Congressional Campaign Committee from 1987 through 1990. In 1993, he became a partner in the Winston & Strawn law firm. He has been a director of Beverly since January 1993.

     Mr. Greene's principal occupation has been that of a director and consultant to various U.S. and international businesses since 1986. He is a director of a number of mutual funds of Alliance Capital Management Corporation, Buck Engineering Company and Bank Leumi. He has been a director of Beverly since January 1991.

     Ms. Holiday is an attorney. She served as White House Liaison for the Cabinet and all federal agencies during the Bush administration. Prior to that, Ms. Holiday served as General Counsel of the U.S. Treasury Department, as well as its Assistant Secretary of Treasury for Public Affairs and Public Liaison. She is a director of Amerada Hess Corporation, Hercules Incorporated and H. J. Heinz Company and a director or trustee of various investment companies in the Franklin Templeton Group of Funds. She has been a director of Beverly since March 1995.

     Mr. Jacoby is Executive Vice President, Chief Financial Officer and a director of Stephens Group, Inc. Mr. Jacoby has held the indicated positions with Stephens Group, Inc. since 1986, and prior to that time, served as Manager of the Corporate Finance Department and Assistant to the President of Stephens Inc. Mr. Jacoby is a director of the American Classic Voyages Company, Delta and Pine Land Company, Inc. and Medicus Systems, Inc. He has been a director of Beverly since February 1987.

     Dr. Lavizzo-Mourey is Director of the Institute of Aging, Chief of the Division of Geriatric Medicine and Associate Executive Vice President for health policy at the University of Pennsylvania, Ralston-Penn Center. From 1992 to 1994, Dr. Lavizzo-Mourey was in the Senior Executive Service in the Agency for Health Care Policy and Research, U.S. Public Health Service of the Department of Health and Human Services. She is a director of Medicus Systems, Inc. and Nellcor Puritan Bennett. She has been a director of Beverly since March 1995.

     Ms. Seymann is President and Chief Executive Officer of M One, Inc., a management and information systems consulting firm specializing in the financial services industry. From 1990 to 1993, Ms. Seymann was Director and Vice Chairman of the Federal Housing Finance Board. Prior to that, she served as Managing Director of Andersen Asset Based Services, a unit of Arthur Andersen LLP. From 1986 to 1990, Ms. Seymann was Executive Vice President of Chase Bank of Arizona and served as President, Private Banking of Chase Trust Company from 1987 to 1990. She has been a director of Beverly since March 1995.

     During 1996, there were nine meetings of Beverly's Board of Directors. Each director attended 75% or more of the meetings of the Board and committees on which he or she served.

DIVIDEND POLICY

     Beverly currently does not pay dividends on any of its issued and outstanding securities. New Beverly does not expect to pay any dividends for the foreseeable future. Rather, New Beverly expects that it will reinvest any earnings into funding future acquisitions and growth. Any future payments of dividends and the amount thereof will be dependent upon New Beverly's results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant by the Board of Directors of New Beverly from time to time.

                        DESCRIPTION OF THE SENIOR NOTES

     The Senior Notes, shall continue to be issued as Amended Senior Notes under the Indenture, as amended by the Supplemental Indenture. The following summaries of certain provisions of the Indenture as currently in effect do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indenture are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference. The following sets forth certain general terms of the Senior Notes. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture. Upon adoption of the Proposed Amendments and consummation of the Distribution and the Merger, (i) references to the provisions of the Indenture shall mean and include references to such provisions as amended by the Proposed Amendments and incorporated into the Indenture by the terms of the Supplemental Indenture, (ii) references to Beverly shall mean and include New Beverly in place of Beverly, and (iii) references to Senior Notes shall mean the Amended Senior Notes, all as more particularly described under the caption "The Proposed Amendments" elsewhere in this Prospectus/Consent Solicitation Statement and in the Supplemental Indenture, to which Supplemental Indenture reference is made in its entirety.

GENERAL

     The Senior Notes will be unsecured senior obligations of Beverly limited in aggregate principal amount to $180 million and will mature on February 15, 2006. The Senior Notes will be general unsecured obligations of Beverly ranking senior to all existing and future subordinated Indebtedness of Beverly, and pari passu in right of payment with all other existing and future Indebtedness of Beverly. The Senior Notes will be guaranteed on a senior unsecured basis by substantially all of the present and future Subsidiaries of Beverly.

     Interest on the Senior Notes accrues at the rate per annum set forth on the cover page of this Prospectus/Consent Solicitation Statement and will be payable semi-annually in arrears on February 15 and August 15 of each year with the next payment date being February 15, 1998, to Holders of record on the immediately preceding February 1 and August 1, respectively. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest on the Senior Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the Senior Notes will be payable at the office or agency of Beverly maintained for such purpose within the City and State of New York or, at the option of Beverly, payment of interest may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes; provided that all payments with respect to Senior Notes, the Holders of which have given wire transfer instructions to the paying agent on or prior to the relevant record date will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders. Until otherwise designated by Beverly, Beverly's office or agency in New York will be the office of the Trustee maintained for such purpose. The Senior Notes will be issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

     Beverly will not have the right to redeem any Senior Notes prior to February 15, 2001. The Senior Notes will be redeemable at the option of Beverly, in whole or in part, at any time on or after February 15, 2001 upon not less than 30 days nor more than 60 days notice to each Holder of Senior Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing February 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest thereon to the Redemption Date:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2001........................................................    104.5%
2002........................................................    103.0%
2003........................................................    101.5%
2004 and thereafter.........................................    100.0%

     In the case of a partial redemption, the Trustee shall select the Senior Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Senior Notes may be redeemed in part in multiples of $1,000 only.

     Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Senior Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Senior Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that upon surrender of such Senior Note, a new Senior Note in a principal amount equal to the unredeemed portion thereof will be issued. On and after the Redemption Date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under "-- Repurchase at the Option of Holders," Beverly will not be required to make any mandatory redemption or sinking fund payments with respect to the Senior Notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require Beverly to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 90 days after the occurrence of such Change of Control (the "Change of Control Payment Date"). Within 45 days following any Change of Control, Beverly will mail, or at Beverly's request the Trustee will mail, a notice to each Holder offering to repurchase the Senior Notes held by such Holder pursuant to the procedures specified in such notice. Beverly will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

     On the Change of Control Payment Date, Beverly will, to the extent lawful,
(1) accept for payment all Senior Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer, (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by Beverly. The paying agent will promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. Beverly will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     A failure by Beverly to comply with the provisions of the two preceding paragraphs will constitute an Event of Default. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of the Senior Notes to require that Beverly repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar transaction. See "-- Certain Covenants -- Events of Defaults and Remedies."

     The terms of substantially all of Beverly's Debt Instruments require that Beverly repay or refinance indebtedness under such Debt Instruments in the event of a change of control, as defined in such Debt Instruments. Such change of control provisions may be triggered under such Debt Instruments prior to the occurrence of a Change of Control, thereby requiring that the indebtedness under such Debt Instruments be repaid or refinanced prior to Beverly repurchasing any Senior Notes upon the occurrence of a Change of Control. As such, Beverly may not be able to satisfy its obligations to repurchase the Senior Notes unless Beverly is able to refinance or obtain waivers with respect to such Debt Instruments. There can be no assurance that Beverly will have the financial resources to repurchase the Senior Notes in the event of a Change of Control. See "Description of Certain Indebtedness."

ASSET SALES

     The Indenture provides that Beverly will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) Beverly (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as conclusively determined by a resolution of the Board set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by Beverly or such Subsidiary is in the form of cash or Cash Equivalents, provided that for purposes of this provision, (x) the amount of (A) any liabilities (as shown on the most recent balance sheet of Beverly or such Subsidiary or in the notes thereto) of Beverly or such Subsidiary (other than liabilities that are by their terms subordinated to the Senior Notes or the Guarantees) that are assumed by the transferee of any such assets and (B) any securities or other obligations received by Beverly or any such Subsidiary from such transferee that are immediately converted by Beverly or such Subsidiary into cash or Cash Equivalents (or as to which New Beverly or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash or Cash Equivalents within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash or Cash Equivalents within such 90-day period) will be deemed to be cash or Cash Equivalents (but shall not be deemed to be Net Proceeds for purposes of the following provisions until reduced to cash or Cash Equivalents) and (y) the fair market value of any Non-Cash Consideration received by Beverly or a Subsidiary in any Non-Qualified Asset Sale shall be deemed to be cash to the extent that the aggregate fair market value (as conclusively determined by resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of all Non-Cash Consideration (measured at the time received and without giving effect to any subsequent changes in value) received by Beverly or any of its Subsidiaries since the date of the Indenture in all Non-Qualified Asset Sales does not exceed 6% of Beverly's Stockholders' Equity as of the date of such consummation. Notwithstanding the foregoing, to the extent Beverly or any of its Subsidiaries receives Non-Cash Consideration as proceeds of an Asset Sale, such Non-Cash Consideration shall be deemed to be Net Proceeds for purposes of (and shall be applied in accordance with) the following provisions when Beverly or such Subsidiary receives cash or Cash Equivalents from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such Non-Cash Consideration.

     The provisions of clauses (i) and (ii) of the immediately preceding paragraph shall not apply to the Spinoff Transaction if, after giving pro forma effect to such transaction, including the application by Beverly of the net proceeds, if any, of any such transaction, as if it had occurred at the beginning of the Reference Period immediately preceding the date on which such transaction occurs, (i) Beverly would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant in the Indenture described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", (ii) Beverly's Fixed Charge

Coverage Ratio would not be reduced by 15% or more from Beverly's actual Fixed Charge Coverage Ratio for such Reference Period, (iii) Beverly's Debt to Consolidated Cash Flow Ratio as of the date such transaction occurs would not be increased by 15% or more from Beverly's actual Debt to Consolidated Cash Flow Ratio as of such date, (iv) PCA shall have satisfied in full all Indebtedness of PCA and its Subsidiaries to Beverly and its Subsidiaries and (v) no Default or Event of Default would exist. If the Spinoff Transaction (including Beverly's proposed application of the net proceeds thereof, if any) satisfies the requirements of the immediately preceding sentence, Beverly shall be entitled to
(A) consummate the Spinoff Transaction and (B) use up to $100 million of the Net Proceeds of such transaction to make Restricted Payments or for any other purpose not prohibited by the Indenture; provided that (x) any Net Proceeds in excess of $100 million shall be applied in accordance with the following provisions and (y) all Non-Cash Consideration received by Beverly or any Subsidiary of Beverly as a result of or in connection with the Spinoff Transaction will be deemed to be Net Proceeds for purposes of (and shall be applied in accordance with) the foregoing clause (B) and the following provisions when Beverly or such Subsidiary receives cash or Cash Equivalents from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such Non-Cash Consideration.

     Pursuant to the Indenture, within 365 days after the receipt of any Net Proceeds from an Asset Sale, Beverly or such Subsidiary may apply such Net Proceeds (i) to purchase one or more Nursing Facilities or Related Businesses and/or a controlling interest in the Capital Stock of a Person owning one or more Nursing Facilities and/or one or more Related Businesses, (ii) to make a capital expenditure or to acquire other tangible assets, in each case, that are used or useful in any business in which Beverly is permitted to be engaged pursuant to the covenant described below under the caption "-- Certain
Covenants -- Line of Business," (iii) to permanently reduce Indebtedness (other than Subordinated Indebtedness) of Beverly or its Subsidiaries, (iv) to permanently reduce Senior Revolving Debt (and to correspondingly reduce commitments with respect thereto, except that up to an aggregate of $20 million of Net Proceeds from Asset Sales may be applied after the date of the Indenture to reduce Senior Revolving Debt without a corresponding reduction in commitments with respect thereto) or (v) if such Net Proceeds are derived from the Spinoff Transaction, use up to $100 million of the Net Proceeds of such transaction to make Restricted Payments or for any other purpose not prohibited by the Indenture, in accordance with the second sentence of the preceding paragraph. Pending the final application of any such Net Proceeds, Beverly or such Subsidiary may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25 million, Beverly will be required to make an offer to all Holders of Senior Notes and holders of any other Indebtedness of Beverly ranking on a parity with the Senior Notes from time to time outstanding with similar provisions requiring Beverly to make an offer to purchase or to redeem such Indebtedness with the proceeds from any Asset Sales, pro rata in proportion to the respective principal amounts of Senior Notes and such other Indebtedness then outstanding (a "Senior Asset Sale Offer") to purchase the maximum principal amount of the Senior Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Notes and such other Indebtedness tendered pursuant to a Senior Asset Sale Offer is less than the Excess Proceeds, Beverly may use any remaining Excess Proceeds for general corporate purposes not prohibited at the time under the Indenture. If the aggregate principal amount of Senior Notes and such other Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Senior Notes and such other Indebtedness will be purchased on a pro rata basis. Upon completion of a Senior Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

RESTRICTED PAYMENTS

     The Indenture provides that Beverly will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Equity Interests of Beverly or any of its Subsidiaries (other than (x) dividends or distributions payable in Qualified Equity Interests of Beverly, (y) dividends or distributions payable to Beverly or any Subsidiary of Beverly, and (z) dividends or distributions by any Subsidiary of Beverly payable to all holders of a class of Equity Interests of such Subsidiary on a pro rata basis); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Beverly or any of its Subsidiaries;
(iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at the original final maturity date thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash or Cash Equivalents, shall be the fair market value (as conclusively evidenced by a resolution of the Beverly Board set forth in an Officers' Certificate delivered to the Trustee within 60 days prior to the date of such Restricted Payment) of the asset(s) proposed to be transferred by Beverly or such Subsidiary, as the case may be, pursuant to such Restricted Payment):

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) Beverly would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the Reference Period immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant in the Indenture described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Beverly and its Subsidiaries after December 31, 1995 (excluding Restricted Payments permitted by clauses (w), (x), (y) and (z) of the next succeeding paragraph), is less than the sum (without duplication) of (i) 50% of the Consolidated Net Income of Beverly for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after December 31, 1995 to the end of Beverly's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by Beverly from the issue or sale (other than to a Subsidiary of Beverly) since December 31, 1995 of Qualified Equity Interests of Beverly or of debt securities of Beverly or any of its Subsidiaries that have been converted into or exchanged for such Qualified Equity Interests of Beverly, plus
              (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (net of taxes and the cost of disposition, if any) or (B) the initial amount of such Restricted Investment, plus (iv) $20 million.

     The foregoing provisions will not prohibit the following Restricted
Payments: (v) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have otherwise complied with the provisions of the Indenture; (w) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Beverly or any Subsidiary in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of Beverly) of Qualified Equity Interests of Beverly; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (x) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash

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

proceeds from an incurrence of Permitted Refinancing Indebtedness or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of Beverly) of Qualified Equity Interests of Beverly; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (y) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a change of control or asset sale (as defined therein) by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if Beverly (i) in the case of a Change of Control, has complied with its obligations under the provisions described under the covenant entitled "Repurchase at the Option of the Holders -- Change of Control" or (ii) in the case of an Asset Sale, has applied the Net Proceeds from such Asset Sale in accordance with the provisions under the covenant entitled "Repurchase at the Option of the Holders -- Asset Sales" and (z) any Restricted Payment permitted in accordance with the provisions of the second paragraph of the covenant entitled "Repurchase at the Option of Holders -- Asset Sales"; provided, however, in the case of each of clauses (w), (x), (y) and (z) of this paragraph no Default or Event of Default shall have occurred or be continuing at the time of such Restricted Payment or would occur as a consequence thereof.

     Not later than the date of making any Restricted Payment, Beverly shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK


     The Indenture provides that Beverly will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") after the date of the Indenture any Indebtedness (including Acquired Debt) and Beverly will not permit any of its Subsidiaries (other than Beverly Funding), to issue any shares of preferred stock; provided, however, that Beverly and its Subsidiaries may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date on which such additional Indebtedness is incurred would have been at least 3.5 to 1, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such Reference Period. Indebtedness consisting of reimbursement obligations in respect of a letter of credit will be deemed to be incurred when the letter of credit is first issued.


     The foregoing provisions will not apply to:

          (i) the incurrence by Beverly or any of its Subsidiaries of Senior Revolving Debt pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement obligation of Beverly or any Subsidiary with respect thereto) not to exceed an amount equal to $150 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales" after the date of the Indenture;

          (ii) the incurrence by Beverly and the Guarantors of Indebtedness represented by the Senior Notes;

          (iii) the incurrence by Beverly or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred (including, without limitation, Existing Indebtedness);

          (iv) the incurrence by Beverly or any of its Subsidiaries of intercompany Indebtedness between or among Beverly and any of its Subsidiaries: provided that in the case of such Indebtedness of Beverly, such obligations shall be unsecured;

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

          (v) the incurrence by Beverly or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness or the amount of such receivable or liability to which such Hedging Obligation relates;

          (vi) the incurrence by Beverly or any of its Subsidiaries of Indebtedness represented by performance bonds, warranty or contractual service obligations, standby letters of credit or appeal bonds, in each case to the extent incurred in the ordinary course of business of Beverly or such Subsidiary; and

          (vii) the incurrence by Beverly or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $100 million.

     For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by the second paragraph of this covenant, Beverly shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the categories of permitted Indebtedness described above and (ii) the outstanding principal amount on any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness on such date.

LIENS

     The Indenture provides that Beverly will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom unless all payments due under the Indenture and the Senior Notes are secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that Beverly will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary (other than Beverly Funding) to (i)(a) pay dividends or make any other distributions to Beverly or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to Beverly or any of its Subsidiaries, (ii) make loans or advances to Beverly or any of its Subsidiaries or (iii) transfer any of its properties or assets to Beverly or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Indenture, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by Beverly or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition or in violation of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture except to the extent that such Consolidated Cash Flow would be permitted to be dividended to Beverly without the prior consent or approval of any third party, (e) customary

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

non-assignment provisions in leases entered into in the ordinary course of business, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (g) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or (h) the Credit Agreement and related documentation as the same is in effect on the date of the Indenture and as amended or replaced from time to time, provided that no such amendment or replacement is more restrictive as to the matters enumerated above than the Credit Agreement and related documentation as in effect on the date of the Indenture. Nothing contained in this "Dividend and Other Payment Restrictions Affecting Subsidiaries" covenant shall prevent Beverly or any Subsidiary of Beverly from creating, incurring, assuming or suffering to exist any Permitted Liens or entering into agreements in connection therewith that impose restrictions on the transfer or disposition of the property or assets subject to such Permitted Liens.

LINE OF BUSINESS

     The Indenture provides that Beverly will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the ownership, operation and management of Nursing Facilities and Related Businesses.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indenture provides that Beverly may not consolidate or merge with or into (whether or not Beverly is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) Beverly is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Beverly) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Beverly) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Beverly under the Senior Notes and the Indenture pursuant to a supplemental Indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) Beverly or the entity or Person formed by or surviving any such consolidation or merger (if other than Beverly), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Beverly immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant in the Indenture described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

TRANSACTIONS WITH AFFILIATES

     The Indenture provides that neither Beverly nor any of its Subsidiaries will sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to Beverly or the relevant Subsidiary than those that could have been obtained in a comparable transaction by Beverly or such Subsidiary with an unrelated Person and (ii) Beverly delivers to the Trustee (a) with respect to an Affiliate Transaction involving aggregate consideration in excess of $5 million, a resolution of the Board set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board and (b) with respect to an Affiliate Transaction involving aggregate consideration in excess of $10 million, an opinion as to the fairness to Beverly or such Subsidiary of

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

such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that (x) transactions or payments pursuant to any employment arrangements, director or officer indemnification agreements or employee or director benefit plans entered into by Beverly or any of its Subsidiaries in the ordinary course of business of Beverly or such Subsidiary, (y) transactions between or among Beverly and/or its Subsidiaries and (z) Restricted Payments permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments," in each case, shall not be deemed to be Affiliate Transactions.

RELEASE OF GUARANTORS

     Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all of its assets) to an entity which is not a Subsidiary of Beverly, or upon the dissolution of any Guarantors which sale, disposition or dissolution is otherwise in compliance with the Indenture, such Guarantor shall be deemed released from its obligations under its Guarantee of the Senior Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of Beverly shall also terminate upon such sale, disposition or dissolution. Notwithstanding the foregoing, if upon consummation of the Spinoff Transaction PCA ceases to satisfy the conditions necessary to be a Subsidiary of Beverly under the definition of "Subsidiary", PCA shall be deemed released from its Guarantee of the Senior Notes.

REPORTS

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Senior Notes are outstanding, Beverly will furnish to the Holders of Senior Notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Beverly were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Beverly's certified independent accountants. In addition, whether or not required by the rules and regulations of the Commission, Beverly will file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment, when due, of interest on the Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on the Senior Notes; (iii) failure by Beverly or any Guarantor to comply with the provisions described under the caption "-- Repurchase at the Option of Holders -- Change of Control" or "-- Repurchase at the Option of
Holders -- Asset Sales,"; (iv) failure by Beverly or any Guarantor for 30 days after notice to comply with the provisions described under the caption
"-- Certain Covenants -- Restricted Payments" or "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; (v) failure by Beverly or any Guarantor for 60 days after notice to comply with any of its agreements in the Indenture or the Senior Notes; (vi) any default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Beverly or any of its Significant Subsidiaries (or the payment of which is guaranteed by Beverly or any of its Significant Subsidiaries), whether such Indebtedness or guarantee exists on the date of the Indenture or is thereafter created, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates in excess of $20 million;
(vii) failure by Beverly or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $20 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) any Guarantee shall cease for any reason not permitted by the Indenture to be in full force and effect or any Guarantor, or any person acting on

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

behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to Beverly or any of its Significant Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Beverly, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee on behalf of the Holders of all of the Senior Notes, may waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Notes.

     Beverly is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Beverly is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Beverly, as such, shall have any liability for any obligations of Beverly under the Senior Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Beverly may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Senior Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due from the trust referred to below, (ii) Beverly's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and Beverly's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, Beverly may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) Beverly must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such outstanding Senior Notes on the Maturity Date; (ii) in the case of Legal Defeasance, Beverly shall have delivered to the Trustee an opinion of counsel in the United States confirming that (A) Beverly has received

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

from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such outstanding Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Beverly shall have delivered to the Trustee an opinion of counsel in the United States confirming that the Holders of such outstanding Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Beverly or any of its Subsidiaries is a party or by which Beverly or any of its Subsidiaries is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit); (vi) Beverly must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) Beverly must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Beverly with the intent of preferring the Holders of such Senior Notes over the other creditors of Beverly with the intent of defeating, hindering, delaying or defrauding creditors of Beverly or others; and
(viii) Beverly must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Beverly may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

     The registered Holder of a Senior Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Senior Notes), and any existing default or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for such Senior Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder): (i) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Senior Note, (iii) reduce the rate of or change the time for payment of interest on any Senior Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the Payment Default that resulted from such acceleration), (v) make any Senior Note payable in money other than that stated in the Senior Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of

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Holders of Senior Notes to receive payments of principal of or premium, if any, or interest on the Senior Notes, or (vii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Senior Notes, Beverly, the Guarantors and the Trustee may amend or supplement the Indenture or the Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for additional Guarantors of the Senior Notes or the release, in accordance with the Indenture, of any Guarantor, to provide for the assumption of Beverly's or any Guarantor's obligations to Holders of Senior Notes in the case of a merger, consolidation or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to evidence and provide for the acceptance of the appointment of a successor Trustee with respect to the Senior Notes, or in any other case, pursuant to the provisions of the Indenture, where a supplemental indenture is required or permitted to be entered into without the consent of any Holder of Senior Notes.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of Beverly, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback or by merger or consolidation) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of

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

Beverly and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the covenant described above under the caption
"-- Repurchase at the Option of Holders -- Asset Sales"), and (ii) the issuance or sale by Beverly or any of its Subsidiaries of Equity Interests of any of Beverly's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $10 million or (b) for net proceeds in excess of $10 million. Notwithstanding the foregoing: (a) a transfer of assets by Beverly to a Subsidiary or by a Subsidiary to Beverly or to another Subsidiary, (b) an issuance of Equity Interests by a Subsidiary to Beverly or to another Subsidiary, (c) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments" and (d) a Nursing Facility Swap will not be deemed to be an Asset Sale.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances (or, with respect to foreign banks, similar instruments) with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition, and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in the foregoing clauses (i) through (v).

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Beverly and its Subsidiaries taken as a whole to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to a Person or group who, prior to such transaction, held a majority of the voting power of the voting stock of Beverly, (ii) the acquisition by any Person or group (as defined above) of a direct or indirect interest in more than 50% of the voting power of the voting stock of Beverly, by way of merger or consolidation or otherwise, or
(iii) the first day on which a majority of the members of the Board of Beverly are not Continuing Directors.

     The phrase "all or substantially all" of the assets of Beverly will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of Beverly has occurred, in which case a Holder's ability to obtain the benefit of a Change of Control Offer may be impaired. In addition, no assurances can be given that Beverly will be able to acquire Senior Notes tendered upon the occurrence of a Change of Control.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent such provision for taxes was included in computing such

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

Consolidated Net Income, plus (ii) the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income, plus (iii) depreciation and amortization (including amortization of goodwill and other intangibles) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, plus
(iv) other non-cash items of such Person and its Subsidiaries for such period to the extent such non-cash items were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of, and the other non-cash items of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Beverly by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis; provided that, (i) the Net Income, if positive, of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof, (ii) the Net Income, if positive, of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Redeemable Stock), less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Beverly who (i) was a member of such Board on the date of the Indenture or (ii) was nominated for election or elected to such Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreement" means that certain Credit Agreement, dated as of November 1, 1994, by and among Beverly California Corporation, now known as Beverly Health and Rehabilitation Services, Inc., Beverly and Morgan Guaranty Trust Company of New York and the other banks that are parties thereto, providing for $225 million in aggregate principal amount of senior term debt and up to $150 million in aggregate principal amount of Senior Revolving Debt, including any related notes, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

     "Debt to Consolidated Cash Flow Ratio" means with respect to any Person as of any date of determination (the "Debt Ratio Calculation Date"), the ratio of
(i) the aggregate amount of Indebtedness of such Person and its Subsidiaries, on a consolidated basis, outstanding as of the Debt Ratio Calculation Date to

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

(ii) the Consolidated Cash Flow of such Person for the Reference Period immediately preceding such Debt Ratio Calculation Date. In the event that such Person or any of its Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the Reference Period but prior to the Debt Ratio Calculation Date, then the Debt to Consolidated Cash Flow Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable Reference Period. For purposes of making the computation referred to above, (i) acquisitions that have been made by such Person or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Debt Ratio Calculation Date shall be deemed to have occurred on the first day of the Reference Period, (ii) the Consolidated Cash Flow attributable to operations or businesses disposed of prior to the Debt Ratio Calculation Date shall be excluded and (iii) in any Reference Period commencing on or prior to November 1, 1995, the Exchange shall be deemed to have occurred on the first day of such Reference Period.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Collateral" means property or assets of Beverly or its Subsidiaries (other than Beverly Funding) that are, or since the date of the Indenture have been, subject to one or more Permitted Liens.

     "Existing Indebtedness" means Indebtedness of Beverly and its Subsidiaries in existence on the date of the Indenture until such amounts are repaid.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that such Person or any of its Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable Reference Period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by Beverly or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period, (ii) the Consolidated Cash Flow and Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded and (iii) in any Reference Period commencing on or prior to November 1, 1995, the Exchange shall be deemed to have occurred on the first day of such Reference Period.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) interest actually paid by such Person or any of its Subsidiaries under any guarantee of Indebtedness or other obligation of any other Person and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; provided, however, in the event that any cash dividend payment is deductible for federal, state and/or local tax purposes, the amount of the tax deduction relating to such cash dividend payment for such period shall be subtracted from the Fixed Charges for such Person for such period.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

     "Indebtedness" means, with respect to any Person, (i) any Redeemable Stock of such Person, (ii) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (iii) all indebtedness of any other Person secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and,
(iv) to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

     "Investment" by any Person in any other Person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of Beverly or any Subsidiary to the extent permitted by the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; provided, however, Investments shall not be deemed to include extensions of trade credit by such Person or any of its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of such Person or such Subsidiary, as the case may be.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, and before any reduction in respect of preferred stock dividends, excluding, however,

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

the effect of any extraordinary or other material non-recurring gain or loss outside the ordinary course of business, together with any related provision for taxes on such extraordinary or other material non-recurring gain or loss.

     "Net Proceeds" means the aggregate cash or Cash Equivalent proceeds received by Beverly or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any other expenses incurred or to be incurred by Beverly or a Subsidiary as a direct result of the sale of such assets (including, without limitation, severance, relocation, lease termination and other similar expenses), taxes actually paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness (other than Subordinated Indebtedness or Senior Revolving Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Cash Consideration" means any non-cash or non-Cash Equivalent consideration received by Beverly or a Subsidiary of Beverly in connection with an Asset Sale and any non-cash or non-Cash Equivalent consideration received by Beverly or any of its Subsidiaries upon disposition thereof.

     "Non-Qualified Asset Sale" means an Asset Sale in which the Non-Cash Consideration received by Beverly or its Subsidiaries exceeds 25% of the total consideration received in connection with such Asset Sale calculated in accordance with clause (x), but not clause (y), of the proviso to the first sentence under the caption "-- Repurchase at the Option of Holders -- Asset Sales." The Spinoff Transaction shall be deemed not to constitute a Non-Qualified Asset Sale.

     "Nursing Facility" means a nursing facility, hospital, outpatient clinic, assisted living center, hospice, long-term care facility or other facility that is used or useful in the provision of healthcare services.

     "Nursing Facility Swap" means an exchange of assets by Beverly or one or more Subsidiaries of Beverly for one or more Nursing Facilities and/or one or more Related Businesses or for the Capital Stock of any Person owning one or more Nursing Facilities and/or one or more Related Businesses.

     "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Payment Default" means any failure to pay any scheduled installment of principal on any Indebtedness within the grace period provided for such payment in the documentation governing such Indebtedness.

     "PCA" means Pharmacy Corporation of America, a California corporation.

     "Permitted Liens" means (i) Liens in favor of Beverly; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with Beverly or any Subsidiary of Beverly or becomes a Subsidiary of Beverly; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with Beverly or that becomes a Subsidiary of Beverly; (iii) Liens on property existing at the time of acquisition thereof by Beverly or any Subsidiary of Beverly, provided that such Liens were in existence prior to the contemplation of such acquisition; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the date of the Indenture to the extent such Liens secure Indebtedness outstanding on the date of the Indenture or permitted by the Indenture; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) Liens to secure Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted under the Indenture and that was incurred in accordance with the provisions of the Indenture; provided that such Liens do not extend to or cover any property or assets of Beverly or any of its Subsidiaries other than assets or property securing the Indebtedness so refinanced or Substitute Mortgage Collateral therefor; (viii) Liens on Substitute Mortgage Collateral; (ix) Purchase Money Liens; (x) Liens on

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

Medicare, Medicaid or other patient accounts receivable of Beverly or its Subsidiaries and any other Liens granted by a Receivables Subsidiary, in each case in connection with a Receivables Financing; provided that the aggregate principal or redemption amount of Receivables Financing outstanding shall not exceed 50% of the net amount of the uncollected Medicare, Medicaid or other patient accounts receivable then owing to Beverly or its Subsidiaries; (xi) Liens on real estate and related personal property with a fair market value not in excess of 50% of the fair market value of any Existing Collateral which has become free and clear of all Liens securing Indebtedness since the Closing Date;
(xii) Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; (xiii) easements, rights-of-way, zoning restrictions, reservations, encroachments and other similar encumbrances in respect of real property; (xiv) any interest or title of a lessor under any Capitalized Lease Obligation; (xv) Liens upon specific items of inventory or equipment and proceeds of Beverly or any subsidiary securing its obligations in respect of bankers' acceptances issued or created for its account (whether or not under the Credit Agreement) to facilitate the purchase, shipment, or storage of such inventory and equipment;
(xvi) Liens securing reimbursement obligations with respect to letters of credit (whether or not issued under the Credit Agreement) otherwise permitted under the Indenture and issued in connection with the purchase of inventory or equipment by Beverly or any Subsidiary in the ordinary course of business; (xvii) Liens to secure (or encumbering deposits securing) obligations arising from warranty or contractual service obligations of Beverly or any Subsidiary, including rights of offset and set-off; (xviii) Liens securing Acquired Debt or acquisition Indebtedness otherwise permitted by the Indenture; provided that (A) the Indebtedness secured shall not exceed the fair market value of the assets so acquired (such fair market value to be determined in good faith by the Board of Directors of Beverly at the time of such acquisition) and (B) such Indebtedness shall be incurred, and the Lien securing such Indebtedness shall be created, within 12 months after such acquisition; (xix) Liens securing Hedging Obligations agreements relating to Indebtedness otherwise permitted under the Indenture; (xx) Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to a Default under the Indenture;
(xxi) Liens on property or assets ("Substitute Liens") in substitution for Liens released on the stock of PCA and its Subsidiaries; provided that (A) the fair market value of such property or assets subject to such Substitute Liens (as conclusively evidenced by a resolution of the Board set forth in an Officers' Certificate delivered to the Trustee) is substantially equivalent to or less than the fair market value of the stock of PCA and its Subsidiaries, and (B) the Indebtedness secured by such Substitute Liens is permitted by the terms of the Indenture; and (xxii) other Liens on assets of Beverly or any of its Subsidiaries securing Indebtedness that is permitted by the terms of the Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $5 million.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Beverly or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of Beverly or any of its Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Subordinated Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of the Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) if the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is a Subsidiary that is not a Guarantor, such Permitted Refinancing Indebtedness shall only be incurred by such Subsidiary.

     "Purchase Money Indebtedness" means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition or construction (including in the case of a Capital Lease Obligation, the lease) of any asset or property which is incurred within 180 days of such acquisition or completion of construction and is secured only by the assets so financed.

     "Purchase Money Lien" means a Lien granted on an asset or property to secure Purchase Money Indebtedness permitted to be incurred under the Indenture and incurred solely to finance the acquisition or construction of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition or completion of construction.

     "Qualified Equity Interests" shall mean all Equity Interests of Beverly other than Redeemable Stock of Beverly.

     "Receivables Financing" means the sale or other disposition of Medicare, Medicaid or other patient accounts receivable of Beverly or any of its Subsidiaries to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such accounts receivable.

     "Receivables Subsidiary" means a Subsidiary of Beverly exclusively engaged in Receivables Financing and activities reasonably related thereto.

     "Redeemable Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Senior Notes mature.

     "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) for which internal financial statements are available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Notes or the Indenture.

     "Related Business" means the business conducted by Beverly and its Subsidiaries as of the date of the Indenture and any and all healthcare service businesses that in the good faith judgment of the Board of Directors of Beverly are materially related businesses. Without limiting the generality of the foregoing, Related Business shall include the operation of long-term and specialty healthcare services, skilled nursing care, subacute care, rehabilitation programs, pharmaceutical services, geriatric care and home healthcare.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than (i) Investments in Cash Equivalents, (ii) Investments in a Subsidiary, (iii) Investments in any Person that as a consequence of such Investment becomes a Subsidiary, (iv) Investments existing on the date of the Indenture, (v) accounts receivable, advances, loans, extensions of credit created or acquired in the ordinary course of business, (vi) Investments made as a result of the receipt of Non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of the Holders -- Asset Sales," including, without limitation, as a result of the Spinoff Transaction, (vii) Investments made as the result of the guarantee by Beverly or any of its Subsidiaries of Indebtedness of a Person or Persons other than Beverly or any Subsidiary of Beverly that is secured by Liens on assets sold or otherwise disposed of by Beverly or such Subsidiary to such Person or Persons; provided, that such Indebtedness was in existence prior to the contemplation of such sale or other disposition and that the terms of such guarantee permit Beverly or such Subsidiary to foreclose on the pledged or mortgaged assets if Beverly or such Subsidiary are required to perform under such guarantee and (viii) Investments in any Related Business; provided, however, that a merger of another person with or into Beverly or a Guarantor shall not be deemed to be a Restricted Investment so long as the surviving entity is Beverly or a direct wholly owned Guarantor.

     "Senior Revolving Debt" means revolving credit loans and letters of credit outstanding from time to time under the Credit Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 or Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of the Indenture.

     "Spinoff Transaction" means a pro rata distribution by Beverly to its stockholders of all or a portion of the shares of PCA or a sale or other disposition to a Person or Persons other than Beverly or a Subsidiary of Beverly of all or a portion of the shares of PCA or all or substantially all of the assets of PCA.

     "Stockholders' Equity" means, with respect to any Person as of any date, the stockholders' equity of such Person determined in accordance with GAAP as of the date of the most recent available internal financial statements of such Person, and calculated on a pro forma basis to give effect to any acquisition or disposition by such person consummated or to be consummated since the date of such financial statements and on or prior to the date of such calculation.

     "Subordinated Indebtedness" means Indebtedness of Beverly or a Guarantor that is subordinated in right of payment to the Senior Notes or such Subsidiary's Guarantee of the Senior Notes, as applicable.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Substitute Mortgage Collateral" means real estate and related personal property on which Liens are created in substitution for the release of Liens on other real estate and related personal property ("Initial Liens"); provided, that (i) such Initial Liens were permitted by the terms of the Indenture, (ii) the fair market value of the Substitute Mortgage Collateral (as conclusively evidenced by an Officers' Certificate delivered to the Trustee within 60 days prior to the date of such substitution of collateral) is substantially equivalent to or less than the fair market value of the property subject to the released Initial Liens and (iii) the Indebtedness secured by the Liens on Substitute Mortgage Collateral is permitted by the terms of the Indenture.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity, or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS A SUMMARY DISCUSSION OF CERTAIN OF THE ANTICIPATED U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED AMENDMENTS AND THE CONSENT PAYMENTS. THIS SUMMARY IS BASED UPON THE RELEVANT PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND RELATED REGULATIONS, REVENUE RULINGS AND DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE. THE SUMMARY DOES NOT ATTEMPT TO ADDRESS THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ALL CATEGORIES OF HOLDERS OF SECURITIES, SOME OF WHICH MAY BE SUBJECT TO SPECIAL RULES (E.G., LIFE INSURANCE COMPANIES, TAX-EXEMPT ENTITIES AND FOREIGN TAXPAYERS.) NO RULING HAS BEEN OR WILL BE SOUGHT FROM THE INTERNAL REVENUE SERVICE (THE "SERVICE") REGARDING ANY MATTER DISCUSSED BELOW. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT THE SERVICE WILL NOT CHALLENGE ANY OF THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED BELOW OR THAT ANY SUCH CHALLENGE, IF MADE, WOULD NOT BE SUSTAINED BY A COURT. ALL HOLDERS OF SECURITIES ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISERS IN DETERMINING THE FEDERAL, STATE, LOCAL AND ANY OTHER TAX CONSEQUENCES OF THE PROPOSED AMENDMENTS.

THE PROPOSED AMENDMENTS

     It is expected that the federal income tax consequence of the adoption of the Proposed Amendments to holders of Senior Notes will be that the full amount of the Consent Payment will be subject to tax as ordinary income to those holders who receive it. This conclusion is based upon the view that such adoption will not be treated as a constructive exchange of the Senior Notes for Amended Senior Notes because of Beverly's belief that (i) the transfer of assets by Beverly to New Beverly will be a transfer of substantially all of the assets of Beverly, (ii) there will not be a change in payment expectations with respect to the Senior Notes and (iii) the transaction does not result in a significant alteration of the Senior Notes. Alternatively, even if the adoption of the Proposed Amendments were treated as an exchange by the Service, any such exchange may be a tax free exchange under Section 355 of the Code.

     If the adoption of the Proposed Amendments were considered to be a constructive exchange of the Senior Notes for Amended Senior Notes for federal income tax purposes and such exchange did not qualify for tax-free treatment under section 355 of the Code, holders would recognize gain or loss upon such deemed exchange, equal to the difference between (i) the issue price of the Senior Notes deemed received in exchange for the old securities (or possibly the sum of such issue price and the amount of the Consent Payment received) and (ii) the adjusted basis of the Senior Notes deemed surrendered. Any gain or loss recognized on the exchange would generally be capital gain or loss if the Senior Notes were held by a holder as a capital asset (and long-term capital loss if the holder of the Senior Notes held the Senior Notes for more than one year at the time of such deemed exchange) except to the extent of any accrued but unrecognized market discount, which would be treated as ordinary income to the extent of any gain. If the issue price of the Amended Senior Notes is less than the principal amount thereof, then such Amended Senior Notes may be treated as issued with original issue discount, which the holder would generally include in income as it accrues on a constant yield basis over the remaining term of the Amended Senior Notes.

BACKUP WITHHOLDING

     Under the U.S. federal income tax laws, a holder of Senior Notes may, under certain circumstances, be subject to backup withholding at the rate of 31% with respect to the Consent Payment, unless such holder (i) is a corporation or is otherwise exempt and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. See the instructions with respect to backup withholding contained in the accompanying consent form.

OTHER TAX CONSIDERATIONS

     There may be other U.S. federal, state, local or foreign tax considerations applicable to the circumstances of a holder of Senior Notes. Accordingly, all holders of Senior Notes should consult with their own tax advisers as to any particular tax consequences to them of the Proposed Amendments and the Consent Payment.

     THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY, AND DOES NOT CONSTITUTE AND IS NOT A SUBSTITUTE FOR PROFESSIONAL TAX ADVICE. EACH HOLDER OF A SECURITY SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO HIM, HER OR IT OF THE SOLICITATION.

             PRINCIPAL HOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT


     THE FOLLOWING TABLE SETS FORTH THE NAMES AND ADDRESSES OF (I) THOSE PERSONS WHO ARE KNOWN BY BEVERLY TO BE THE RECORD OWNERS OF MORE THAN 5% IN AGGREGATE PRINCIPAL AMOUNT OF THE SENIOR NOTES OUTSTANDING AS OF SEPTEMBER 15, 1997, BASED ON INFORMATION SUPPLIED TO BEVERLY BY THE TRUSTEE AND INFORMATION PUBLISHED IN SECURITY POSITION LISTINGS OBTAINED FROM DTC AND (II) ALL EXECUTIVE OFFICERS AND DIRECTORS OF BEVERLY WHO, AS OF THE DATE OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT, OWN SENIOR NOTES, AND AS TO EACH SUCH 5% OWNER, EXECUTIVE OFFICER AND DIRECTOR, THE PRINCIPAL AMOUNT AND THE PERCENTAGE OF THE TOTAL SENIOR NOTES WHICH ARE SO OWNED. WITH RESPECT TO SUCH PERSONS WHO ARE NOT EXECUTIVE OFFICERS OR DIRECTORS OF BEVERLY, SUCH INFORMATION REPRESENTS RECORD OWNERSHIP OF SENIOR NOTES, BECAUSE BEVERLY LACKS THE INFORMATION NECESSARY TO DETERMINE WHETHER, OR BY WHOM, SUCH SENIOR NOTES ARE OWNED BENEFICIALLY AND OBTAINING SUCH INFORMATION, WOULD INVOLVE CONSIDERABLE DELAY AND EXPENSE. BEVERLY DOES NOT PRESENTLY KNOW WHETHER SUCH 5% HOLDERS WILL FURNISH CONSENTS TO THE PROPOSED AMENDMENTS.



                                                             PERCENTAGE
                                         PRINCIPAL AMOUNT        OF
           NAME AND ADDRESS             HELD OF RECORD AS    SECURITIES
         OF REGISTERED HOLDER           OF THE RECORD DATE   OUTSTANDING
         --------------------           ------------------   -----------
SSB -- Custodian......................     $65,430,000          36.4%
Global Proxy Unit, ASNW
P.O. Box 1631
Boston, Massachusetts 02105-1831
Attention: Michael L. Cuneo
The Bank of New York..................     $27,312,000          15.2%
825 Patterson Plank Road
Seacaucus, New Jersey 07084
Attention: Cecile Lamaroo
The Chase Manhattan Bank..............     $21,513,000          12.0%
Two Chase Manhattan Plaza
5th Floor
New York, New York 10081
Attention: Orma Trim
Bankers Trust Company.................     $ 9,135,000           5.1%
c/o BT Services Tennessee Inc.
Pereion Trust Services
648 Grassmere Park Drive
Nashville, Tennessee 37211
Attention: John Laster
Texas Commerce Bank, N.A..............     $ 9,021,000           5.0%
Corporate Action Unit
P.O. Box 2558, 12-HCB-06
Houston, Texas 77252
Attention: Barbara Myrck
Scott Tabakin.........................     $   127,000          *
(Executive Vice President and Chief
Financial Officer of Beverly)
2301 Ramsgate Way
Fort Smith, Arkansas 72903
Pamela Daniels........................     $    10,000          *
(Vice President, Comptroller and Chief
Accounting Officer of Beverly)
3416 Sturbridge Place
Fort Smith, Arkansas 72903


---------------

* Less than one percent.

                             THE SOLICITATION AGENT

     Donaldson, Lufkin & Jenrette Securities Corporation has agreed to act as exclusive financial advisor and Solicitation Agent (the "Solicitation Agent") for Beverly in respect of the Solicitation. In accordance with the terms and subject to the conditions of a certain letter agreement dated June 19, 1997, between Beverly and the Solicitation Agent, Beverly has agreed to pay the Solicitation Agent a cash fee equal to (i) $500,000, if the aggregate Consent Payments made by Beverly to holders of Securities is greater than $1,800,000 or
(ii) if the aggregate Consent Payments made to holders of Senior Notes is equal to or less than $1,800,000, the sum of (x) 0.30% of the aggregate principal amount of Senior Notes in respect of which Consents have been accepted by Beverly and (y) 0.25% of the amount obtained by subtracting $1,800,000 from the aggregate Consent Payments made by Beverly to holders of Senior Notes. The Solicitation Agent will not be entitled to any fee in the event that the Requisite Consents are not received. Beverly has further agreed to reimburse the Solicitation Agent for its reasonable out-of-pocket expenses and to indemnify it against certain liabilities in connection with its performance of services for the Consent Solicitation. Questions, requests for assistance and additional copies of the Consent Solicitation, the consent forms and accompanying materials should be addressed to the Solicitation Agent at the address set forth below. The Solicitation Agent may be contacted at the following address:

              Donaldson, Lufkin & Jenrette Securities Corporation
                                277 Park Avenue
                            New York, New York 10172
                          Attention: Mr. Joe Muratore
                           Telephone: (212) 892-4753
                            Telecopy: (212) 892-4057

                            EXPENSES OF SOLICITATION

     Beverly will bear the costs of the Solicitation. Beverly will reimburse the Trustee for expenses that it incurs in connection with the Solicitation. Beverly will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in forwarding consent forms and other materials to beneficial owners of the Senior Notes. In addition to the solicitation of consents by mail, employees of Beverly may solicit consents by personal interviews, by telephone, facsimile transmission, or by telegraph. Employees of Beverly will not be specially compensated for soliciting consents. If such personal interviews or telephone conversations are used to solicit consents, this Prospectus/Consent Solicitation Statement and the appropriate consent forms will precede the interview or telephone conversation. If as a result of the interview or conversation additional consent forms are required, they will be forwarded to the Registered Holder.

                                 LEGAL MATTERS


     Certain legal matters in connection with the Solicitation will be passed upon for Beverly and New Beverly by Weil, Gotshal & Manges LLP. Certain additional legal matters in connection with the Solicitation will be passed upon for Beverly and New Beverly by John W. MacKenzie, Deputy General Counsel of Beverly and New Beverly.

                                    EXPERTS

     The consolidated financial statements and schedule of Beverly Enterprises, Inc. at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in this Registration Statement and related Prospectus/Consent Solicitation Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements and schedule of Pharmacy Corporation of America at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in this Registration Statement and related Prospectus/Consent Solicitation Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The balance sheet of New Beverly Holdings, Inc. as of May 31, 1997, appearing in this Registration Statement and related Prospectus/Consent Solicitation Statement, has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                           BEVERLY ENTERPRISES, INC.

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND
                         FINANCIAL STATEMENT SCHEDULES

     The following financial statements and schedules are included herein:

BEVERLY ENTERPRISES, INC.
  Condensed Consolidated Balance Sheets as of June 30, 1997
    and December 31, 1996...................................   F-2
  Condensed Consolidated Statements of Income for the
    three-month and six-month periods ended June 30, 1997
    and 1996................................................   F-3
  Condensed Consolidated Statements of Cash Flows for the
    six months ended June 30, 1997 and 1996.................   F-4
  Notes to Condensed Consolidated Financial Statements......   F-5
PHARMACY CORPORATION OF AMERICA
  Condensed Consolidated Balance Sheets as of June 30, 1997
    and December 31, 1996...................................   F-8
  Condensed Consolidated Statements of Income for the
    three-month and six-month periods ended June 30, 1997
    and 1996................................................   F-9
  Condensed Consolidated Statements of Cash Flows for the
    six months ended June 30, 1997 and 1996.................  F-10
  Notes to Condensed Consolidated Financial Statements......  F-11
BEVERLY ENTERPRISES, INC.
  Report of Ernst & Young LLP, Independent Auditors.........  F-13
  Consolidated Balance Sheets as of December 31, 1996 and
    1995....................................................  F-14
  Consolidated Statements of Operations for the years ended
    December 31, 1996, 1995 and 1994........................  F-15
  Consolidated Statements of Stockholders' Equity for the
    years ended December 31, 1996, 1995 and 1994............  F-16
  Consolidated Statements of Cash Flows for the years ended
    December 31, 1996, 1995 and 1994........................  F-17
  Notes to Consolidated Financial Statements................  F-18
  Schedule II -- Valuation and Qualifying Accounts..........  F-36
PHARMACY CORPORATION OF AMERICA
  Report of Ernst & Young LLP, Independent Auditors.........  F-37
  Consolidated Balance Sheets as of December 31, 1996 and
    1995....................................................  F-38
  Consolidated Statements of Income and Retained Earnings
    for the years ended December 31, 1996, 1995 and 1994....  F-39
  Consolidated Statements of Cash Flows for the years ended
    December 31, 1996, 1995 and 1994........................  F-40
  Notes to Consolidated Financial Statements................  F-41
  Schedule II -- Valuation and Qualifying Accounts..........  F-51
NEW BEVERLY HOLDINGS, INC.
  Report of Ernst & Young LLP, Independent Auditors.........  F-52
  Balance Sheet as of May 31, 1997..........................  F-53
  Note to Balance Sheet.....................................  F-54

                           BEVERLY ENTERPRISES, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 1997 AND DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                               JUNE 30,      DECEMBER 31,
                                                                 1997            1996
                                                              -----------    ------------
                                                              (UNAUDITED)       (NOTE)
Current assets:
  Cash and cash equivalents.................................   $   71,756     $   69,761
  Accounts receivable -- patient, less allowance for
    doubtful accounts:
    1997 -- $34,755; 1996 -- $25,618........................      502,511        491,063
  Accounts receivable -- nonpatient, less allowance for
    doubtful accounts:
    1997 -- $580; 1996 -- $401..............................       10,429         13,480
  Notes receivable..........................................        9,260         10,746
  Operating supplies........................................       55,713         55,348
  Deferred income taxes.....................................       23,547         14,543
  Prepaid expenses and other................................       43,738         42,304
                                                               ----------     ----------
        Total current assets................................      716,954        697,245
Property and equipment, net of accumulated depreciation and
  amortization:
    1997 -- $635,982; 1996 -- $643,085......................    1,188,197      1,248,785
Other assets:
  Notes receivable, less allowance for doubtful notes:
    1997 -- $5,674; 1996 -- $4,951..........................       28,958         37,306
  Designated and restricted funds...........................       74,182         75,848
  Goodwill, net.............................................      375,221        356,197
  Other, net................................................      107,454        109,701
                                                               ----------     ----------
        Total other assets..................................      585,815        579,052
                                                               ----------     ----------
                                                               $2,490,966     $2,525,082
                                                               ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................   $   96,854     $   99,121
  Accrued wages and related liabilities.....................      128,892        131,072
  Accrued interest..........................................       17,683         16,969
  Other accrued liabilities.................................      107,660         93,042
  Current portion of long-term obligations..................       35,669         38,826
                                                               ----------     ----------
        Total current liabilities...........................      386,758        379,030
Long-term obligations.......................................    1,018,551      1,106,256
Deferred income taxes payable...............................       98,769         83,610
Other liabilities and deferred items........................       96,171         95,091
Commitments and contingencies
Stockholders' equity:
  Preferred stock, shares authorized: 25,000,000............           --             --
  Common stock, shares issued: 1997 -- 104,712,723;
    1996 -- 104,432,848.....................................       10,471         10,443
  Additional paid-in capital................................      777,172        774,672
  Retained earnings.........................................      173,390        133,957
  Treasury stock, at cost: 1997 -- 6,274,108;
    1996 -- 5,423,408.......................................      (70,316)       (57,977)
                                                               ----------     ----------
        Total stockholders' equity..........................      890,717        861,095
                                                               ----------     ----------
                                                               $2,490,966     $2,525,082
                                                               ==========     ==========

---------------

NOTE: The balance sheet at December 31, 1996 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                            See accompanying notes.

                           BEVERLY ENTERPRISES, INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
         THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  THREE MONTHS ENDED       SIX MONTHS ENDED
                                                       JUNE 30,                JUNE 30,
                                                  -------------------   -----------------------
                                                    1997       1996        1997         1996
                                                  --------   --------   ----------   ----------
Net operating revenues..........................  $817,503   $798,333   $1,634,219   $1,609,380
Interest income.................................     3,161      3,475        6,726        6,935
                                                  --------   --------   ----------   ----------
          Total revenues........................   820,664    801,808    1,640,945    1,616,315
Costs and expenses:
  Operating and administrative:
     Wages and related..........................   448,074    444,527      897,856      894,522
     Other......................................   287,944    280,006      577,874      573,490
  Interest......................................    21,971     22,983       44,687       46,128
  Depreciation and amortization.................    27,725     25,967       54,806       51,023
                                                  --------   --------   ----------   ----------
          Total costs and expenses..............   785,714    773,483    1,575,223    1,565,163
                                                  --------   --------   ----------   ----------
Income before provision for income taxes........    34,950     28,325       65,722       51,152
Provision for income taxes......................    13,980     11,330       26,289       20,461
                                                  --------   --------   ----------   ----------
Net income......................................  $ 20,970   $ 16,995   $   39,433   $   30,691
                                                  ========   ========   ==========   ==========
Net income per share of common stock:
  Primary:
     Net income per share of common stock.......  $    .21   $    .17   $      .40   $      .31
                                                  ========   ========   ==========   ==========
     Shares used to compute net income per
       share....................................    99,048    100,079       99,230      100,028
                                                  ========   ========   ==========   ==========
  Fully diluted:
     Net income per share of common stock.......  $    .20   $    .16   $      .38   $      .30
                                                  ========   ========   ==========   ==========
     Shares used to compute net income per
       share....................................   110,640    111,341      110,865      111,299
                                                  ========   ========   ==========   ==========

     Primary earnings per share for the three-month and six-month periods ended June 30, 1997 and 1996 were computed by dividing net income by the weighted average number of shares of common stock outstanding during the period and the weighted average number of shares issuable upon exercise of common stock equivalents (principally stock options), calculated using the treasury stock method. Fully diluted earnings per share for the three-month and six-month periods ended June 30, 1997 and 1996 were computed as above and assumed conversion of the Company's 5 1/2% convertible subordinated debentures. Conversion of the Company's 7 5/8% convertible subordinated debentures and zero coupon notes would have an anti-dilutive effect and, therefore, were not assumed.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share," which is required to be adopted in financial statements for periods ending after December 15, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements, primary earnings per share will be renamed basic earnings per share and will exclude the dilutive effect of stock options. The impact is not expected to result in a change in the Company's primary earnings per share or fully diluted earnings per share (which will be renamed dilutive earnings per share) for the three-month and six-month periods ended June 30, 1997 and 1996.

                            See accompanying notes.

                           BEVERLY ENTERPRISES, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                1997         1996
                                                              ---------    ---------
Cash flows from operating activities:
  Net income................................................  $  39,433    $  30,691
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................     54,806       51,023
     Provision for reserves and discounts on patient, notes
      and other receivables, net............................     19,818       11,549
     Amortization of deferred financing costs...............      1,336        2,726
     Gains on dispositions of facilities and other assets,
      net...................................................    (20,842)      (2,890)
     Deferred taxes.........................................      6,632        8,271
     Net increase (decrease) in insurance related
      accounts..............................................        383       (8,204)
     Changes in operating assets and liabilities, net of
      acquisitions and dispositions:
       Accounts receivable -- patient.......................    (33,960)     (22,809)
       Operating supplies...................................     (2,036)       2,247
       Prepaid expenses and other receivables...............       (727)      (1,752)
       Accounts payable and other accrued expenses..........        829      (19,662)
       Income taxes payable.................................     (4,309)       6,199
       Other, net...........................................        154         (359)
                                                              ---------    ---------
          Total adjustments.................................     22,084       26,339
                                                              ---------    ---------
          Net cash provided by operating activities.........     61,517       57,030
Cash flows from investing activities:
  Payments for acquisitions, net of cash acquired...........    (45,373)     (25,721)
  Proceeds from dispositions of facilities and other
     assets.................................................    143,409       12,579
  Collections on notes receivable and REMIC investment......     18,441        6,005
  Capital expenditures......................................    (70,317)     (61,392)
  Other, net................................................     (3,263)      (4,820)
                                                              ---------    ---------
          Net cash provided by (used for) investing
            activities......................................     42,897      (73,349)
Cash flows from financing activities:
  Revolver borrowings.......................................    772,000      601,000
  Repayments of Revolver borrowings.........................   (838,000)    (624,000)
  Proceeds from issuance of long-term obligations...........      3,534      180,000
  Repayments of long-term obligations.......................    (28,242)    (136,834)
  Purchase of common stock for treasury.....................    (14,736)      (6,238)
  Proceeds from exercise of stock options...................      2,546        2,426
  Deferred financing costs..................................       (354)      (5,893)
  Dividends paid on preferred stock.........................         --         (688)
  Proceeds from designated funds, net.......................        833        1,676
                                                              ---------    ---------
          Net cash provided by (used for) financing
            activities......................................   (102,419)      11,449
                                                              ---------    ---------
Net increase (decrease) in cash and cash equivalents........      1,995       (4,870)
Cash and cash equivalents at beginning of period............     69,761       56,303
                                                              ---------    ---------
Cash and cash equivalents at end of period..................  $  71,756    $  51,433
                                                              =========    =========
Supplemental schedule of cash flow information:
  Cash paid during the period for:
     Interest (net of amounts capitalized)..................  $  42,637    $  37,026
     Income taxes (net of refunds)..........................     23,966        5,991

                            See accompanying notes.

                           BEVERLY ENTERPRISES, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (UNAUDITED)

     (i) The condensed consolidated financial statements included herein have been prepared by the Company, without audit, and include all adjustments of a normal recurring nature which are, in the opinion of management, necessary for a fair presentation of the results of operations for the three-month and six-month periods ended June 30, 1997 and 1996 pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures in these condensed consolidated financial statements are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and the notes thereto included in the Company's 1996 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The results of operations for the three-month and six-month periods ended June 30, 1997 are not necessarily indicative of the results for a full year. Unless the context indicates otherwise, the Company means Beverly Enterprises, Inc. and its consolidated subsidiaries.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Certain prior year amounts have been reclassified to conform with the 1997 presentation.

     (ii) The provisions for income taxes for the three-month and six-month periods ended June 30, 1997 and 1996 were based on an estimated annual effective tax rate of 40%. The Company's estimated annual effective tax rates for 1997 and 1996 are different than the federal statutory rate primarily due to the impact of state income taxes and amortization of nondeductible goodwill. The provisions for income taxes consist of the following for the three-month and six-month periods ended June 30 (in thousands):

                                                 THREE MONTHS ENDED    SIX MONTHS ENDED
                                                      JUNE 30,             JUNE 30,
                                                 -------------------   -----------------
                                                   1997       1996      1997      1996
                                                 --------   --------   -------   -------
Federal:
  Current......................................   $10,009    $ 4,946   $15,307   $ 9,499
  Deferred.....................................     2,075      4,074     6,915     6,839
State:
  Current......................................     3,079      1,377     4,350     2,691
  Deferred.....................................    (1,183)       933      (283)    1,432
                                                  -------    -------   -------   -------
                                                  $13,980    $11,330   $26,289   $20,461
                                                  =======    =======   =======   =======

     (iii) During the six months ended June 30, 1997, the Company purchased six previously leased nursing facilities (758 beds) and certain other assets including, among other things, 14 institutional pharmacies and 17 outpatient therapy clinics, for approximately $44,700,000 cash and approximately $3,800,000 closing and other costs. Also during such period, the Company sold or terminated the leases on 59 nursing facilities (7,244 beds) and certain other assets for cash proceeds of approximately $143,700,000. The Company primarily used the net cash proceeds from the disposition of facilities and other assets to repay Revolver borrowings, to repurchase the zero coupon notes and to repay various other indebtedness. The operations of these facilities were immaterial to the Company's financial position and results of operations.

                           BEVERLY ENTERPRISES, INC.

     In April 1997, the Company entered into a definitive agreement with Capstone Pharmacy Services, Inc. ("Capstone") to combine Pharmacy Corporation of America ("PCA"), a wholly-owned subsidiary of the Company, with Capstone (the "Merger") to create one of the nation's largest independent institutional pharmacy companies. The Company will receive approximately $275,000,000 of cash as partial repayment for PCA's intercompany debt, with any remaining intercompany balance contributed to PCA's capital. The Company intends to use the $275,000,000 to repay Revolver borrowings, to pay off the 7 5/8% convertible subordinated debentures, to pay off the 8 3/4% Senior Notes, to repay certain other notes and mortgages and for general corporate purposes. Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time") each share of the Company's Common Stock issued and outstanding immediately prior to the Effective Time (other than fractional shares) will be converted into the right to receive that number of newly issued shares of Capstone common stock equal to the quotient, expressed to four decimal places, of (a) 50,000,000 divided by (b) the number of shares of the Company's Common Stock outstanding immediately prior to the Effective Time. The Merger, which is subject to approvals by the shareholders of both the Company and Capstone, completion of the Distribution (as discussed below), and approvals by various government agencies, is expected to close by year-end.

     In connection with the restructuring, the Company will transfer all of its non-PCA assets and liabilities to New Beverly Holdings, Inc. ("New Beverly"), in exchange for the issuance of New Beverly common stock. The Company will then distribute (the "Distribution") such New Beverly common stock to the then current shareholders of the Company's Common Stock on a one-for-one basis. In connection with the Distribution, the Company will be required to restructure, repay or otherwise renegotiate substantially all of its outstanding debt instruments and renegotiate or make certain payments under various employment agreements with officers of the Company. The Company estimates that the costs of such undertakings will approximate $10,200,000 as it relates to restructuring, repaying or renegotiating debt instruments and approximately $14,000,000 as it relates to renegotiating or paying certain amounts under various employment agreements. It is expected that such amounts, along with other transaction costs will be funded with a portion of the $275,000,000 proceeds to be received as a partial repayment of PCA's intercompany debt, as discussed above.

     On July 17, 1997, the Company called its 5 1/2% convertible subordinated debentures (the "5 1/2% Debentures") for redemption on August 18, 1997. The Company has obtained a stand-by commitment for the issuance of subordinated indebtedness, whose net cash proceeds would qualify under the restrictive covenant contained in an indenture dated as of February 1, 1996, to be used to redeem the 5 1/2% Debentures. The Company anticipates that if the price of the Company's Common Stock is more than 3.30% above the conversion price of $13.33 immediately prior to the redemption date, the holders will be likely to convert their 5 1/2% Debentures to the Company's Common Stock. The right to convert the 5 1/2% Debentures into shares of the Company's Common Stock will expire at the close of business August 15, 1997. Conversion of all or substantially all of the 5 1/2% Debentures into the Company's Common Stock prior to the Effective Time of the Merger would cause an increase in the Company's outstanding Common Stock of approximately 11,250,000 shares and would result in holders of the Company's Common Stock receiving a comparatively smaller number of shares of Capstone common stock in the Merger.

     (iv) There are various lawsuits and regulatory actions pending against the Company arising in the normal course of business, some of which seek punitive damages. The Company does not believe that the ultimate resolution of these matters will have a material adverse effect on the Company's consolidated financial position or results of operations.

     (v) Effective July 31, 1987, Beverly Enterprises, a California corporation ("Beverly California"), became a wholly-owned subsidiary of Beverly Enterprises, Inc., a Delaware corporation ("Beverly Delaware"). Effective January 1, 1995, Beverly California changed its name to Beverly Health and Rehabilitation Services, Inc. ("BHRS"). Beverly Delaware (the parent) provides financial, administrative and legal services to its subsidiaries, including BHRS, for which it charges management fees.

                           BEVERLY ENTERPRISES, INC.

     The following summarized unaudited financial information concerning BHRS is being reported because BHRS's 7 5/8% convertible subordinated debentures due March 2003 and its zero coupon notes (collectively, the "Debt Securities") are publicly-held. Beverly Delaware is co-obligor of the Debt Securities. Summary unaudited financial information for BHRS is as follows (in thousands):

                                             THREE MONTHS ENDED       SIX MONTHS ENDED
                                                  JUNE 30,                JUNE 30,
                                             -------------------   -----------------------
                                               1997       1996        1997         1996
                                             --------   --------   ----------   ----------
Total revenues.............................  $668,891   $664,929   $1,339,244   $1,345,202
Total costs and expenses...................   629,525    635,114    1,271,880    1,293,854
Net income.................................    23,619     17,889       40,418       30,809

                                                               AS OF          AS OF
                                                              JUNE 30,     DECEMBER 31,
                                                                1997           1996
                                                             ----------    ------------
Current assets.............................................  $  362,080     $  369,501
Long-term assets...........................................   1,318,214      1,404,292
Current liabilities........................................     204,962        184,887
Long-term liabilities......................................     641,584        795,593

                        PHARMACY CORPORATION OF AMERICA

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 1997 AND DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                               JUNE 30,      DECEMBER 31,
                                                                 1997            1996
                                                              -----------    ------------
                                                              (UNAUDITED)       (NOTE)
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................   $  6,668        $  7,575
  Accounts receivable, less allowance for doubtful accounts:
     1997 -- $14,608; 1996 -- $13,070.......................    109,798          93,078
  Notes and other receivables, less allowance for doubtful
     accounts:
     1997 -- $394; 1996 -- $820.............................        873           1,383
  Inventory.................................................     25,322          22,025
  Prepaid expenses and other................................        494             335
                                                               --------        --------
          Total current assets..............................    143,155         124,396
Property and equipment, net of accumulated depreciation and
  amortization:
  1997 -- $27,307; 1996 -- $23,263..........................     35,215          32,698
Other assets:
  Goodwill, net.............................................    290,931         276,430
  Systems development, net..................................      4,720           4,837
  Other, net................................................      7,525           3,215
                                                               --------        --------
          Total other assets................................    303,176         284,482
                                                               --------        --------
                                                               $481,546        $441,576
                                                               ========        ========
                          LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................   $ 21,237        $ 18,017
  Accrued wages and related liabilities.....................      6,006           6,656
  Other accrued liabilities.................................      6,639           6,621
  Current portion of long-term obligations..................      1,195             968
                                                               --------        --------
          Total current liabilities.........................     35,077          32,262
Long-term obligations.......................................      1,588           1,334
Deferred income taxes payable...............................      4,046           3,980
Due to Parent...............................................    333,115         312,395
Commitments and contingencies
Stockholder's equity:
  Common stock, 1,000 shares issued.........................          1               1
  Additional paid-in capital................................      3,866           3,866
  Retained earnings.........................................    103,853          87,738
                                                               --------        --------
          Total stockholder's equity........................    107,720          91,605
                                                               --------        --------
                                                               $481,546        $441,576
                                                               ========        ========

NOTE: The balance sheet at December 31, 1996 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                            See accompanying notes.

                        PHARMACY CORPORATION OF AMERICA

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
         THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                   THREE MONTHS ENDED       SIX MONTHS ENDED
                                                        JUNE 30,                JUNE 30,
                                                  --------------------    --------------------
                                                    1997        1996        1997        1996
                                                  --------    --------    --------    --------
Revenues:
  Non-affiliates................................  $128,634    $104,930    $251,024    $210,151
  Affiliates....................................    25,102      19,925      50,304      39,080
                                                  --------    --------    --------    --------
          Total revenues........................   153,736     124,855     301,328     249,231
Cost of goods sold..............................    82,310      67,498     162,397     133,170
                                                  --------    --------    --------    --------
Gross profit....................................    71,426      57,357     138,931     116,061
Costs and expenses:
  Wages and related.............................    33,443      28,665      65,476      58,279
  Selling, general and administrative...........    15,073      12,314      29,277      24,669
  Provision for doubtful accounts...............     2,807       1,515       5,178       3,704
  Depreciation and amortization.................     5,082       3,975       9,908       7,782
  Management fees...............................       889         886       1,556       1,415
                                                  --------    --------    --------    --------
          Total costs and expenses..............    57,294      47,355     111,395      95,849
                                                  --------    --------    --------    --------
Income before provision for income taxes........    14,132      10,002      27,536      20,212
Provision for income taxes......................     5,845       4,197      11,421       8,481
                                                  --------    --------    --------    --------
Net income......................................  $  8,287    $  5,805    $ 16,115    $ 11,731
                                                  ========    ========    ========    ========

                            See accompanying notes.

                        PHARMACY CORPORATION OF AMERICA

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                1997        1996
                                                              --------    --------
Cash flows from operating activities:
  Net income................................................  $ 16,115    $ 11,731
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................     9,908       7,782
     Provision for reserves on accounts, notes and other
      receivables, net......................................     5,178       3,704
     Deferred taxes.........................................        66       2,405
     Changes in operating assets and liabilities, net of
      acquisitions and dispositions:
       Accounts receivable..................................   (19,610)     (5,194)
       Inventory............................................    (1,839)      2,577
       Prepaid expenses and other receivables...............      (128)       (464)
       Accounts payable and other accrued expenses..........     2,588      (6,152)
                                                              --------    --------
          Total adjustments.................................    (3,837)      4,658
                                                              --------    --------
          Net cash provided by operating activities.........    12,278      16,389
Cash flows from investing activities:
  Payments for acquisitions, net of cash acquired...........   (27,589)       (110)
  Capital expenditures......................................    (5,242)     (3,498)
  Systems development.......................................      (365)       (330)
  Other, net................................................        (1)      1,810
                                                              --------    --------
          Net cash used for investing activities............   (33,197)     (2,128)
Cash flows from financing activities:
  Advances (to) from Parent, net............................    20,531     (12,787)
  Repayments of long-term obligations.......................      (519)       (270)
                                                              --------    --------
          Net cash provided by (used for) financing
            activities......................................    20,012     (13,057)
                                                              --------    --------
Net increase (decrease) in cash and cash equivalents........      (907)      1,204
Cash and cash equivalents at beginning of period............     7,575       3,315
                                                              --------    --------
Cash and cash equivalents at end of period..................  $  6,668    $  4,519
                                                              ========    ========

Supplemental schedule of cash flow information:
  Cash paid (received) during the period for:
     Interest...............................................  $    130    $    (28)

                            See accompanying notes.

                        PHARMACY CORPORATION OF AMERICA

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (UNAUDITED)

     (i) The condensed consolidated financial statements included herein have been prepared by Pharmacy Corporation of America (the "Company"), without audit, and include all adjustments of a normal recurring nature which are, in the opinion of management, necessary for a fair presentation of the results of operations for the three-month and six-month periods ended June 30, 1997 and 1996 pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures in these condensed consolidated financial statements are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the Company's December 31, 1996 consolidated financial statements and the notes thereto. The results of operations for the three-month and six-month periods ended June 30, 1997 are not necessarily indicative of the results for a full year. Unless the context indicates otherwise, the Company means Pharmacy Corporation of America and its consolidated subsidiaries.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (ii) The provisions for income taxes for the three-month and six-month periods ended June 30, 1997 and 1996 were based on estimated annual effective tax rates of 41.5% and 42.0%, respectively. The Company's estimated annual effective tax rates for 1997 and 1996 are different than the federal statutory rate primarily due to the impact of state income taxes and amortization of nondeductible goodwill. The provisions for income taxes consist of the following for the three-month and six-month periods ended June 30 (in thousands):

                                                 THREE MONTHS ENDED    SIX MONTHS ENDED
                                                      JUNE 30,             JUNE 30,
                                                 ------------------    -----------------
                                                  1997       1996       1997       1996
                                                 -------    -------    -------    ------
Federal:
  Current......................................   $5,617     $2,474    $ 9,345    $5,001
  Deferred.....................................     (807)       980         54     1,979
State:
  Current......................................    1,208        532      2,010     1,075
  Deferred.....................................     (173)       211         12       426
                                                  ------     ------    -------    ------
                                                  $5,845     $4,197    $11,421    $8,481
                                                  ======     ======    =======    ======

     (iii) During the six months ended June 30, 1997, the Company purchased 14 pharmacies for approximately $27,600,000 cash. The operations of these pharmacies were immaterial to the Company's financial position and results of operations.

     In April 1997, Beverly Enterprises, Inc. ("Beverly") entered into a definitive agreement with Capstone Pharmacy Services, Inc. ("Capstone") to combine the Company, a wholly-owned subsidiary of Beverly, with Capstone (the "Merger") to create one of the nation's largest independent institutional pharmacy companies. Beverly will receive approximately $275,000,000 of cash as partial repayment for the Company's intercompany debt, with any remaining intercompany balance contributed to the Company's capital. Beverly intends to use the $275,000,000 to repay Revolver borrowings, to pay off the 7 5/8% convertible subordinated debentures, to pay off the 8 3/4% Notes, to repay certain other notes and mortgages and for general corporate purposes. Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time") each share of Beverly's Common Stock issued and outstanding immediately prior to the Effective Time (other than

                        PHARMACY CORPORATION OF AMERICA
fractional shares) will be converted into the right to receive that number of newly issued shares of Capstone common stock equal to the quotient, expressed to four decimal places, of (a) 50,000,000 divided by (b) the number of shares of Beverly's Common Stock outstanding immediately prior to the Effective Time. In connection with the Merger, Beverly will transfer all of its non-Company assets and liabilities to New Beverly Holdings, Inc. ("New Beverly"), in exchange for the issuance of New Beverly common stock. Beverly will then distribute (the "Distribution") such New Beverly common stock to the then current stockholders of Beverly's Common Stock on a one-for-one basis. The Merger, which is subject to approvals by the stockholders of both Beverly and Capstone, completion of the Distribution and approvals by various government agencies, is expected to close by year-end.

     (iv) There are various lawsuits and regulatory actions pending against the Company arising in the normal course of business, some of which seek punitive damages. The Company does not believe that the ultimate resolution of these matters will have a material adverse effect on the Company's consolidated financial position or results of operations.

     (v) The Company provides its pharmaceutical dispensing, infusion therapy products and services and its pharmacy and nursing consulting services to nursing facilities operated by Beverly, and to the residents of Beverly facilities. Revenues from sales directly to Beverly nursing facilities were approximately $50,304,000 and $39,080,000 for the six months ended June 30, 1997 and 1996, respectively. Revenues from sales to residents of Beverly facilities, which are not considered by the Company to be revenues from affiliates, are estimated to be approximately $51,000,000 and $42,000,000 for the six months ended June 30, 1997 and 1996, respectively.

     Beverly provides certain administrative services to the Company. These services have included, among others, cash management, finance, legal, tax, financial reporting, executive management, payroll and payables processing and employee benefit plans maintenance. The responsibility for certain of these services, including finance, tax and payables processing was transferred to the Company in mid-1996 as part of a consolidation and reorganization of the Company's accounting and related functions. Substantially all cash received by the Company is deposited daily and wired to Beverly's corporate cash account. In turn, all of the Company's operating expenses, capital expenditures and other cash needs are paid by Beverly, and charged back to the Company along with a management fee for handling such services. Fees for these services amounted to approximately $1,556,000 and $1,415,000 for the six months ended June 30, 1997 and 1996, respectively. The Company believes that the charges for services provided by Beverly to the Company are a reasonable allocation of the costs incurred by Beverly on behalf of the Company in providing these services; however, such costs are not necessarily indicative of the costs that would have been incurred if the Company operated as a stand-alone entity.

     The net result of all intercompany transactions between the Company and Beverly is recorded in the "Due to Parent" account in the accompanying consolidated balance sheets. There are currently no required repayment terms for this account nor do such amounts bear interest.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Beverly Enterprises, Inc.

     We have audited the accompanying consolidated balance sheets of Beverly Enterprises, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included financial statement Schedule II-Valuation and Qualifying Accounts of Beverly Enterprises, Inc. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beverly Enterprises, Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                            /s/ ERNST & YOUNG LLP

Little Rock, Arkansas
February 7, 1997, except
for Note 2, paragraph 3,
as to which the date is
March 13, 1997

                           BEVERLY ENTERPRISES, INC.

                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1995
                                                              ----------   ----------
                                       ASSETS

Current assets:
  Cash and cash equivalents.................................  $   69,761   $   56,303
  Accounts receivable -- patient, less allowance for
     doubtful accounts:
     1996 -- $25,618; 1995 -- $22,860.......................     491,063      514,820
  Accounts receivable -- nonpatient, less allowance for
     doubtful accounts:
     1996 -- $401; 1995 -- $497.............................      13,480       15,995
  Notes receivable..........................................      10,746        7,460
  Operating supplies........................................      55,348       59,109
  Deferred income taxes.....................................      14,543       24,892
  Prepaid expenses and other................................      42,304       38,013
                                                              ----------   ----------
          Total current assets..............................     697,245      716,592
Property and equipment, net.................................   1,248,785    1,189,985
Other assets:
  Notes receivable, less allowance for doubtful notes:
     1996 -- $4,951; 1995 -- $4,953.........................      37,306       41,915
  Designated and restricted funds...........................      75,848       57,082
  Goodwill, net.............................................     356,197      380,681
  Other, net................................................     109,701      120,206
                                                              ----------   ----------
          Total other assets................................     579,052      599,884
                                                              ----------   ----------
                                                              $2,525,082   $2,506,461
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $   99,121   $  155,385
  Accrued wages and related liabilities.....................     131,072      134,391
  Accrued interest..........................................      16,969       10,261
  Other accrued liabilities.................................      93,042       88,869
  Current portion of long-term obligations..................      38,826       84,639
                                                              ----------   ----------
          Total current liabilities.........................     379,030      473,545
Long-term obligations.......................................   1,106,256    1,066,909
Deferred income taxes payable...............................      83,610       54,687
Other liabilities and deferred items........................      95,091       90,987
Commitments and contingencies
Stockholders' equity:
  Preferred stock, shares authorized: 25,000,000............          --           --
  Common stock, shares issued: 1996 -- 104,432,848;
     1995 -- 102,618,241....................................      10,443       10,262
  Additional paid-in capital................................     774,672      766,549
  Retained earnings.........................................     133,957       83,657
  Treasury stock, at cost: 1996 -- 5,423,408 shares;
     1995 -- 3,972,208 shares...............................     (57,977)     (40,135)
                                                              ----------   ----------
          Total stockholders' equity........................     861,095      820,333
                                                              ----------   ----------
                                                              $2,525,082   $2,506,461
                                                              ==========   ==========

                            See accompanying notes.

                           BEVERLY ENTERPRISES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEARS ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1996         1995         1994
                                                           ----------   ----------   ----------
Net operating revenues...................................  $3,267,189   $3,228,553   $2,969,239
Interest income..........................................      13,839       14,228       14,578
                                                           ----------   ----------   ----------
          Total revenues.................................   3,281,028    3,242,781    2,983,817
Costs and expenses:
  Operating and administrative:
     Wages and related...................................   1,819,500    1,736,151    1,600,580
     Other...............................................   1,139,442    1,224,681    1,114,916
  Interest...............................................      91,111       84,245       64,792
  Depreciation and amortization..........................     105,468      103,581       88,734
  Impairment of long-lived assets:
     Adoption of SFAS No. 121............................          --       68,130           --
     Development and other costs.........................          --       32,147           --
                                                           ----------   ----------   ----------
          Total costs and expenses.......................   3,155,521    3,248,935    2,869,022
                                                           ----------   ----------   ----------
Income (loss) before provision for income taxes and
  extraordinary charge...................................     125,507       (6,154)     114,795
Provision for income taxes...............................      73,481        1,969       37,882
                                                           ----------   ----------   ----------
Income (loss) before extraordinary charge................      52,026       (8,123)      76,913
Extraordinary charge, net of income taxes of $1,099 in
  1996 and $1,188 in 1994................................      (1,726)          --       (2,412)
                                                           ----------   ----------   ----------
Net income (loss)........................................  $   50,300   $   (8,123)  $   74,501
                                                           ==========   ==========   ==========
Net income (loss) applicable to common shares............  $   50,300   $  (14,998)  $   66,251
                                                           ==========   ==========   ==========
Income (loss) per share of common stock:
  Primary:
     Before extraordinary charge.........................  $      .52   $     (.16)  $      .79
     Extraordinary charge................................        (.02)          --         (.03)
                                                           ----------   ----------   ----------
     Net income (loss)...................................  $      .50   $     (.16)  $      .76
                                                           ==========   ==========   ==========
     Shares used to compute per share amounts............      99,646       92,233       87,087
                                                           ==========   ==========   ==========
  Fully-diluted:
     Before extraordinary charge.........................  $      .50   $     (.16)  $      .78
     Extraordinary charge................................        (.02)          --         (.02)
                                                           ----------   ----------   ----------
     Net income (loss)...................................  $      .48   $     (.16)  $      .76
                                                           ==========   ==========   ==========
     Shares used to compute per share amounts............     111,002       92,233       98,428
                                                           ==========   ==========   ==========

                            See accompanying notes.

                           BEVERLY ENTERPRISES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             (DOLLARS IN THOUSANDS)

                                                                    ADDITIONAL
                                             PREFERRED    COMMON     PAID-IN     RETAINED   TREASURY
                                               STOCK      STOCK      CAPITAL     EARNINGS    STOCK       TOTAL
                                             ---------   --------   ----------   --------   --------   ---------
Balances at January 1, 1994................  $ 150,000   $  8,825    $590,909    $ 33,263   $(40,135)  $ 742,862
  Exercise of stock option grant...........         --        100      11,900          --         --      12,000
  Employee stock transactions, net.........         --         37       4,830          --         --       4,867
  Preferred stock dividends................         --         --          --      (8,250)        --      (8,250)
  Issuance of ATH preferred stock(1).......         --         --       1,264          --         --       1,264
  Accretion of amounts due upon redemption
     of ATH preferred stock(1).............         --         --         859        (859)        --          --
  Net income...............................         --         --          --      74,501         --      74,501
                                             ---------   --------    --------    --------   --------   ---------
Balances at December 31, 1994..............    150,000      8,962     609,762      98,655    (40,135)    827,244
  Issuance of 12,361,184 shares of common
     stock for the purchase of PMSI........         --      1,236     149,693          --         --     150,929
  Exchange of Preferred Stock into 5 1/2%
     Debentures............................   (150,000)        --          --          --         --    (150,000)
  Employee stock transactions, net.........         --         64       7,094          --         --       7,158
  Preferred stock dividends................         --         --          --      (6,875)        --      (6,875)
  Net loss.................................         --         --          --      (8,123)        --      (8,123)
                                             ---------   --------    --------    --------   --------   ---------
Balances at December 31, 1995..............         --     10,262     766,549      83,657    (40,135)    820,333
  Employee stock transactions, net.........         --        181       8,123          --         --       8,304
  Purchase of common stock for treasury....         --         --          --          --    (17,842)    (17,842)
  Net income...............................         --         --          --      50,300         --      50,300
                                             ---------   --------    --------    --------   --------   ---------
Balances at December 31, 1996..............  $      --   $ 10,443    $774,672    $133,957   $(57,977)  $ 861,095
                                             =========   ========    ========    ========   ========   =========

---------------

(1) Amounts were recorded by ATH prior to its merger with the Company in September 1994.

                            See accompanying notes.

                           BEVERLY ENTERPRISES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                               YEARS ENDED DECEMBER 31,
                                                        --------------------------------------
                                                           1996           1995         1994
                                                        -----------    ----------    ---------
Cash flows from operating activities:
  Net income (loss)...................................  $    50,300    $   (8,123)   $  74,501
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Depreciation and amortization....................      105,468       103,581       88,734
     Impairment of long-lived assets..................           --       100,277           --
     Provision for reserves and discounts on patient,
       notes and other receivables, net...............       28,544        15,889       14,107
     Amortization of deferred financing costs.........        3,210         4,379        4,241
     Extraordinary charge.............................        2,825            --        3,600
     Gains on dispositions of facilities and other
       assets, net....................................      (20,951)       (2,253)      (9,749)
     Deferred taxes...................................       33,765       (20,394)      (2,031)
     Net increase (decrease) in insurance related
       accounts.......................................      (22,336)      (10,531)       8,342
     Changes in operating assets and liabilities, net
       of acquisitions and dispositions:
       Accounts receivable -- patient.................      (25,851)      (84,420)     (76,320)
       Operating supplies.............................        3,226         1,649       (2,777)
       Prepaid expenses and other receivables.........          771          (154)       1,597
       Accounts payable and other accrued expenses....      (53,029)       16,370       (2,809)
       Income taxes payable...........................       26,711        (6,194)       7,332
       Other, net.....................................          527        (3,867)     (13,361)
                                                        -----------    ----------    ---------
          Total adjustments...........................       82,880       114,332       20,906
                                                        -----------    ----------    ---------
          Net cash provided by operating activities...      133,180       106,209       95,407
Cash flows from investing activities:
  Payments for acquisitions, net of cash acquired.....      (80,981)      (34,184)    (267,227)
  Proceeds from dispositions of facilities and other
     assets...........................................      121,660        46,892       77,211
  Collections on notes receivable and REMIC
     investment.......................................       12,809        15,594        8,393
  Capital expenditures................................     (136,442)     (161,911)    (124,742)
  Other, net..........................................       (8,547)      (10,945)     (12,375)
                                                        -----------    ----------    ---------
          Net cash used for investing activities......      (91,501)     (144,554)    (318,740)
Cash flows from financing activities:
  Revolver borrowings.................................    1,308,000     1,017,000       62,000
  Repayments of Revolver borrowings...................   (1,230,000)     (939,000)     (62,000)
  Proceeds from issuance of long-term obligations.....      228,862        25,000      309,308
  Repayments of long-term obligations.................     (318,447)      (68,400)     (98,340)
  Purchase of common stock for treasury...............      (15,445)           --           --
  Proceeds from exercise of stock options.............        3,620         2,146       14,509
  Proceeds from issuance of ATH preferred stock.......           --            --        1,264
  Deferred financing costs............................       (7,560)       (2,161)      (7,653)
  Dividends paid on preferred stock...................         (688)       (8,250)      (8,250)
  Proceeds from designated funds, net.................        3,437           349        3,401
                                                        -----------    ----------    ---------
          Net cash provided by (used for) financing
            activities................................      (28,221)       26,684      214,239
                                                        -----------    ----------    ---------
Net increase (decrease) in cash and cash
  equivalents.........................................       13,458       (11,661)      (9,094)
Cash and cash equivalents at beginning of year........       56,303        67,964       77,058
                                                        -----------    ----------    ---------
Cash and cash equivalents at end of year..............  $    69,761    $   56,303    $  67,964
                                                        ===========    ==========    =========
Supplemental schedule of cash flow information:
  Cash paid during the year for:
     Interest (net of amount capitalized).............  $    81,193    $   80,433    $  59,242
     Income taxes (net of refunds)....................       11,906        28,557       31,501

                            See accompanying notes.

                           BEVERLY ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     References herein to the Company include Beverly Enterprises, Inc. and its wholly-owned subsidiaries. The Company provides long-term healthcare in 35 states and the District of Columbia. Its operations include nursing facilities, acute long-term transitional hospitals, institutional and mail service pharmacies, rehabilitation therapy services, outpatient therapy clinics, assisted living centers, hospices and home healthcare centers. The consolidated financial statements of the Company include the accounts of the Company and all of its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     Cash and cash equivalents include time deposits and certificates of deposit with original maturities of three months or less.

  Property and Equipment

     Property and equipment is stated at cost less accumulated depreciation or, where appropriate, the present value of the related capital lease obligations less accumulated amortization. Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the assets.

  Intangible Assets

     Goodwill (stated at cost less accumulated amortization of $38,446,000 in 1996 and $30,431,000 in 1995) is being amortized over 40 years or, if applicable, the life of the lease using the straight-line method. Operating and leasehold rights and licenses, which are included in the consolidated balance sheet caption "Other, net," (stated at cost less accumulated amortization of $18,716,000 in 1996 and $19,040,000 in 1995) are being amortized over the lives of the related assets (principally 40 years) and leases (principally 10 to 15 years), using the straight-line method.

     On an ongoing basis, the Company reviews the carrying value of its intangible assets in light of any events or circumstances that indicate they may be impaired or that the amortization period may need to be adjusted. If such circumstances suggest the intangible value cannot be recovered, calculated based on undiscounted cash flows over the remaining amortization period, the carrying value of the intangible will be reduced by such shortfall. As of December 31, 1996, the Company does not believe there is any indication that the carrying value or the amortization period of its intangibles needs to be adjusted. See "-- Impairment of Long-Lived Assets."

  Impairment of Long-Lived Assets

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," ("SFAS No. 121") which requires impairment losses to be recognized for long-lived assets

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) used in operations when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amounts. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. In accordance with SFAS No. 121, the Company assesses the need for an impairment write-down when such indicators of impairment are present. There were no material impairment adjustments recorded during the year ended December 31, 1996.

     In the fourth quarter of 1995, the Company recorded an impairment loss of approximately $68,130,000 upon adoption of SFAS No. 121. Such loss primarily related to certain nursing facilities, transitional hospitals, institutional pharmacies and assisted living centers with current period operating losses. Such current period operating losses, combined with a history of operating losses and anticipated future operating losses, led management to believe that impairment existed at such facilities. In addition, there were certain nursing facilities for which management expected an adverse impact on future earnings and cash flows as a result of recent changes in state Medicaid reimbursement programs. Accordingly, management estimated the undiscounted future cash flows to be generated by each facility. If the undiscounted future cash flow estimates were less than the carrying value of the corresponding facility, management estimated the fair value of such facility and wrote the carrying value down to their estimate of fair value. Management calculated the fair value of the impaired facilities by using the present value of estimated future cash flows, or its best estimate of what such facility, or similar facilities in that state, would sell for in the open market. Management believes it has the knowledge to make such estimates of open market sales prices based on the volume of facilities the Company has purchased and sold in previous years.

     In addition to the SFAS No. 121 charge, the Company recorded a fourth quarter of 1995 impairment loss for other long-lived assets of approximately $32,147,000 primarily related to the write-off of software and business development costs. During the fourth quarter of 1995, the Company hired a new Senior Vice President of Information Technology, who redirected the Company's systems development initiatives, causing a write-down, or a write-off, of certain software and software development projects. In addition, the Company wrote off certain business development and other costs where the Company believed the carrying amount was unrecoverable.

  Insurance

     The Company insures auto liability, general liability and workers' compensation risks, in most states, through insurance policies with third parties, some of which may be subject to reinsurance agreements between the insurer and Beverly Indemnity, Ltd., a wholly-owned subsidiary of the Company. The liabilities for estimated incurred losses not covered by third party insurance are discounted at 10% to their present value based on expected loss payment patterns determined by independent actuaries. The discounted insurance liabilities are included in the consolidated balance sheet captions as follows (in thousands):

                                                                1996        1995
                                                              --------    --------
Accrued wages and related liabilities.......................  $ 32,644    $ 35,265
Other accrued liabilities...................................     8,226       6,572
Other liabilities and deferred items........................    90,714      84,720
                                                              --------    --------
                                                              $131,584    $126,557
                                                              ========    ========

     On an undiscounted basis, the total insurance liabilities as of December 31, 1996 and 1995 were $170,099,000 and $164,060,000, respectively. As of
December 31, 1996, the Company had deposited approximately $94,500,000 in funds (the "Beverly Indemnity funds") that are restricted for the payment of

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) insured claims. In addition, the Company anticipates that approximately $21,700,000 of its existing cash at December 31, 1996, while not legally restricted, will be utilized to fund certain workers' compensation and general liability claims, and the Company does not expect to use such cash for other purposes.

  Stock-Based Awards

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") which encourages, but does not require, companies to recognize compensation expense for stock-based awards based on their fair value on the date of grant. The Company has elected to continue to account for its stock-based awards in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense for its stock option grants. See
Note 6 for the pro forma effects on the Company's reported net income and earnings per share assuming the election had been made to recognize compensation expense on stock-based awards in accordance with SFAS No. 123.

  Revenues

     The Company's revenues are derived primarily from providing long-term healthcare services. Approximately 75%, 77% and 80% of the Company's net operating revenues for 1996, 1995 and 1994, respectively, were derived from funds under federal and state medical assistance programs, and approximately 73%, 72% and 78% of the Company's net patient accounts receivable at December 31, 1996, 1995 and 1994, respectively, are due from such programs. These revenues and receivables are reported at their estimated net realizable amounts and are subject to audit and retroactive adjustment. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered and are adjusted in the period of settlement. Changes in estimates related to third party receivables resulted in the recording of approximately $10,900,000, $19,700,000 and $11,000,000 of revenues for the years ended
December 31, 1996, 1995 and 1994, respectively.

  Concentration of Credit Risk

     The Company has significant accounts receivable, notes receivable and other assets whose collectibility or realizability is dependent upon the performance of certain governmental programs, primarily Medicaid and Medicare. These receivables and other assets represent the only concentration of credit risk for the Company. The Company does not believe there are significant credit risks associated with these governmental programs. The Company believes that an adequate provision has been made for the possibility of these receivables and other assets proving uncollectible and continually monitors and adjusts these allowances as necessary.

  Earnings per Share

     For the years ended December 31, 1995 and 1994, net income (loss) applicable to common shares was computed by deducting preferred stock dividends from net income (loss), when dilutive. During the fourth quarter of 1995, the Company exchanged its cumulative convertible exchangeable preferred stock into 5 1/2% convertible subordinated debentures. Primary earnings per share for the years ended December 31, 1996 and 1994 were computed by dividing net income applicable to common shares by the weighted average number of shares of Common Stock outstanding during the period and the weighted average number of shares issuable upon exercise of stock options, calculated using the treasury stock method. Fully diluted earnings per share for the year ended December 31, 1996 was computed as above and assumed conversion of the Company's 5 1/2% convertible subordinated debentures. Fully diluted earnings per share for the year ended December 31, 1994

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) was computed as above and assumed conversion of the Company's cumulative convertible exchangeable preferred stock. Conversion of the Company's 7 5/8% convertible subordinated debentures and zero coupon notes would have an anti-dilutive effect and, therefore, were not assumed. For the year ended December 31, 1995, primary and fully diluted earnings per share were computed by dividing net loss applicable to common shares by the weighted average number of shares of Common Stock outstanding during the period.

  Other

     Certain prior year amounts have been reclassified to conform with the 1996 presentation.

2. ACQUISITIONS AND DISPOSITIONS

     During the year ended December 31, 1996, the Company acquired 22 nursing facilities (2,138 beds)(15 of such facilities (1,747 beds)were previously leased), one previously managed nursing facility (180 beds) and certain other assets including, among other things, pharmacy, hospice and outpatient therapy businesses, for approximately $80,000,000 cash, approximately $7,500,000 acquired debt, approximately $7,000,000 closing and other costs, approximately $4,800,000 reduction in receivables and approximately $1,900,000 security and other deposits. The acquisitions of such facilities and other assets were accounted for as purchases. The Company does not operate three of such nursing facilities which were subleased to other nursing home operators in prior year transactions. Also during such period, the Company sold or terminated the leases on 83 nursing facilities (5,230 beds) (including the three nursing facilities which were not operated by the Company, as mentioned above) and certain other assets for cash proceeds of approximately $36,700,000 and approximately $4,200,000 of notes receivable. The operations of these facilities and certain other assets were immaterial to the Company's financial position and results of operations.

     In November 1996, the Company sold its MedView Services unit ("MedView") for cash of approximately $89,700,000 (approximately $2,200,000 of which was included in accounts receivable-nonpatient at December 31, 1996). MedView provides a full range of managed care services to the workers' compensation market and is the nation's largest workers' compensation-related preferred provider organization with 120,000 member providers. It also offers case management and injury reporting and tracking services. The operations of MedView were immaterial to the Company's financial position and results of operations.

     On March 13, 1997, the Company announced that it has entered into a definitive agreement to sell 49 of its skilled nursing facilities in the state of Texas to Complete Care Services, L.P. The transaction is scheduled to close during the second quarter of 1997 and is subject to normal regulatory review. The Company anticipates using the net cash proceeds generated from the sale for one or more of the following purposes: strategic investments; repay indebtedness; and repurchase Common Stock. The operations of these facilities are immaterial to the Company's financial position and results of operations.

     During the year ended December 31, 1995, the Company purchased 17 previously leased nursing facilities (2,118 beds), one previously leased retirement living center (17 units) and certain other assets for approximately $32,700,000 cash, approximately $40,400,000 acquired debt and approximately $1,700,000 security and other deposits. The Company does not operate four of such facilities which were subleased to other nursing home operators in prior year transactions. Also during such period, the Company sold, subleased or terminated the leases on 11 nursing facilities (1,199 beds), 12 homes for the developmentally disabled (1,065 beds), six retirement living centers (1,141 units) and certain other assets for cash proceeds of approximately $39,400,000, approximately $3,700,000 of notes receivable and the assumption of approximately $52,800,000 of debt. In addition, the Company terminated a management agreement on two nursing

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

2. ACQUISITIONS AND DISPOSITIONS -- (CONTINUED) facilities (150 beds) and four assisted living centers (510 units). The operations of these facilities were immaterial to the Company's financial position and results of operations.

     In June 1995, the Company acquired Pharmacy Management Services, Inc. ("PMSI") in exchange for approximately 12,400,000 shares of the Company's Common Stock plus closing and related costs. PMSI is a leading nationwide provider of medical cost containment and managed care services to workers' compensation payors and claimants. The acquisition was accounted for as a purchase and was not material to the Company's financial position or results of operations.

     During the year ended December 31, 1994, the Company purchased 19 previously leased nursing facilities (2,202 beds), one previously leased retirement living center (20 units) and certain other assets for approximately $43,600,000 cash, approximately $1,000,000 issuance of debt, approximately $16,900,000 assumed and acquired debt and approximately $1,400,000 security and other deposits. Also during such period, the Company sold, subleased or terminated the leases on 77 nursing facilities (7,192 beds) and certain other assets for cash proceeds of approximately $80,200,000, approximately $700,000 of notes receivable and the assumption of approximately $40,000 of debt. The operations of these facilities were immaterial to the Company's financial position and results of operations.

     During the third quarter of 1994, the Company issued 2,400,000 shares of Common Stock for all of the outstanding stock of American Transitional Hospitals, Inc. ("ATH"). ATH operates licensed hospitals specializing in long-term acute care and transitional acute care to medically complex, chronically ill patients. The merger was accounted for as a pooling of interests and, accordingly the Company's consolidated financial statements were restated to reflect ATH's financial position, results of operations and cash flows for each period prior to the merger. All transactions between the Company and ATH prior to the merger were eliminated in the restated consolidated financial statements. The merger of ATH was not material to the Company's financial position or results of operations.

     In November 1994, Pharmacy Corporation of America ("PCA"), a wholly-owned subsidiary of the Company, acquired Insta-Care Holdings, Inc. ("Insta-Care"), for cash of approximately $112,000,000, as well as other costs incurred totaling approximately $10,500,000. Insta-Care provides pharmaceutical dispensing services in six states to approximately 65,000 patients in nursing homes and correctional facilities. In December 1994, PCA acquired three institutional pharmacy subsidiaries of Synetic, Inc. ("Synetic pharmacies"), for cash of approximately $107,300,000, as well as other costs incurred totaling approximately $6,000,000. The Synetic businesses provide pharmaceutical dispensing services in the New England area and the state of Indiana to approximately 45,000 patients in various institutions, including nursing homes, transitional care facilities, correctional facilities and group homes. These acquisitions were accounted for as purchases and were not material to the Company's financial position or results of operations.

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

3. PROPERTY AND EQUIPMENT

     Following is a summary of property and equipment and related accumulated depreciation and amortization, by major classification, at December 31 (in thousands):

                                                           TOTAL                     OWNED                 LEASED
                                                  -----------------------   -----------------------   -----------------
                                                     1996         1995         1996         1995       1996      1995
                                                  ----------   ----------   ----------   ----------   -------   -------
Land, buildings and improvements................  $1,476,988   $1,375,945   $1,424,517   $1,319,008   $52,471   $56,937
Furniture and equipment.........................     375,479      347,478      365,678      340,220     9,801     7,258
Construction in progress........................      39,403       47,587       39,403       47,587        --        --
                                                  ----------   ----------   ----------   ----------   -------   -------
                                                   1,891,870    1,771,010    1,829,598    1,706,815    62,272    64,195
Less accumulated depreciation and
  amortization..................................     643,085      581,025      601,330      537,704    41,755    43,321
                                                  ----------   ----------   ----------   ----------   -------   -------
                                                  $1,248,785   $1,189,985   $1,228,268   $1,169,111   $20,517   $20,874
                                                  ==========   ==========   ==========   ==========   =======   =======

     The Company provides depreciation and amortization using the straight-line method over the following estimated useful lives: land improvements -- 5 to 15 years; buildings -- 35 to 40 years; building improvements -- 5 to 20 years; leasehold improvements -- 5 to 20 years or term of lease, if less; furniture and equipment -- 5 to 15 years. Capitalized lease assets are amortized over the remaining initial terms of the leases.

     Depreciation and amortization expense related to property and equipment for the years ended December 31, 1996, 1995 and 1994 was $85,221,000, $82,752,000
and $77,575,000, respectively.

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

4. LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following at December 31 (dollars in thousands, except per share amounts):

                                                                 1996          1995
                                                              ----------    ----------
Notes and mortgages, less imputed interest: 1996 -- $257,
  1995 -- $312; due in installments through the year 2031,
  at effective interest rates of 5.89% to 14.00%, a portion
  of which is secured by property, equipment and other
  assets with a net book value of $272,875 at December 31,
  1996......................................................  $  178,983    $  158,597
Industrial development revenue bonds, less imputed interest:
  1996 -- $48, 1995 -- $61; due in installments through the
  year 2013, at effective interest rates of 4.99% to 10.52%, a portion of which is secured by property and other assets
  with a net book value of $221,964 at December 31, 1996....     203,606       214,107
9% Senior Notes due February 15, 2006, unsecured............     180,000            --
1996 Credit Agreement due December 31, 2001.................     156,000            --
1994 Credit Agreement (repaid in December 1996).............          --       280,500
Term Loan under the 1992 Credit Facility (repaid in December
  1996).....................................................          --        55,000
Nippon Term Loan under the Nippon Credit Agreement (repaid
  in December 1996).........................................          --        20,000
Term Loan under the GE Capital Facility.....................       9,547            --
8 3/4% First Mortgage Bonds due July 1, 2008, secured by
  first mortgages on eight nursing facilities with an
  aggregate net book value of $16,924 at December 31,
  1996......................................................      19,362        19,765
8 5/8% First Mortgage Bonds due October 1, 2008, secured by
  first mortgages on 11 nursing facilities with an aggregate
  net book value of $30,417 at December 31, 1996............      29,062        29,788
8 3/4% Notes due December 31, 2003, unsecured...............      24,845        24,875
7 3/4% Note due in quarterly installments through June 1,
  2001, secured by first mortgages on 11 nursing facilities
  and one assisted living center with an aggregate net book
  value of $22,109 at December 31, 1996.....................      22,554        23,589
Series 1995 Bonds due June 2005, at interest rates of 6.88%
  with respect to $7,000 and 7.24% with respect to $18,000,
  secured by a letter of credit.............................      25,000        25,000
Medium Term Notes due June 15, 2000, at an interest rate
  based on LIBOR, as defined, plus .35%, secured by eligible receivables of selected nursing facilities of $70,902 at
  December 31, 1996, which cannot be used to satisfy claims
  of the Company or any of its subsidiaries.................      50,000        50,000
7 5/8% convertible subordinated debentures due March 15,
  2003, convertible at $20.47 per share of Common Stock.....      67,924        67,924
5 1/2% convertible subordinated debentures due August 1,
  2018, convertible at $13.33 per share of Common Stock.....     150,000       150,000
Zero coupon notes, face amount, less unamortized discount:
  1996 -- $785, 1995 -- $1,039; maturing July 16, 2003,
  anticipated to be due September 30, 1997, convertible into
  13.32 shares of Common Stock per $1 note..................       1,172         1,288
                                                              ----------    ----------
                                                               1,118,055     1,120,433
Present value of capital lease obligations, less imputed
  interest: 1996 -- $863, 1995 -- $972, at effective
  interest rates of 5.71% to 13.00%.........................      27,027        31,115
                                                              ----------    ----------
                                                               1,145,082     1,151,548
Less amounts due within one year............................      38,826        84,639
                                                              ----------    ----------
                                                              $1,106,256    $1,066,909
                                                              ==========    ==========

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

4. LONG-TERM OBLIGATIONS -- (CONTINUED)
     In February 1996, the Company completed the sale of $180,000,000 of 9% Senior Notes due February 15, 2006 (the "Senior Notes") through a public offering (the "Senior Notes offering") for net cash proceeds of approximately $174,850,000. The Company used approximately $87,500,000 of such net proceeds to prepay certain scheduled maturities on the Term Loan under its 1994 Credit Agreement, approximately $28,000,000 to prepay certain scheduled maturities on the Term Loan under its 1992 Credit Facility, approximately $8,750,000 to prepay certain scheduled maturities under its Nippon Term Loan, and the remaining net proceeds to repay Revolver borrowings and for general corporate purposes. The Senior Notes are unsecured obligations, guaranteed by substantially all of the Company's present and future subsidiaries (collectively, the "Subsidiary Guarantors"), and impose on the Company certain restrictive covenants. Separate financial statements of the Subsidiary Guarantors are not considered to be material to holders of the Senior Notes since the guaranty of each of the Subsidiary Guarantors is joint and several and full and unconditional (except that liability thereunder is limited to an aggregate amount equal to the largest amount that would not render its obligations thereunder subject to avoidance under Section 548 of the Bankruptcy Code of 1978, as amended, or any comparable provisions of applicable state law), and Beverly Enterprises, Inc., the parent, has no operations or assets separate from its investment in its subsidiaries.

     In July 1996, the Company entered into a term loan facility (the "GE Capital Facility"), whereby the Company may borrow up to $25,000,000 from time to time in separate series, in amounts and at interest rates based on the three-year U.S. Treasury Note rate plus 230 basis points at the date of funding. The GE Capital Facility requires monthly principal and interest payments and is secured by a security interest in certain lighting equipment of various nursing facilities. As of December 31, 1996, approximately $14,900,000 of aggregate principal amount under the GE Capital Facility remained unissued.

     In December 1996, the Company entered into a $375,000,000 Amended and Restated Credit Agreement (the "1996 Credit Agreement") which provides for a Revolver/Letter of Credit Facility (the "Revolver/LOC Facility"). The proceeds from the 1996 Credit Agreement were used to repay the Term Loan and Revolver borrowings under the 1994 Credit Agreement, the Term Loan under the 1992 Credit Facility and the Nippon Term Loan. Borrowings under the 1996 Credit Agreement bear interest at adjusted LIBOR plus .875%, the Prime Rate, as defined, or the adjusted CD rate, as defined, plus 1%, at the Company's option. Such interest rates may be adjusted quarterly based on certain financial ratio calculations. The Company pays certain commitment fees and commissions with respect to the Revolver/LOC Facility and had approximately $186,800,000 of unused commitments under such facility at December 31, 1996. The 1996 Credit Agreement is secured by a security interest in the stock of PCA and certain of its subsidiaries and imposes on the Company certain financial tests and restrictive covenants. The Company incurred a $1,726,000 extraordinary charge, net of income taxes, in 1996 related to the write-off of unamortized deferred financing costs associated with the repayment of these debt instruments, as well as certain bond refundings.

     The Company entered into various other notes and mortgages during 1996 totaling approximately $38,700,000 in conjunction with the purchase of certain nursing facilities. Such debt instruments bear interest at rates ranging from 8.25% to 9.08%, require monthly installments of principal and interest, and are secured by mortgage interests in the real property and security interests in the personal property of the purchased nursing facilities.

     During 1996, the Company filed a Registration Statement covering $200,000,000 of debt securities, shares of preferred stock, shares of Common Stock and warrants to purchase Common Stock which may be offered, separately or together, in separate series in amounts, at prices and on terms to be determined at the time of sale. The net proceeds from the offerings are anticipated to be used for general corporate purposes,

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

4. LONG-TERM OBLIGATIONS -- (CONTINUED)
which may include, but are not limited to, working capital, capital expenditures, repayments of indebtedness and acquisitions. As of December 31, 1996, no securities have been issued under such registration statement.

     In 1993, the Company registered with the Securities and Exchange Commission $100,000,000 aggregate principal amount of certain debt securities, which are to be offered from time to time as separate series in amounts, at prices and on terms to be determined at the time of sale. The Company issued $20,000,000 of 8 3/4% First Mortgage Bonds, $30,000,000 of 8 5/8% First Mortgage Bonds and $25,000,000 of 8 3/4% Notes under such registration. As of December 31, 1996, $25,000,000 of aggregate principal amount of debt securities under such registration remained unissued.

     Maturities and sinking fund requirements of long-term obligations, including capital leases, for the years ending December 31 are as follows (in thousands):

                                                    1997      1998      1999      2000       2001     THEREAFTER     TOTAL
                                                   -------   -------   -------   -------   --------   ----------   ----------
Future minimum lease payments....................  $ 6,682   $ 5,191   $ 4,272   $ 3,202   $  3,228    $ 24,920    $   47,495
Less interest....................................    2,457     2,127     1,839     1,620      1,446      10,979        20,468
                                                   -------   -------   -------   -------   --------    --------    ----------
Net present value of future minimum lease
  payments.......................................    4,225     3,064     2,433     1,582      1,782      13,941        27,027
Notes, mortgages, bonds and debentures...........   34,601    39,790    34,687    87,076    205,525     716,376     1,118,055
                                                   -------   -------   -------   -------   --------    --------    ----------
                                                   $38,826   $42,854   $37,120   $88,658   $207,307    $730,317    $1,145,082
                                                   =======   =======   =======   =======   ========    ========    ==========

     Many of the capital and operating leases contain at least one renewal option (which could extend the term of the leases by five to fifteen years), purchase options, escalation clauses and provisions for payments by the Company of real estate taxes, insurance and maintenance costs.

     The industrial development revenue bonds were originally issued prior to 1985 primarily for the construction or acquisition of nursing facilities. Bond reserve funds are included in designated funds. These funds are invested primarily in certificates of deposit and in United States government securities and are carried at cost, which approximates market value. Net capitalized interest relating to construction was not material in 1996, 1995 or 1994.

5. COMMITMENTS AND CONTINGENCIES

     The future minimum rental commitments required by all noncancelable operating leases with initial or remaining terms in excess of one year as of December 31, 1996, are as follows (in thousands):

YEAR ENDING
DECEMBER 31,
------------
   1997...............................................................  $ 73,533
   1998...............................................................    58,579
   1999...............................................................    47,373
   2000...............................................................    32,578
   2001...............................................................    22,036
   Thereafter.........................................................    57,076
                                                                        --------
                                                                        $291,175
                                                                        ========

     Total future minimum rental commitments are net of approximately $15,194,000 of minimum sublease rental income due in the future under noncancelable subleases. Rent expense on operating leases, net of sublease rental income, for the years ended December 31 was as follows:
1996 -- $116,718,000; 1995 -- $127,074,000; 1994 -- $127,187,000. Sublease rent income was approximately $4,595,000, $5,426,000 and

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

5. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
$5,410,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Contingent rent expense, based primarily on revenues, was approximately $18,000,000, $22,000,000 and $22,000,000 for the years ended December 31, 1996,
1995 and 1994, respectively.

     In 1992, the Company entered into an agreement to outsource its management information systems functions for a period of seven years, with an option to renew based on mutual agreement among the parties. The future minimum commitments as of December 31, 1996 required under such agreement, as amended, are as follows: 1997 -- $6,133,000; 1998 -- $6,133,000; 1999 -- $3,578,000. The
Company incurred approximately $8,711,000, $8,529,000 and $8,906,000 under such agreement during the years ended December 31, 1996, 1995 and 1994, respectively.

     The Company is contingently liable for approximately $105,596,000 of long-term obligations maturing on various dates through 2019, as well as annual interest and letter of credit fees of approximately $8,460,000. Such contingent liabilities principally arose from the Company's sale of nursing facilities and retirement living centers. The Company operates the facilities related to approximately $25,891,000 of the principal amount for which it is contingently liable, pursuant to long-term agreements accounted for as operating leases. In addition, the Company is contingently liable for various operating leases that were assumed by purchasers and are secured by the rights thereto.

     Approximately 100 of the Company's facilities are represented by various labor unions. Certain labor unions have publicly stated that they are concentrating their organizing efforts within the long-term healthcare industry. The Company, being one of the largest employers within the long-term healthcare industry, has been the target of a "corporate campaign" by two AFL-CIO affiliated unions attempting to organize certain of the Company's facilities. Although the Company has never experienced any material work stoppages and believes that its relations with its employees (and the existing unions that represent certain of them) are generally good, the Company cannot predict the effect continued union representation or organizational activities will have on the Company's future activities. There can be no assurance that continued union representation and organizational activities will not result in material work stoppages, which could have a material adverse effect on the Company's operations.

     There are various lawsuits and regulatory actions pending against the Company arising in the normal course of business, some of which seek punitive damages. The Company does not believe that the ultimate resolution of these matters will have a material adverse effect on the Company's consolidated financial position or results of operations.

6. STOCKHOLDERS' EQUITY

     The Company had 300,000,000 shares of authorized $.10 par value common stock ("Common Stock") at December 31, 1996 and 1995. The Company is subject to certain restrictions under its long-term debt agreements related to the payment of cash dividends on its Common Stock. The Company had 25,000,000 shares of authorized $1 par value preferred stock at December 31, 1996 and 1995, all of which remained unissued. The Board of Directors has authority, without further stockholder action, to set rights, privileges and preferences for any unissued shares of preferred stock.

     In June 1996, the Company announced that its Board of Directors had authorized a stock repurchase program whereby the Company may repurchase, from time to time on the open market, up to a total of 10,000,000 shares of its outstanding Common Stock. During 1996, the Company repurchased approximately 1,500,000 shares of its Common Stock at a cost of approximately $17,800,000. The repurchases were financed primarily through proceeds from dispositions and borrowings under the Company's Revolver/LOC Facility.

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

6. STOCKHOLDERS' EQUITY -- (CONTINUED)
     During 1994, the Board of Directors of the Company adopted a Stockholder Rights Plan (the "Rights Plan"). The Rights Plan provides for the distribution of one Common Stock Purchase Right (the "Rights") for each share of Common Stock outstanding at the close of business on November 2, 1994. Under certain circumstances, the Rights become exercisable to purchase shares of Common Stock, or securities of an acquiring entity, at one-half of market value. The Rights are designed to protect stockholders in the event of an unsolicited attempt to acquire the Company and to deal with the possibility of unilateral actions by hostile acquirors. These Rights are redeemable at the option of the Company at $.01 per Right. The issuance of the Rights has no dilutive effect on the Company's earnings per share.

     During 1996, the Beverly Enterprises, Inc. 1996 Long-Term Incentive Plan was approved (the "1996 Long-Term Incentive Plan"). Such plan became effective July 1, 1996 and will remain in effect until December 31, 2006, subject to the earlier termination by the Board of Directors. The Company has 4,000,000 shares of Common Stock authorized for issuance, subject to certain adjustments, under the 1996 Long-Term Incentive Plan in the form of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards and other stock unit awards. Nonqualified and incentive stock options must be granted at a purchase price equal to market price on the date of grant. All options are exercisable no sooner than six months from the grant date and expire no later than 10 years from the grant date. Stock appreciation rights may be granted alone, in tandem with an option or in addition to an option. Stock appreciation rights are exercisable no sooner than six months from the grant date and expire no later than 10 years from the grant date. Restricted stock awards are outright stock grants which have a minimum vesting period of one year for performance-based awards and three years for other awards. Performance awards and other stock unit awards may be granted based on the achievement of certain performance or other goals and will carry certain restrictions, as defined. The Compensation Committee of the Board of Directors is responsible for administering the 1996 Long-Term Incentive Plan and will have complete discretion in determining the number of shares or units to be granted, in setting performance goals and in applying other restrictions to awards, as needed, under the plan.

     The Company has 200,000 shares of Common Stock authorized for issuance, subject to certain adjustments, under its Nonemployee Directors' Plan. The Nonemployee Directors' Plan provides that 2,500 nonqualified stock options be granted to each nonemployee director on June 1 of each year until the plan is terminated, subject to the availability of shares. Such nonqualified stock options are granted at a purchase price equal to fair market value on the date of grant, become exercisable one year after date of grant and expire ten years after date of grant.

     The Company has 3,000,000 shares of Common Stock authorized for issuance, subject to certain adjustments, under its 1993 Incentive Stock Plan in the form of nonqualified stock options, incentive stock options, restricted stock, performance awards and other stock unit awards. Incentive stock options must be granted at a purchase price equal to market price on the date of grant. Nonqualified stock options may be granted at no less than 85% of market price on the date of grant. All grants made at less than market price must be in lieu of cash payments. All options are exercisable no sooner than one year from the grant date and expire no later than 10 years from the grant date. Restricted stock awards are outright stock grants which have a minimum vesting period of one year for performance-based awards, and three years for other awards. Performance awards and other stock unit awards, including phantom units, may be granted based on the achievement of certain performance or other goals and will carry certain restrictions, as defined. The Compensation Committee of the Board of Directors is responsible for administering the 1993 Incentive Stock Plan and will have complete discretion in determining the number of shares or units to be granted, in setting performance goals and in applying other restrictions to awards, as needed, under the plan.

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

6. STOCKHOLDERS' EQUITY -- (CONTINUED)
     The Company has 2,400,000 shares of Common Stock authorized for issuance under its 1985 Nonqualified Stock Option Plan. Under the plan, options are granted at a purchase price equal to market price on the date of grant, become exercisable no sooner than one year after date of grant and expire no later than 12 years after date of grant, as determined by the Compensation Committee of the Board of Directors. In addition to options, the plan provides for outright grants of Common Stock, subject to forfeiture provisions. As a condition precedent to the release of such shares, the employee must be continuously employed with the Company from and after the date of grant and remain employed on share release dates. Commencing one year after the grant date, the shares will be released in accordance with a schedule determined at the time of grant.

     During 1995, in conjunction with the acquisition of PMSI, the Company assumed PMSI's 1990 Incentive and Non-statutory Stock Option Plan, as amended, (the "PMSI Plan") and issued options to purchase shares of the Company's Common Stock in exchange for each option then outstanding under the PMSI Plan. During 1994, in conjunction with the merger of ATH, the Company assumed ATH's 1993 Nonqualified Stock Option Plan (the "ATH Plan") and issued options to purchase shares of the Company's Common Stock in exchange for each option then outstanding under the ATH Plan. In addition, the Company signed an option agreement with an officer of ATH and issued options to purchase shares of ATH stock previously held by such officer. Also during 1994, in conjunction with the acquisition of Insta-Care, the Company issued options to purchase shares of its Common Stock in exchange for each option then outstanding under the Insta-Care Holdings, Inc. First Employees Stock Option Plan (the "Insta-Care Plan"). No options are available for grant under the PMSI Plan, the ATH Plan or the Insta-Care Plan.

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

6. STOCKHOLDERS' EQUITY -- (CONTINUED)
     The following table summarizes stock option, restricted stock and other stock units data relative to the Company's 1996 Long-Term Incentive Plan, the Nonemployee Directors' Plan, the 1993 Incentive Stock Plan, the 1985 Nonqualified Stock Option Plan, the PMSI Plan, the ATH Plan and the Insta-Care Plan for the years ended December 31:

                                           1996                           1995                           1994
                               ----------------------------   ----------------------------   ----------------------------
                                NUMBER     WEIGHTED-AVERAGE    NUMBER     WEIGHTED-AVERAGE    NUMBER     WEIGHTED-AVERAGE
                               OF SHARES    EXERCISE PRICE    OF SHARES    EXERCISE PRICE    OF SHARES    EXERCISE PRICE
                               ---------   ----------------   ---------   ----------------   ---------   ----------------
Options outstanding at
  beginning of year..........  4,394,382        $ 9.02        4,375,441        $ 8.74        3,989,411        $ 8.26
Changes during the year:
  Granted....................  1,696,500         12.38          355,500         13.04          635,000         14.01
  Acquired...................         --            --          342,311          6.17          269,620          1.22
  Exercised..................   (833,587)         5.41         (416,010)         5.22         (375,369)         6.35
  Cancelled..................   (348,568)        12.39         (262,860)        12.19         (143,221)        10.82
                               ---------                      ---------                      ---------
Options outstanding at end of
  year.......................  4,908,727(1)       10.55       4,394,382          9.02        4,375,441          8.74
                               =========                      =========                      =========
Options exercisable at end of
  year.......................  2,560,209          8.75        3,028,903          7.52        2,340,512          7.24
                               =========                      =========                      =========
Options available for
  grant......................  3,052,403                      1,243,953                      1,735,318
                               =========                      =========                      =========
Restricted stock outstanding
  at beginning of year.......    306,052                        267,353                        431,800
Changes during the year:
  Granted....................     29,000                        236,555                         14,553
  Vested.....................   (148,352)                      (182,153)                      (167,000)
  Forfeited..................    (41,500)                       (15,703)                       (12,000)
                               ---------                      ---------                      ---------
Restricted stock outstanding
  at end of year.............    145,200                        306,052                        267,353
                               =========                      =========                      =========
Phantom units outstanding at
  beginning of year..........     90,942                         44,529                             --
Changes during the year:
  Granted....................         --                         54,110                         44,529
  Vested.....................     (6,982)                            --                             --
  Cancelled..................     (7,191)                        (7,697)                            --
                               ---------                      ---------                      ---------
Phantom units outstanding at
  end of year................     76,769                         90,942                         44,529
                               =========                      =========                      =========
Performance units outstanding
  at beginning of year.......         --                             --                             --
Changes during the year:
  Granted....................  1,040,000                             --                             --
  Cancelled..................    (48,000)                            --                             --
                               ---------                      ---------                      ---------
Performance units outstanding
  at end of year.............    992,000                             --                             --
                               =========                      =========                      =========

---------------

(1) Exercise prices for options outstanding as of December 31, 1996 ranged from $0.83 to $18.63. The weighted-average remaining contractual life of these options is seven years.

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

6. STOCKHOLDERS' EQUITY -- (CONTINUED)
     The Company accounts for its stock-based awards in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") and related Interpretations because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") requires use of option valuation models that were not developed for use in valuing employee stock options. Since the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized for employee stock options under APB No. 25. The Company recognizes compensation expense for its restricted stock grants, performance unit grants (when the performance targets are achieved) and other stock unit awards. The total charges to the Company's consolidated statements of operations for the years ended December 31, 1996, 1995 and 1994 related to these stock-based awards were approximately $509,000, $3,065,000 and $1,189,000, respectively.

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its 1996 and 1995 stock option and performance unit grants under the fair value method as prescribed by such statement. The fair value for stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 1996 and 1995, respectively: risk-free interest rates of 6.5% and 6.0%; volatility factors of the expected market price of the Company's Common Stock of .34 and .35; and a weighted-average expected life of the option of 10 years. The Company does not currently pay cash dividends on its Common Stock and no future dividends are currently planned. Such weighted-average assumptions resulted in a weighted average fair value of options granted during 1996 and 1995 of $7.30 per share and $7.65 per share, respectively. The fair value of the performance unit grants was based on the market value of the Company's Common Stock on the date of grant.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     For purposes of pro forma disclosures, the estimated fair value of the stock options and performance units is amortized to expense over their respective vesting periods. The pro forma effects on reported net income (loss) and earnings per share assuming the Company had elected to account for its stock option and performance unit grants in accordance with SFAS No. 123 for the years ended December 31, 1996 and 1995, respectively, would have been net income of $48,964,000 or $.49 per share and net loss of $8,408,000 or $.17 per share. Such pro forma effects are not necessarily indicative of the effect on future years.

     The Beverly Enterprises 1988 Employee Stock Purchase Plan (as amended and restated) enables all full-time employees having completed one year of continuous service to purchase shares of Common Stock at the current market price through payroll deductions. The Company makes contributions in the amount of 30% of the participant's contribution. Each participant specifies the amount to be withheld from earnings per two-week pay period, subject to certain limitations. The total charges to the Company's consolidated statements of operations for the years ended December 31, 1996, 1995 and 1994 related to this plan were approximately $2,258,000, $2,201,000 and $1,790,000, respectively.

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

7. INCOME TAXES

     The provisions for taxes on income before extraordinary charge consist of the following for the years ended December 31 (in thousands):

                                                        1996        1995       1994
                                                       -------    --------    -------
Federal:
  Current............................................  $31,615    $ 17,518    $31,523
  Deferred...........................................   29,466     (16,877)    (2,824)
State:
  Current............................................    8,101       4,845      8,390
  Deferred...........................................    4,299      (3,517)       793
                                                       -------    --------    -------
                                                       $73,481    $  1,969    $37,882
                                                       =======    ========    =======

     The Company had an annual effective tax rate of 59% for the year ended December 31, 1996, compared to a negative annual effective tax rate of 32% and an annual effective tax rate of 33% for the years ended December 31, 1995 and 1994, respectively. The annual effective tax rate in 1996 was different than the federal statutory rate primarily due to the impact of nondeductible goodwill associated with the MedView disposition (see Note 2). The annual effective tax rate in 1995 was different than the federal statutory rate primarily due to the impact of nondeductible goodwill included in the adjustments resulting from the adoption of SFAS No. 121. In addition, the Company's annual effective tax rate for 1994 was lower than the federal statutory rate primarily due to the utilization of certain tax credit carryforwards, partially offset by the impact of state income taxes.

     A reconciliation of the provision for (benefit from) income taxes, computed at the statutory rate, to the Company's annual effective tax rate is summarized as follows (dollars in thousands):

                                        1996              1995              1994
                                   --------------    --------------    ---------------
                                   AMOUNT      %     AMOUNT      %      AMOUNT      %
                                   -------    ---    -------    ---    --------    ---
Tax (benefit) at statutory
  rate...........................  $43,927    35     $(2,154)    35    $ 40,178     35
General business tax credits.....       --    --      (1,014)    17     (16,199)   (14)
State tax provision, net.........    8,060     6         863    (14)      6,130      5
Nondeductible intangibles........   20,881    17       3,797    (62)        940      1
Other............................      613     1         477     (8)      6,833      6
                                   -------    --     -------    ---    --------    ---
                                   $73,481    59     $ 1,969    (32)   $ 37,882     33
                                   =======    ==     =======    ===    ========    ===

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

7. INCOME TAXES -- (CONTINUED)
     Deferred income taxes reflect the impact of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of temporary differences giving rise to the Company's deferred tax assets and liabilities at December 31, 1996 and 1995 are as follows (in thousands):

                                                    DECEMBER 31, 1996        DECEMBER 31, 1995
                                                  ---------------------    ---------------------
                                                   ASSET      LIABILITY     ASSET      LIABILITY
                                                  --------    ---------    --------    ---------
Insurance reserves..............................  $ 55,540    $     --     $ 53,333    $     --
General business tax credit carryforwards.......    12,236          --       20,784          --
Alternative minimum tax credit carryforwards....    14,698          --       15,129          --
Provision for dispositions......................    11,009       6,152       17,825       6,771
Depreciation and amortization...................     1,401     141,804       25,395     143,267
Operating supplies..............................        --      14,206           --      13,378
Other...........................................    22,995      24,784       23,666      22,511
                                                  --------    --------     --------    --------
                                                  $117,879    $186,946     $156,132    $185,927
                                                  ========    ========     ========    ========

     At December 31, 1996, the Company had general business tax credit carryforwards of $12,236,000 for income tax purposes which expire in years 2005 through 2011. For financial reporting purposes, the general business tax credit carryforwards have been utilized to offset existing net taxable temporary differences reversing during the carryforward periods.

8. FAIR VALUES OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company. The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  Cash and Cash Equivalents

     The carrying amount reported in the consolidated balance sheets for cash and cash equivalents approximates its fair value.

  Notes Receivable, Net (Including Current Portion)

     For variable-rate notes that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

8. FAIR VALUES OF FINANCIAL INSTRUMENTS -- (CONTINUED)
  Beverly Indemnity Funds

     The fair value of the Beverly Indemnity funds is based on information obtained from the trustee and the manager of such funds. Such funds are included in the consolidated balance sheet captions "Prepaid expenses and other" and "Designated and restricted funds" based on when the corresponding claims are expected to be paid. These funds are invested primarily in United States government securities with maturity dates ranging primarily from one to five years. The Company intends to hold such securities to maturity.

  Investment in a Real Estate Mortgage Investment Conduit (REMIC)

     The fair value of the Company's REMIC investment, which is included in the consolidated balance sheet caption "Other, net," is based on information obtained from the REMIC servicer. The Company intends to convert the REMIC investment to notes receivable from the underlying note makers during 1997. Such conversion to notes in 1997 is not expected to have a material adverse effect on the carrying amount or fair value disclosed.

  Long-term Obligations (Including Current Portion)

     The carrying amounts of the Company's variable-rate borrowings approximate their fair values. The fair values of the remaining long-term obligations are estimated using discounted cash flow analyses, based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

     The carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows (in thousands):

                                              1996                        1995
                                    ------------------------    ------------------------
                                     CARRYING        FAIR        CARRYING        FAIR
                                      AMOUNT        VALUE         AMOUNT        VALUE
                                    ----------    ----------    ----------    ----------
Cash and cash equivalents.........  $   69,761    $   69,761    $   56,303    $   56,303
Notes receivable, net (including
  current portion)................      48,052        49,900        49,375        51,800
Beverly Indemnity funds...........      94,472        94,821        58,284        59,806
REMIC investment..................       8,052         8,084        17,974        18,000
Long-term obligations (including
  current portion)................   1,145,082     1,161,031     1,151,548     1,175,000

     In order to consummate certain dispositions and other transactions, the Company has agreed to guarantee the debt assumed or acquired by the purchaser or the performance under a lease, by the lessor. It was not practicable to estimate the fair value of the Company's off-balance sheet guarantees (See Note 5). The Company does not charge a fee for entering into such agreements and contracting with a financial institution to estimate such amounts could not be done without incurring excessive costs. In addition, unlike the Company, a financial institution would not be in a position to assume the underlying obligations and operate the nursing facilities collateralizing the obligations, which would significantly impact the calculation of the fair value of such off-balance sheet guarantees.

9. ADDITIONAL INFORMATION

     Effective July 31, 1987, Beverly Enterprises, a California corporation ("Beverly California"), became a wholly-owned subsidiary of Beverly Enterprises, Inc., a Delaware corporation ("Beverly Delaware"). Effective

                           BEVERLY ENTERPRISES, INC.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

9. ADDITIONAL INFORMATION -- (CONTINUED)
January 1, 1995, Beverly California changed its name to Beverly Health and Rehabilitation Services, Inc. ("BHRS") and distributed certain of its wholly-owned subsidiaries to Beverly Delaware in an effort to better focus management's attention on specific services delivered by the Company within the long-term healthcare arena. Beverly Delaware (the parent) provides financial, administrative and legal services to its subsidiaries, including BHRS, for which it charges management fees.

     The following summarized financial information concerning BHRS is being reported because BHRS's 7 5/8% convertible subordinated debentures due March 2003 and its zero coupon notes (collectively, the "Debt Securities") are publicly-held. Beverly Delaware is co-obligor of these Debt Securities. Summary financial information for BHRS is as follows (in thousands):

                                                           YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                              1996           1995           1994
                                                          ------------   ------------   ------------
Total revenues..........................................   $2,717,360     $2,797,348     $2,985,107
Total costs and expenses................................    2,581,647      2,780,463      2,870,529
Income before extraordinary charge......................       80,071          7,598         76,767
Net income..............................................       78,345          7,598         74,777

                                                             AS OF          AS OF
                                                          DECEMBER 31,   DECEMBER 31,
                                                              1996           1995
                                                          ------------   ------------
Current assets..........................................   $  369,501     $  421,641
Long-term assets........................................    1,404,292      1,365,413
Current liabilities.....................................      184,887        367,074
Long-term liabilities...................................      795,593        709,515

                           BEVERLY ENTERPRISES, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                                                                     DUE TO
                                        BALANCE AT      CHARGED                   ACQUISITIONS                BALANCE
                                        BEGINNING    (CREDITED) TO                    AND                    AT END OF
             DESCRIPTION                 OF YEAR      OPERATIONS     WRITE-OFFS   DISPOSITIONS    OTHER        YEAR
             -----------                ----------   -------------   ----------   ------------   --------    ---------
Year ended December 31, 1996:
  Allowance for doubtful accounts:
    Accounts receivable -- patient....   $22,860       $ 28,637       $(29,163)     $  2,555     $    729     $ 25,618
    Accounts
      receivable -- nonpatient........       813             56           (223)           --           (9)         637*
    Notes receivable..................     4,953           (149)          (257)           24          380        4,951
                                         -------       --------       --------      --------     --------     --------
                                         $28,626       $ 28,544       $(29,643)     $  2,579     $  1,100     $ 31,206
                                         =======       ========       ========      ========     ========     ========
Year ended December 31, 1995:
  Allowance for doubtful accounts:
    Accounts receivable -- patient....   $28,293       $ 21,008       $(30,326)     $  3,885     $     --     $ 22,860
    Accounts
      receivable -- non-patient.......     2,802         (1,919)           (70)           --           --          813*
    Notes receivable..................     6,429         (3,200)           (61)        1,285          500        4,953
                                         -------       --------       --------      --------     --------     --------
                                         $37,524       $ 15,889       $(30,457)     $  5,170     $    500     $ 28,626
                                         =======       ========       ========      ========     ========     ========
  Valuation allowance on deferred tax
    assets............................   $   198       $   (198)      $     --      $     --     $     --     $     --
                                         =======       ========       ========      ========     ========     ========
Year ended December 31, 1994:
  Allowance for doubtful accounts:
    Accounts receivable -- patient....   $19,999       $ 18,124       $(20,109)     $ 10,339     $    (60)    $ 28,293
    Accounts
      receivable -- nonpatient........       343            233           (334)           --        2,560        2,802*
    Notes receivable..................    10,440         (4,250)           (58)           --          297        6,429
                                         -------       --------       --------      --------     --------     --------
                                         $30,782       $ 14,107       $(20,501)     $ 10,339     $  2,797     $ 37,524
                                         =======       ========       ========      ========     ========     ========
  Accrued restructuring costs.........   $34,310       $ (2,400)      $     --      $(15,684)    $(16,226)(1)  $     --
                                         =======       ========       ========      ========     ========     ========
  Valuation allowance on deferred tax
    assets............................   $15,097       $(14,899)      $     --      $     --     $     --     $    198
                                         =======       ========       ========      ========     ========     ========

---------------

 * Includes amounts classified in long-term other assets as well as current assets.

(1) Primarily relates to costs of relocating certain administrative, operations and management information system support functions.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Pharmacy Corporation of America

     We have audited the accompanying consolidated balance sheets of Pharmacy Corporation of America as of December 31, 1996 and 1995, and the related consolidated statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement Schedule II -- Valuation and Qualifying Accounts of Pharmacy Corporation of America. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pharmacy Corporation of America at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                            /s/ ERNST & YOUNG LLP

Little Rock, Arkansas
April 18, 1997

                        PHARMACY CORPORATION OF AMERICA

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1995
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
                                       ASSETS
Current assets:
  Cash and cash equivalents.................................    $  7,575     $  3,315
  Accounts receivable, less allowance for doubtful accounts:
     1996 -- $13,070, 1995 -- $17,913.......................      93,078       84,651
  Notes and other receivables, less allowance for doubtful
     accounts: 1996 -- $820, 1995 -- $352...................       1,383        2,892
  Inventory.................................................      22,025       25,175
  Prepaid expenses and other................................         335          298
                                                                --------     --------
          Total current assets..............................     124,396      116,331
Property and equipment, net (Note 3)........................      32,698       28,551
Other assets:
  Goodwill, net.............................................     276,430      277,360
  Systems development, net..................................       4,837        4,627
  Other, net................................................       3,215        2,003
                                                                --------     --------
          Total other assets................................     284,482      283,990
                                                                --------     --------
                                                                $441,576     $428,872
                                                                ========     ========
                        LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................    $ 18,017     $ 25,039
  Accrued wages and related liabilities.....................       6,656        4,212
  Other accrued liabilities.................................       6,621        8,938
  Current portion of long-term obligations (Note 4).........         968          630
                                                                --------     --------
          Total current liabilities.........................      32,262       38,819
Long-term obligations (Note 4)..............................       1,334          125
Deferred income taxes.......................................       3,980           --
Due to Parent (Notes 4, 6, 9 and 10)........................     312,395      318,610
Commitments and contingencies (Note 5)
Stockholder's equity:
  Common stock, $1.00 par value, 1,000 shares authorized,
     issued and
     outstanding............................................           1            1
  Additional paid-in capital................................       3,866        3,866
  Retained earnings.........................................      87,738       67,451
                                                                --------     --------
          Total stockholder's equity........................      91,605       71,318
                                                                --------     --------
                                                                $441,576     $428,872
                                                                ========     ========

                            See accompanying notes.

                        PHARMACY CORPORATION OF AMERICA

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1996       1995       1994
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Revenues:
  Non-affiliates............................................  $434,317   $377,664   $170,299
  Affiliates (Note 9).......................................    82,083     74,021     77,213
                                                              --------   --------   --------
          Total revenues....................................   516,400    451,685    247,512
Cost of goods sold..........................................   280,468    242,761    117,045
                                                              --------   --------   --------
Gross profit................................................   235,932    208,924    130,467
Operating expenses:
  Wages and related.........................................   118,888    106,742     61,619
  Selling, general and administrative.......................    50,377     48,334     28,302
  Provision for doubtful accounts...........................    13,500     17,679      7,388
  Depreciation and amortization.............................    16,392     13,219      5,734
  Management fees (Note 9)..................................     1,820      2,844      2,075
  Impairment of long-lived assets (Note 1):
     Adoption of SFAS No. 121...............................        --      5,392         --
     Development costs......................................        --      4,151         --
                                                              --------   --------   --------
          Total operating expenses..........................   200,977    198,361    105,118
                                                              --------   --------   --------
Income before provision for income taxes....................    34,955     10,563     25,349
Provision for income taxes (Note 6).........................    14,668      5,977     10,291
                                                              --------   --------   --------
Net income..................................................    20,287      4,586     15,058
Retained earnings, beginning of year........................    67,451     62,865     47,807
                                                              --------   --------   --------
Retained earnings, end of year..............................  $ 87,738   $ 67,451   $ 62,865
                                                              ========   ========   ========

                            See accompanying notes.

                        PHARMACY CORPORATION OF AMERICA

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1996       1995       1994
                                                              --------   --------   ---------
                                                                      (IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................  $ 20,287   $  4,586   $  15,058
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................    16,392     13,219       5,734
     Impairment of long-lived assets........................        --      9,543          --
     Gain on dispositions of assets.........................      (250)        --          --
     Provision for doubtful accounts........................    13,500     17,679       7,388
     Deferred income taxes (benefit)........................     4,159       (909)        635
     Change in operating assets and liabilities, net of
       acquisitions and dispositions:
       Accounts receivable..................................   (21,474)   (22,489)    (14,972)
       Inventory............................................     3,510      2,282      (1,173)
       Prepaid expenses and other receivables...............       (44)       614         147
       Accounts payable and accrued expenses................    (7,498)    (2,836)      6,595
                                                              --------   --------   ---------
          Total adjustments.................................     8,295     17,103       4,354
                                                              --------   --------   ---------
          Net cash provided by operating activities.........    28,582     21,689      19,412
Cash flows from investing activities:
  Payments for acquisitions, net of cash acquired...........   (10,835)    (2,151)   (223,435)
  Proceeds from dispositions................................     2,152         --          --
  Capital expenditures......................................    (7,803)   (10,497)     (6,903)
  Systems development.......................................    (1,813)    (2,601)       (504)
  Other, net................................................       329      1,852         (11)
                                                              --------   --------   ---------
          Net cash used for investing activities............   (17,970)   (13,397)   (230,853)
Cash flows from financing activities:
  Advances (to) from Parent, net............................    (5,064)    (9,716)    216,735
  Proceeds from issuance of long-term obligations...........        --        143          --
  Repayments of long-term obligations.......................    (1,288)      (877)     (1,079)
                                                              --------   --------   ---------
          Net cash provided by (used for) financing
            activities......................................    (6,352)   (10,450)    215,656
                                                              --------   --------   ---------
Net increase (decrease) in cash and cash equivalents........     4,260     (2,158)      4,215
Cash and cash equivalents at beginning of year..............     3,315      5,473       1,258
                                                              --------   --------   ---------
Cash and cash equivalents at end of year....................  $  7,575   $  3,315   $   5,473
                                                              ========   ========   =========
Supplemental schedule of cash flow information:
  Cash paid during the year for:
     Interest...............................................  $     11   $     35   $     517

                            See accompanying notes.

                        PHARMACY CORPORATION OF AMERICA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Pharmacy Corporation of America (the "Company") is a wholly-owned subsidiary of Beverly Enterprises, Inc. ("Beverly"). The Company is one of the nation's largest institutional pharmacies delivering drugs and related products and services, infusion therapy and other healthcare products (enteral and urological) to nursing facilities, acute care and transitional care hospitals, home care providers, psychiatric facilities, correctional facilities, assisted living centers, retirement homes and their patients. The Company also provides consultant pharmacist services, which include evaluations of patient drug therapy, and drug handling, distribution and administration within a nursing facility as well as assistance with state and federal regulatory compliance. The Company's mail service pharmacy delivers drugs and medical equipment to workers' compensation payors, claimants and employers. As of December 31, 1996, the Company operated 57 pharmacies and pharmacy-related outlets located in 25 states. All references to the Company shall mean Pharmacy Corporation of America and its consolidated subsidiaries. All significant intercompany accounts and transactions between the Company and its subsidiaries have been eliminated. (See
Note 10.)

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include time deposits and certificates of deposit with original maturities of three months or less.

INVENTORY

     Inventory, consisting of pharmaceuticals and other products held for resale, are carried primarily at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost less accumulated depreciation or, where appropriate, the present value of the related capital lease obligation less accumulated amortization. Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the assets.

INTANGIBLES

     Goodwill (stated at cost less accumulated amortization of approximately $17,865,000 and $10,586,000 in 1996 and 1995, respectively) is being amortized over 40 years using the straight-line method.

     Software development (stated at cost less accumulated amortization of approximately $5,674,000 and $4,068,000 in 1996 and 1995, respectively) is being amortized over five years using the straight-line method. Software development costs consist of incremental wages and related costs as well as travel expenses directly attributable to the development of software to be used in the operations of the Company and the cost of any purchased software packages.

     On an ongoing basis, the Company reviews the carrying value of its intangible assets in light of any events or circumstances that indicate they may be impaired or that the amortization period may need to be adjusted. If such circumstances suggest the intangible value cannot be recovered, calculated based on undiscounted cash flows over the remaining amortization period, the carrying value of the intangible will be reduced by such

                        PHARMACY CORPORATION OF AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) shortfall. As of December 31, 1996, the Company does not believe there is any indication that the carrying value or the amortization period of its intangibles needs to be adjusted.

IMPAIRMENT OF LONG-LIVED ASSETS

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," ("SFAS No. 121") which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows are not sufficient to recover the assets' carrying amounts. The impairment loss is measured by comparing the fair value of an asset to its carrying amount.

     In 1995, the Company recorded an impairment loss of approximately $5,392,000 upon adoption of SFAS No. 121. The impairment indicators which led to recording this loss were as follows: two pharmacies, purchased by the Company in late 1994, had operating losses in 1995, and the Company anticipated future operating losses for these facilities primarily related to Beverly's lack of presence in the markets; one pharmacy, located in a state where Beverly had recently sold all of its interest, began to lose the contracts that had been assumed by the new owners, and it became apparent that the operations would not recover to their previous level; and, lastly, the Company operates a medical records servicing business which lost approximately half of its business in 1995 when Beverly pursued a different vendor for this service. Accordingly, management estimated the undiscounted future cash flows to be generated by each business. The undiscounted future cash flow estimates were less than the carrying value of such businesses, so management estimated the fair value of such businesses and wrote the carrying values down to their estimates of fair value. Management calculated the fair values of the impaired businesses by using the present values of estimated future cash flows.

     In addition to the SFAS No. 121 charge, the Company recorded an impairment loss in 1995 of approximately $4,151,000 primarily related to the write-off of software costs. In conjunction with the Company's 1995 acquisition of Prescription Management Services, Inc. ("PMSI") (see Note 2), PMSI's Vice President of Management Information Systems assumed the management information systems' functions for the Company and redirected the Company's systems development initiatives, which caused a write-off of certain software and systems development costs.

INSURANCE

     The Company is insured for general liability and workers' compensation risks through Beverly's self-insurance programs. Beverly allocates expense to the Company based on the relative percentage of insurance costs incurred by Beverly on behalf of the Company. Total insurance allocations to the Company were approximately $1,829,000, $1,409,000 and $919,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Management believes these charges represent a reasonable allocation of the costs incurred by Beverly on behalf of the Company.

STOCK-BASED AWARDS

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") which encourages, but does not require, companies to recognize compensation expense for stock-based awards based on their fair value on the date of grant. The Company has elected to continue to account for stock-based awards in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees,"

                        PHARMACY CORPORATION OF AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) and, accordingly, recognizes no compensation expense for stock option grants. See Note 7 for the pro forma effects on the Company's reported net income assuming the election had been made to recognize compensation expense on stock-based awards in accordance with SFAS No. 123.

REVENUES

     The Company's revenues are derived primarily from providing pharmaceuticals and related healthcare products and services to long-term care facilities, acute care and transitional care hospitals, home care providers, psychiatric facilities, correctional facilities and their patients. The Company's mail service pharmacy delivers drugs and medical equipment to workers' compensation payors, claimants and employers. The Company records fees at the time the services or products are provided. These revenues are reported at the estimated net amounts to be received from individuals, third party payors, nursing facilities and others. Approximately 37%, 41% and 41% of the Company's operating revenues for 1996, 1995 and 1994, respectively, were derived from funds under federal and state medical assistance programs, and approximately 43% of the Company's net accounts receivable at December 31, 1996 and 1995 are due from such programs.

  Concentration of Credit Risk

     The Company has significant accounts receivable whose collectibility or realizability is dependent upon the performance of certain governmental programs, primarily Medicaid and Medicare. These receivables represent the only concentration of credit risk for the Company. The Company does not believe there are significant credit risks associated with these governmental programs. The Company believes that an adequate provision has been made for the possibility of these receivables proving uncollectible and continually monitors and adjusts these allowances as necessary. See also Note 9 for a discussion of business with Beverly.

2. ACQUISITIONS

     During 1996, the Company acquired three institutional pharmacies for cash of approximately $10,835,000 and disposed of one institutional pharmacy for cash proceeds of approximately $2,152,000. The acquisitions were accounted for as purchases.

     In June 1995, Beverly acquired Pharmacy Management Services, Inc. ("PMSI") in exchange for approximately 12,361,000 shares of Beverly common stock, plus closing and related costs, for a total purchase price of approximately $162,900,000. As a leading independent nationwide provider of medical cost containment and managed care services to workers' compensation payors and claimants, PMSI's services included pharmacy benefit management through both a national retail pharmacy network and home delivery of prescription drugs, medical supplies and medical equipment ("mail service business") as well as workers' compensation preferred provider organization ("PPO business"). The mail-service business was contributed by Beverly to the Company in June 1995, and has been operated by the Company since that time. The PPO business was transferred to another of Beverly's wholly-owned subsidiaries. Beverly's acquisition of PMSI was accounted for as a purchase and resulted in additional goodwill to Beverly of approximately $139,600,000. Based on the fair value of the mail service net assets, Beverly allocated approximately $97,700,000 of the PMSI purchase price to the Company, including goodwill of approximately $83,800,000. The Company also purchased one institutional pharmacy during 1995 for cash of approximately $2,492,000. This acquisition was accounted for as a purchase.

     In November 1994, the Company acquired Insta-Care Holdings, Inc., ("Insta-Care") for cash of approximately $112,000,000 as well as other costs incurred totaling approximately $8,600,000. Insta-Care provided pharmaceutical dispensing services in six states to approximately 65,000 patients in nursing homes

                        PHARMACY CORPORATION OF AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

2. ACQUISITIONS -- (CONTINUED)
and correctional facilities. In December 1994, the Company acquired three institutional pharmacy subsidiaries of Synetic, Inc., ("Synetic") for cash of approximately $107,300,000, as well as other costs incurred totaling approximately $6,000,000. The Synetic businesses provided pharmaceutical dispensing services in New England and Indiana to approximately 45,000 patients in various institutions, including nursing homes, transitional care facilities, correctional facilities and group homes. These acquisitions were accounted for as purchases and resulted in additional goodwill for the Company of approximately $95,100,000 related to Insta-Care and approximately $90,800,000 related to Synetic. The Company consummated such transactions with funds provided by Beverly. Beverly borrowed such funds through banking arrangements (see Note 4). The Company also purchased one institutional pharmacy during 1994 for cash of approximately $782,000. This acquisition was accounted for as a purchase.

     Summarized below are the unaudited proforma consolidated results of operations of the Company for the years ended December 31, 1995 and 1994, assuming the PMSI, Insta-Care and Synetic transactions discussed above had occurred as of January 1, 1994. The operations of all of the other pharmacies acquired or disposed of during 1996, 1995 and 1994 were immaterial to the Company's financial position and results of operations.

     These unaudited proforma consolidated results of operations have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had those transactions been made at January 1, 1994, or of results which may occur in the future.

                                                                   YEARS ENDED DECEMBER 31,
                                                              -----------------------------------
                                                                1995               1994
                                                              --------   ------------------------
                                                                                      INSTA-CARE,
                                                                         INSTA-CARE     SYNETIC
                                                                PMSI     & SYNETIC      & PMSI
                                                              --------   ----------   -----------
Revenues....................................................  $493,262    $421,379     $505,350
Income before provision for income taxes....................    12,827      30,217       35,863
Net income..................................................     5,567      17,950       21,304

3. PROPERTY AND EQUIPMENT

     Following is a summary of property and equipment and related accumulated depreciation and amortization by major classifications at December 31 (in thousands):

                                                   TOTAL               OWNED             LEASED
                                             -----------------   -----------------   ---------------
                                              1996      1995      1996      1995      1996     1995
                                             -------   -------   -------   -------   ------   ------
Leasehold improvements.....................  $11,460   $ 9,941   $11,460   $ 9,941   $   --   $   --
Furniture and equipment....................   44,156    34,859    39,764    33,146    4,392    1,713
Construction in progress...................      345       550       345       550       --       --
                                             -------   -------   -------   -------   ------   ------
                                              55,961    45,350    51,569    43,637    4,392    1,713
Less: accumulated depreciation and
      amortization.........................   23,263    16,799    21,238    15,456    2,025    1,343
                                             -------   -------   -------   -------   ------   ------
                                             $32,698   $28,551   $30,331   $28,181   $2,367   $  370
                                             =======   =======   =======   =======   ======   ======

     The estimated useful lives of the assets are as follows: leasehold improvements 5 to 20 years or term of lease, if less; furniture and equipment 5 to 15 years. Capitalized lease assets are amortized over the initial terms of the leases.

     Depreciation and amortization expense related to property and equipment for the years ended December 31, 1996, 1995 and 1994 was approximately $6,737,000, $4,534,000 and $3,363,000, respectively.

                        PHARMACY CORPORATION OF AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

4. LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following at December 31 (in thousands):

                                                               1996     1995
                                                              ------    ----
Present value of capital lease obligations, at effective
  interest rates of 6.25% to 9.25%..........................  $2,262    $412
Non-interest bearing note due July 1996.....................      --     250
Other notes payable.........................................      40      93
                                                              ------    ----
                                                               2,302     755
Less amounts due within one year............................     968     630
                                                              ------    ----
                                                              $1,334    $125
                                                              ======    ====

     Scheduled maturities of long-term obligations, including capital leases, for the years ending December 31 are as follows (in thousands):

                                                1997    1998   1999   2000   2001   THEREAFTER   TOTAL
                                               ------   ----   ----   ----   ----   ----------   ------
Future minimum lease payments................  $1,088   $983   $440    $4     $4        $1       $2,520
Less interest................................     157     82     18     1     --        --          258
                                               ------   ----   ----    --     --       ---       ------
Net present value of future minimum lease
  payments...................................     931    901    422     3      4         1        2,262
Notes payable................................      37      3     --    --     --        --           40
                                               ------   ----   ----    --     --       ---       ------
                                               $  968   $904   $422    $3     $4        $1       $2,302
                                               ======   ====   ====    ==     ==       ===       ======

     Included in the Company's "Due to Parent" account at December 31, 1996 and 1995 is a $225,000,000 obligation to repay Beverly for certain bank debt, as discussed below. Beverly executed a credit agreement on November 1, 1994, which provided for, among other things, a $225,000,000 Term Loan (the "Term Loan"). The proceeds from the Term Loan were used to consummate the Insta-Care and Synetic acquisitions (as previously discussed). No interest has been charged to the Company related to this debt obligation or any other amounts included in the "Due to Parent" account. In December 1996, Beverly repaid the Term Loan with the net proceeds from a $375,000,000 Amended and Restated Credit Agreement. Such credit agreement provides for a Revolver/Letter of Credit Facility (the "Revolver/LOC Facility"). Borrowings under the Revolver/LOC Facility bear interest at adjusted LIBOR plus .875%, the Prime Rate, as defined, or the adjusted CD rate, as defined, plus 1%, at Beverly's option. Such interest rates may be adjusted quarterly based on certain financial ratio calculations. The Revolver/LOC Facility is secured by a security interest in the stock of the Company and matures on December 31, 2001.

                        PHARMACY CORPORATION OF AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

5. COMMITMENTS AND CONTINGENCIES

     The future minimum rental commitments required by noncancelable operating leases on the Company's pharmacy locations with initial or remaining terms in excess of one year as of December 31, 1996, are as follows (in thousands):

YEAR ENDING
DECEMBER 31,
------------
  1997......................................................  $ 3,830
  1998......................................................    3,215
  1999......................................................    2,586
  2000......................................................    1,895
  2001......................................................    1,493
  Thereafter................................................    3,610
                                                              -------
                                                              $16,629
                                                              =======

     The Company leases all of its pharmacy locations and certain of its equipment primarily under operating leases. Rent expense on operating leases for the years ended December 31 was as follows: 1996 -- $12,142,000;
1995 -- $13,005,000; 1994 -- $8,037,000. Contingent rent, based primarily on increases in the consumer price index, was approximately $343,000, $437,000 and $511,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     The Company's capital and operating leases primarily have initial terms of five years with renewal options (which could extend the term of the leases by up to five years), contain escalation clauses and have provisions for payments by the Company of real estate taxes, insurance and maintenance costs.

     The Company is contingently liable for Beverly's $180,000,000 of 9% Senior Notes due February 15, 2006 (the "Senior Notes"). Beverly issued the Senior Notes in February 1996 through a public offering and used the net cash proceeds to repay indebtedness. The Senior Notes are unsecured obligations of Beverly, guaranteed by substantially all of Beverly's present and future subsidiaries and impose certain restrictive covenants.

     There are various lawsuits and regulatory actions pending against the Company arising in the normal course of business, some of which seek punitive damages. The Company does not believe that the ultimate resolution of these matters will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

                        PHARMACY CORPORATION OF AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

6. INCOME TAXES

     The Company joins with Beverly in the filing of consolidated income tax returns. The tax provisions for Beverly subsidiaries, including the Company, are determined on a separate company basis, as required. The resultant income taxes payable to, or tax benefit receivable from, Beverly flows through the "Due to Parent" account. Beverly accounts for income taxes using the liability method required by Financial Accounting Standards Statement No. 109, "Accounting for Income Taxes." The Company's provision for income taxes consists of the following for the years ended December 31 (in thousands):

                                                              1996      1995     1994
                                                             -------   ------   -------
Federal:
  Current..................................................  $ 8,649   $5,667   $ 7,946
  Deferred.................................................    3,423     (748)      523
State:
  Current..................................................    1,860    1,219     1,710
  Deferred.................................................      736     (161)      112
                                                             -------   ------   -------
                                                             $14,668   $5,977   $10,291
                                                             =======   ======   =======

     The Company's annual effective tax rate was approximately 42%, 56.6% and 40.6% for the years ended December 31, 1996, 1995 and 1994, respectively. A reconciliation of the provision for income taxes, computed at the statutory rate, to the Company's annual effective tax rate is summarized as follows (dollars in thousands):

                                              1996             1995              1994
                                         --------------    -------------    --------------
                                         AMOUNT     %      AMOUNT    %      AMOUNT     %
                                         -------   ----    ------   ----    -------   ----
Tax at statutory rate..................  $12,234   35.0    $3,697   35.0    $ 8,872   35.0
State tax provision....................    1,688    4.8       688    6.5      1,185    4.7
Amortization of intangibles............      561    1.6     1,519   14.4        182    0.7
Other..................................      185    0.6        73    0.7         52    0.2
                                         -------   ----    ------   ----    -------   ----
                                         $14,668   42.0    $5,977   56.6    $10,291   40.6
                                         =======   ====    ======   ====    =======   ====

     In accordance with Statement No. 109, deferred income taxes for 1996, 1995 and 1994 reflect the impact of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of temporary differences giving rise to the Company's deferred tax assets and liabilities at December 31, 1996 and 1995 are as follows (in thousands):

                                                DECEMBER 31, 1996        DECEMBER 31, 1995
                                               -------------------      -------------------
                                               ASSET     LIABILITY      ASSET     LIABILITY
                                               ------    ---------      ------    ---------
Provision for bad debts......................  $5,014     $   --        $6,582     $   --
Uniform capitalization of inventory..........     363         --           363         --
Depreciation and amortization................      --      9,569            --      7,230
Other........................................     212         --           464         --
                                               ------     ------        ------     ------
                                               $5,589     $9,569        $7,409     $7,230
                                               ======     ======        ======     ======

     Due to Parent includes cumulative amounts for current and deferred income taxes as follows (in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1995
                                                              -------   -------
Current taxes payable.......................................  $56,700   $46,191
Deferred taxes payable (receivable).........................    3,980      (179)
                                                              -------   -------
                                                              $60,680   $46,012
                                                              =======   =======

                        PHARMACY CORPORATION OF AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

7. STOCK-BASED AWARDS

     The Company accounts for stock-based awards granted to its employees by Beverly in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") and related Interpretations because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") requires use of option valuation models that were not developed for use in valuing employee stock options. Since the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized for employee stock options under APB No. 25. The Company recognizes compensation expense for its restricted stock grants, performance unit grants (when the performance targets are achieved) and other stock unit awards. The total charges to the Company's consolidated statements of income and retained earnings for the years ended December 31, 1996, 1995 and 1994 related to these stock-based awards were approximately $24,000, $616,000 and $104,000, respectively.

     Pro forma information regarding net income is required by SFAS No. 123, and has been determined as if the Company had accounted for its 1996 and 1995 stock option and performance unit grants under the fair value method as prescribed by such statement. The fair value for stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 1996 and 1995, respectively: risk-free interest rates of 6.5% and 6.0%; volatility factors of the expected market price of Beverly's common stock of .34 and .35; and a weighted-average expected life of the option of 10 years. Beverly does not currently pay cash dividends on its common stock and no future dividends are currently planned. Such weighted-average assumptions resulted in a weighted average fair value of options granted during 1996 and 1995 of $7.11 per share and $7.31 per share, respectively. The fair value of the performance unit grants was based on the market value of Beverly's common stock on the date of grant.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Beverly's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     For purposes of pro forma disclosures, the estimated fair value of employee stock options and performance units granted by Beverly to employees of the Company is amortized to expense over their respective vesting periods. Pro forma net income, assuming the Company had elected to account for these stock option and performance unit grants in accordance with SFAS No. 123, would have been approximately $19,987,000 and $4,577,000 for the years ended December 31, 1996 and 1995, respectively. Such pro forma effects are not necessarily indicative of the effects on future years.

8. FAIR VALUES OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the

                        PHARMACY CORPORATION OF AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

8. FAIR VALUES OF FINANCIAL INSTRUMENTS -- (CONTINUED) instrument. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The Company used the following methods and assumptions in estimating its fair value disclosures for financial instruments. The carrying amount of cash and cash equivalents reported in the consolidated balance sheets approximates its fair value. The fair value of notes receivable, net, which are included in the consolidated balance sheet captions "Notes and other receivables" and "Other, net" was estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The fair value of long-term obligations was estimated using discounted cash flow analyses based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

     The carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows (in thousands):

                                                           1996                 1995
                                                     -----------------    -----------------
                                                     CARRYING    FAIR     CARRYING    FAIR
                                                      AMOUNT    VALUE      AMOUNT    VALUE
                                                     --------   ------    --------   ------
Cash and cash equivalents..........................   $7,575    $7,575     $3,315    $3,315
Notes receivable, net..............................    1,163     1,163      1,735     1,701
Long-term obligations..............................    2,302     2,274        755       730

     It was not practicable to estimate the fair value of the "Due to Parent" account as no formal agreement exists for repayment of the balance. It was also not practicable to estimate the fair value of the Company's off-balance sheet guarantee of Beverly's Senior Notes (see Note 4) since the Company did not charge a fee for entering into this agreement and contracting with a financial institution to estimate such amount could not be done without incurring excessive costs.

9. RELATED PARTY TRANSACTIONS

     The Company provides its pharmaceutical dispensing, infusion therapy products and services and its pharmacy and nursing consulting services to nursing facilities operated by Beverly, and to the residents of Beverly facilities. Revenues from sales directly to Beverly nursing facilities were approximately $82,083,000, $74,021,000 and $77,213,000 for the years ended
December 31, 1996, 1995 and 1994, respectively. Revenues from sales to residents of Beverly facilities, which are not considered by the Company to be revenues from affiliates, are estimated to be approximately $78,000,000, $89,000,000 and $80,000,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     Beverly provides certain administrative services to the Company. These services have included, among others, cash management, finance, legal, tax, financial reporting, executive management, payroll and payables processing and employee benefit plans maintenance. The responsibility for certain of these services, including finance, tax and payables processing was transferred to the Company in mid-1996 as part of a consolidation and reorganization of the Company's accounting and related functions. Substantially all cash received by the Company is deposited daily and wired to Beverly's corporate cash account. In turn, all of the Company's operating expenses, capital expenditures and other cash needs are paid by Beverly, and charged back to the Company along with a management fee for handling such services. Fees for these services amounted to approximately $1,820,000, $2,844,000 and $2,075,000 for the years ended December 31, 1996, 1995, and 1994, respectively. See Note 1 for a description of the charges for insurance. The Company believes that the charges for services provided by Beverly to the Company are a reasonable allocation of the costs incurred by Beverly

                        PHARMACY CORPORATION OF AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

9. RELATED PARTY TRANSACTIONS -- (CONTINUED) on behalf of the Company in providing these services; however, such costs are not necessarily indicative of the costs that would have been incurred if the Company operated as a stand-alone entity.


     The net result of all intercompany transactions between the Company and Beverly are recorded in the "Due to Parent" account in the accompanying consolidated balance sheets. As of December 31, 1996, 1995 and 1994, the Company's intercompany balances were $312,395,000, $318,610,000 and $225,006,000, respectively. The average of such intercompany balances were approximately $315,500,000, $272,900,000 and $34,100,000, for the years ended
December 31, 1996, 1995 and 1994, respectively. There are currently no required repayment terms for this account nor do such amounts bear interest.



     The net increase in the Company's intercompany balance for the year ended December 31, 1994 was due to the following: approximately $234,000,000 due to the pushdown of the Insta-Care and Synetic acquisitions; approximately $10,300,000 due to the allocation of current and deferred income taxes; and approximately $2,100,000 due to fees charged by Beverly for certain administrative and management services provided to the Company as discussed above. These increases in the Company's intercompany balance were partially offset by approximately $28,700,000 due primarily to net cash transfers from the Company to Beverly and fees charged to Beverly's nursing facilities for products and services provided by the Company.



     The net increase in the Company's intercompany balance for the year ended December 31, 1995 was due to the following: approximately $100,200,000 due to the pushdown of the PMSI acquisition and the acquisition of one institutional pharmacy; approximately $6,000,000 due to the allocation of current and deferred income taxes; and approximately $2,800,000 due to fees charged by Beverly for certain administrative and management services provided to the Company. These increases in the Company's intercompany balance were partially offset by approximately $15,400,000 due primarily to net cash transfers from the Company to Beverly and fees charged to Beverly's nursing facilities for products and services provided by the Company.



     The net decrease in the Company's intercompany balance for the year ended December 31, 1996 was due to the following: approximately $31,300,000 due primarily to net cash transfers from the Company to Beverly and fees charged to Beverly's nursing facilities for products and services provided by the Company; and approximately $2,200,000 due to the disposition of one institutional pharmacy. These decreases in the Company's intercompany balance were partially offset by approximately $10,800,000 due to the pushdown of the acquisition of three institutional pharmacies; approximately $14,700,000 due to the allocation of current and deferred income taxes; and approximately $1,800,000 due to fees charged by Beverly for certain administrative and management services provided to the Company.


10. SUBSEQUENT EVENTS

     In January 1997, the Company purchased 12 pharmacies from Interstate Pharmacy Corporation for cash of approximately $19,800,000. The acquisition was accounted for as a purchase and was not material to the Company's financial position or results of operations.

     In April 1997, Beverly signed a definitive agreement to combine the Company with Capstone Pharmacy Services, Inc. ("Capstone"), which will create one of the nation's largest independent institutional pharmacy companies. Capstone will issue approximately 50,000,000 shares of its common stock to Beverly stockholders and Beverly will be repaid approximately $275,000,000 of the Company's "Due to Parent," with any remaining balance contributed to capital. Beverly stockholders will own a majority of the combined pharmacy company after the combination; however, Beverly will not retain any ownership interest. The exact conversion ratio of Beverly to Capstone shares will be determined based on the total number of shares of Beverly stock outstanding on the record date of this transaction. The record date has not yet been set. The transaction is subject to approval by the stockholders of both Beverly and Capstone, as well as to approvals by various government agencies. It is expected to close by year-end 1997.

                        PHARMACY CORPORATION OF AMERICA

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                                                                    DUE TO
                                     BALANCE AT                                  ACQUISITIONS           BALANCE
                                     BEGINNING    CHARGED TO                         AND                AT END
            DESCRIPTION               OF YEAR     OPERATIONS   WRITE-OFFS, NET   DISPOSITIONS   OTHER   OF YEAR
            -----------              ----------   ----------   ---------------   ------------   -----   -------
Year ended December 31, 1996:
  Allowance for doubtful accounts:
     Accounts
       receivable -- patient.......   $17,913      $12,840        $(17,304)         $   (8)     $(371)  $13,070
     Notes and other receivables...       995          660            (371)              0        371     1,655*
                                      -------      -------        --------          ------      -----   -------
                                      $18,908      $13,500        $(17,675)         $   (8)     $   0   $14,725
                                      =======      =======        ========          ======      =====   =======
Year ended December 31, 1995:
  Allowance for doubtful accounts:
     Accounts
       receivable -- patient.......   $11,469      $17,679        $(10,966)         $  459      $(728)  $17,913
     Notes and other receivables...        92           --             175              --        728       995*
                                      -------      -------        --------          ------      -----   -------
                                      $11,561      $17,679        $(10,791)         $  459      $   0   $18,908
                                      =======      =======        ========          ======      =====   =======
Year ended December 31, 1994:
  Allowance for doubtful accounts:
     Accounts
       receivable -- patient.......   $ 2,671      $ 7,362        $ (6,453)         $7,949      $ (60)  $11,469
     Notes and other receivables...        66           26             (60)             --         60        92*
                                      -------      -------        --------          ------      -----   -------
                                      $ 2,737      $ 7,388        $ (6,513)         $7,949      $   0   $11,561
                                      =======      =======        ========          ======      =====   =======

---------------

* Includes amounts classified in long-term other assets as well as current assets.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholder
New Beverly Holdings, Inc.

     We have audited the accompanying balance sheet of New Beverly Holdings, Inc. as of May 31, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of New Beverly Holdings, Inc. at May 31, 1997, in conformity with generally accepted accounting principles.

                                            /s/ ERNST & YOUNG LLP

Little Rock, Arkansas
June 2, 1997

                           NEW BEVERLY HOLDINGS, INC.

            (A WHOLLY-OWNED SUBSIDIARY OF BEVERLY ENTERPRISES, INC.)

                                 BALANCE SHEET
                                  MAY 31, 1997

                                     ASSETS

Cash........................................................  $100
                                                              ----
          Total assets......................................  $100
                                                              ====

                       STOCKHOLDER'S EQUITY
Stockholder's equity:
  Common stock, $.10 par value; 3,000 shares authorized;
     1,000 shares issued and outstanding....................  $100
                                                              ----
          Total stockholder's equity........................  $100
                                                              ====

                             See accompanying note.

                             NOTE TO BALANCE SHEET
                                  MAY 31, 1997

     New Beverly Holdings, Inc. ("New Beverly") was incorporated in the state of Delaware on April 15, 1997, as a wholly-owned subsidiary of Beverly Enterprises, Inc. ("Beverly"). New Beverly was formed in connection with the execution of an Agreement and Plan of Distribution (the "Distribution Agreement") by and between Beverly and New Beverly dated April 15, 1997. Under the Distribution Agreement, Beverly will transfer all of its skilled nursing and rehabilitation facilities, transitional acute care hospitals, outpatient therapy clinics, assisted living facilities, hospice and home health agencies and other health care and related services and businesses, other than its institutional and mail service pharmacy business currently operated by Pharmacy Corporation of America ("PCA"), to New Beverly, and shares of New Beverly will be distributed to the Beverly stockholders in a tax-free spin-off. Beverly, then consisting solely of the institutional and mail service pharmacy business operated by PCA, will merge into and be acquired by Capstone Pharmacy Services, Inc. ("Capstone") through a tax-free exchange of shares of common stock of Capstone for Beverly common shares (the "Merger"), all as contemplated by an Agreement and Plan of Merger dated April 15, 1997 (the "Merger Agreement").

     New Beverly has filed a Registration Statement (No. 333-28521) under the Securities Act of 1933, as amended, on Form S-1 with the Commission with respect to the New Beverly Common Stock to be distributed pursuant to the Distribution Agreement to holders of Beverly Common Stock. New Beverly will become a public company upon the effectiveness of such Registration Statement, will change its name to Beverly Enterprises, Inc. and will be treated as the continuation of Beverly. Closing under the Merger Agreement is subject to certain conditions, including but not limited to the approvals of both Beverly and Capstone stockholders, completion of all requirements under the Distribution Agreement, customary regulatory approvals and the receipt, at the option of Beverly, of either a favorable tax ruling from the Internal Revenue Service or an opinion of counsel or Ernst & Young LLP concerning the tax-free nature of the transaction. For accounting and financial reporting purposes, such transactions will be treated as the spin-off of PCA and a reorganization/recapitalization of Beverly into New Beverly since New Beverly will continue the majority of the Beverly businesses. No gain will be recognized as a result of the spin-off for the difference between the market value of the Capstone shares received and the carrying value of the net assets of PCA. In addition, since Beverly stockholders will own a majority of the outstanding shares of Capstone after the Merger, the Merger transaction will be accounted for as a reverse acquisition of Capstone by PCA.

     New Beverly has had no operations from its inception through May 31, 1997. Therefore, the Statement of Operations and the Statement of Cash Flows have been omitted from these financial statements.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL applies to Beverly and New Beverly, and the relevant portion of the DGCL provides as follows:

     145. Indemnification of Officers, Directors, Employees and Agents;
Insurance.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     The Certificates of Incorporation of Beverly and New Beverly limit the liability of directors (in their capacity as directors, but not in their capacity as officers) to the Registrants or their stockholders to the fullest extent permitted by the DGCL, as amended. Specifically, no director of the Registrants will be personally liable to the Registrant or their stockholders for monetary damages for breach of the director's fiduciary duty as a director, except as provided in Section 102 of the DGCL for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith and which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificates of Incorporation of Beverly and New Beverly may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such action, if successful, might otherwise have benefitted the Registrants and their stockholders.

     Under the Certificates of Incorporation and in accordance with Section 145 of the DGCL, the Registrants will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of a Registrant) by reason of the fact that such person was or is a director or officer of a Registrant, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such acts were unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to a Registrant, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper. The Registrants will each indemnify, pursuant to the standard enumerated in Section 145 of the DGCL, any past or present officer or director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed derivative action by or in the right of such Registrant.

     The Certifications of Incorporation of the Registrants provides that each Registrant may pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above in advance of their final disposition, provided that, if the DGCL so requires, such indemnified person agrees to reimburse such Registrant if it is ultimately determined that such person is not entitled to indemnification. The Registrants Certificates of Incorporation also allows each Registrant, in their sole discretion, to indemnify any person who is or was one of its employees and agents to the same degree as the foregoing indemnification of directors and officers. To the extent that a director, officer, employee or agent of a Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In addition, each Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such Registrant or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not such Registrant would have the power or obligation to indemnify such person against such liability under the provisions of the DGCL. Each Registrant maintains insurance for the benefit of the Registrants' officers and directors insuring such persons against certain liabilities, including civil liabilities under the Securities laws. Additionally, each Registrant has entered into indemnification agreements with each of the Directors of such Registrant, which, among other things, provides that each Registrant will indemnify such Directors to the fullest extent permitted by the respective Certificates of Incorporation and the DGCL and will advance expenses of defending claims against such Directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Reference is made to the exhibit index immediately following the signature page to the Registration Statement.

     (b) The Schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

     (c) The following opinions are included in the Prospectus/Consent Solicitation Statement as indicated:

     None

ITEM 22. UNDERTAKINGS

     The undersigned registrants hereby undertake:

          1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

          2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. That prior to any public reoffering of the Securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          4. That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          6. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          7. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on the 20th day of October, 1997.



                                            For the Registrants set forth on the
                                            Registration Statement Facing Page
                                            and on the table of additional
                                            Co-Registrants



                                            By:    /s/ SCOTT M. TABAKIN

                                              ----------------------------------

                                                       Scott M. Tabakin


                                                  Executive Vice President,


                                                   Chief Financial Officer


                                                 of Beverly Enterprises, Inc.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the dates indicated by the following persons in the capacities indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                          *                            Chairman of the Board, Chief    October 20, 1997
-----------------------------------------------------    Executive Officer and
                   David R. Banks                        Director

                          *                            President, Chief Operating      October 20, 1997
-----------------------------------------------------    Officer and Director
                 Boyd W. Hendrickson

                /s/ SCOTT M. TABAKIN                   Executive Vice President,       October 20, 1997
-----------------------------------------------------    Chief Financial Officer
                  Scott M. Tabakin

                          *                            Vice President, Controller      October 20, 1997
-----------------------------------------------------    and Chief Accounting Officer
                  Pamela H. Daniels

                          *                            Director                        October 20, 1997
-----------------------------------------------------
                Beryl F. Anthony, Jr.

                          *                            Director                        October 20, 1997
-----------------------------------------------------
                   James R. Greene

                          *                            Director                        October 20, 1997
-----------------------------------------------------
                  Edith E. Holiday

                          *                            Director                        October 20, 1997
-----------------------------------------------------
                  Jon E. M. Jacoby

                          *                            Director                        October 20, 1997
-----------------------------------------------------
               Risa J. Lavizzo-Mowery

                          *                            Director                        October 20, 1997
-----------------------------------------------------
                 Marilyn R. Seymann

               /s/ *JOHN W. MACKENZIE
-----------------------------------------------------
                  John W. MacKenzie
                 As Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on the 20th day of October, 1997.



                                            For the Registrants set forth on the
                                            Registration Statement Facing Page
                                            and on the table of additional
                                            Co-Registrants



                                            By:    /s/ SCOTT M. TABAKIN

                                              ----------------------------------

                                                       Scott M. Tabakin


                                                  Executive Vice President,


                                                   Chief Financial Officer


                                                         and Director


                                                of New Beverly Holdings, Inc.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the dates indicated by the following persons in the capacities indicated.



                      SIGNATURE                                   TITLE                      DATE
                      ---------                                   -----                      ----

                          *                            Chairman of the Board, Chief    October 20, 1997
-----------------------------------------------------    Executive Officer and
                   David R. Banks                        Director

                          *                            President, Chief Operating      October 20, 1997
-----------------------------------------------------    Officer and Director
                 Boyd W. Hendrickson

                          *                            Executive Vice President,       October 20, 1997
-----------------------------------------------------    General Counsel, Secretary
                Robert W. Pommerville                    and Director

                          *                            Executive Vice President --     October 20, 1997
-----------------------------------------------------    Asset Management and
                  Bobby W. Stephens                      Director

                /s/ SCOTT M. TABAKIN                   Executive Vice President,       October 20, 1997
-----------------------------------------------------    Chief Financial Officer
                  Scott M. Tabakin                       and Director

                          *                            Vice President, Controller      October 20, 1997
-----------------------------------------------------    and Chief Accounting
                  Pamela H. Daniels                      Officer

               /s/ *JOHN W. MACKENZIE
-----------------------------------------------------
                  John W. MacKenzie
                 As Attorney-in-Fact

                               INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Agreement and Plan of Merger dated April 15, 1997 by and between Beverly Enterprises, Inc. and Capstone Pharmacy
                            Services, Inc. (incorporated by reference to Exhibit 2.1
                            to Beverly Enterprises, Inc.'s Current Report on Form 8-K
                            dated April 15, 1997).
          2.2            -- Agreement and Plan of Distribution by and among Beverly
                            Enterprises, Inc., New Beverly Holdings, Inc. and
                            Capstone Pharmacy Services, Inc. dated as of April 15,
                            1997 (incorporated by reference to Exhibit 2.2 to Beverly
                            Enterprises, Inc.'s Current Report on Form 8-K dated
                            April 15, 1997).
          3.1            -- Restated Certificate of Incorporation of Beverly
                            Enterprises, Inc. (incorporated by reference to Exhibit
                            4.1 to Beverly Enterprises, Inc.'s Current Report on Form
                            8-K dated July 31, 1987)
          3.2            -- By-Laws of Beverly Enterprises, Inc. (incorporated by
                            reference to Exhibit 3 to Beverly Enterprises, Inc.'s
                            Quarterly Report on Form 10-Q for the quarter ended June
                            30, 1992)
          3.3            -- Certificate of Incorporation of New Beverly Holdings,
                            Inc. dated April 15, 1997 (incorporated by reference to
                            Exhibit 3.1 to New Beverly Holdings, Inc.'s Registration
                            Statement on Form S-1 filed June 4, 1997 (File No.
                            333-28521)).
          3.4            -- Amended Certificate of Incorporation of New Beverly
                            Holdings, Inc. dated May 29, 1997 (incorporated by
                            reference to Exhibit 3.2 to New Beverly Holdings, Inc.'s
                            Registration Statement on Form S-1 filed June 4, 1997
                            (File No. 333-28521)).
          3.6            -- Bylaws of New Beverly Holdings, Inc. (incorporated by
                            reference to Exhibit 3.4 to New Beverly Holdings, Inc.'s
                            Registration Statement on Form S-1 filed June 4, 1997
                            (File No. 333-28521)).
          4.1            -- Indenture dated as of February 1, 1996 between Beverly
                            Enterprises, Inc. and Chemical Bank, as Trustee, with
                            respect to Beverly Enterprises, Inc.'s 9% Senior Notes
                            due February 15, 2006 (incorporated by reference to
                            Exhibit 4.1 to Beverly Enterprises, Inc.'s Annual Report
                            on Form 10-K for the year ended December 31, 1995).
          4.2**          -- Form of Second Supplemental Indenture dated       , 1997
                            between Beverly Enterprises, Inc., New Beverly Holdings,
                            Inc., certain subsidiaries of Beverly Enterprises, Inc.
                            as guarantors and The Chase Manhattan Bank, as Trustee,
                            with respect to Beverly's 9% Senior Notes due February
                            15, 2006.
          4.3            -- Indenture dated as of August 1, 1993 between Beverly
                            Enterprises, Inc. and Chemical Bank, as Trustee, with
                            respect to Beverly Enterprises, Inc.'s 5 1/2% Convertible
                            Subordinated Debentures due August 1, 2018, issuable upon
                            exchange of Beverly Enterprises, Inc.'s $2.75 Cumulative
                            Convertible Exchangeable Preferred Stock (the
                            "Subordinated Debenture Indenture") (incorporated by
                            reference to Exhibit 4.10 to Beverly Enterprises, Inc.'s
                            Quarterly Report on Form 10-Q for the quarter ended June
                            30, 1993).
          4.4            -- Indenture dated as of April 1, 1993 (the "First Mortgage
                            Bond Indenture"), among Beverly Enterprises, Inc.,
                            Delaware Trust Company, as Corporate Trustee, and Richard
                            N. Smith, as Individual Trustee, with respect to First
                            Mortgage Bonds (incorporated by reference to Exhibit 4.1
                            to Beverly Enterprises, Inc.'s Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1993).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          4.5            -- First Supplemental Indenture dated as of April 1, 1993 to the First Mortgage Bond Indenture, with respect to 8 3/4%
                            First Mortgage Bonds due 2008 (incorporated by reference
                            to Exhibit 4.2 to Beverly Enterprises, Inc.'s Quarterly
                            Report on Form 10-Q for the quarter ended March 31,
                            1993).
          4.6            -- Second Supplemental Indenture dated as of July 1, 1993 to the First Mortgage Bond Indenture, with respect to 8 5/8%
                            First Mortgage Bonds due 2008 (replaces Exhibit 4.1 to
                            Beverly Enterprises, Inc.'s Current Report on Form 8-K
                            dated July 15, 1993) (incorporated by reference to
                            Exhibit 4.15 to Beverly Enterprises, Inc.'s Quarterly
                            Report on Form 10-Q for the quarter ended June 30, 1993).
          4.7            -- Indenture dated as of December 30, 1993 (the "Notes
                            Indenture"), between Beverly Enterprises, Inc. and
                            Boatmen's Trust Company, as Trustee, with respect to the
                            Notes (incorporated by reference to Exhibit 4.2 to
                            Beverly Enterprises, Inc.'s Registration Statement on
                            Form S-3 filed on November 9, 1993 (File No. 33-50965)).
          4.8            -- First Supplemental Indenture dated as of December 30,
                            1993 to the Notes Indenture, with respect to 8 3/4% Notes
                            due 2003 (incorporated by reference to Exhibit 4.4 to
                            Beverly Enterprises, Inc.'s Current Report on Form 8-K
                            dated January 4, 1994).
          4.9            -- Rights Agreement dated as of September 29, 1994, between
                            Beverly Enterprises, Inc. and The Bank of New York, as
                            Rights Agent (incorporated by reference to Exhibit 1 to
                            Beverly Enterprises, Inc.'s Registration Statement on
                            Form 8-A filed on October 18, 1994).
          4.10           -- Amendment, dated as of April 6, 1995, to the Rights
                            Agreement between Beverly Enterprises, Inc. and The Bank
                            of New York, as Rights Agent (incorporated by reference
                            to Exhibit 4.20 to Beverly Enterprises, Inc.'s Quarterly
                            Report on Form 10-Q for the quarter ended June 30, 1995).
                            In accordance with item 601(b)(4)(iii) of Regulation S-K,
                            certain instruments pertaining to Beverly Enterprises,
                            Inc.'s long-term obligations have not been filed; copies
                            thereof will be furnished to the Securities and Exchange
                            Commission upon request.
          5.1*           -- Opinion of Weil, Gotshal & Manges LLP as to certain legal matters.
          5.2*           -- Opinion of John W. MacKenzie, Deputy General Counsel of
                            Beverly Enterprises, Inc. and New Beverly Holdings, Inc.,
                            as to certain legal matters.
         10.1            -- Executive Medical Reimbursement Plan assumed by New
                            Beverly Holdings, Inc. (incorporated by reference to
                            Exhibit 10.5 to Beverly Enterprises, Inc.'s Annual Report
                            on Form 10-K for the year ended December 31, 1987).
         10.2            -- Amended and Restated Beverly Enterprises, Inc. Executive
                            Life Insurance Plan and Summary Plan Description (the
                            "Executive Life Plan") assumed by New Beverly Holdings,
                            Inc. (incorporated by reference to Exhibit 10.7 to
                            Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                            for the year ended December 31, 1993).
         10.3            -- Amendment No. 1, effective September 29, 1994, to the
                            Executive Life Plan assumed by New Beverly Holdings, Inc.
                            (incorporated by reference to Exhibit 10.10 to Beverly
                            Enterprises, Inc.'s Registration Statement on Form S-4
                            filed on February 13, 1995 (File No. 33-57663)).
         10.4            -- Executive Physicals Policy assumed by New Beverly
                            Holdings, Inc. (incorporated by reference to Exhibit 10.8
                            to Beverly Enterprises, Inc.'s Quarterly Report on Form
                            10-Q for the quarter ended June 30, 1993).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.5            -- Amended and Restated Deferred Compensation Plan effective
                            July 18, 1991 assumed by New Beverly Holdings, Inc.
                            (incorporated by reference to Exhibit 10.6 to Beverly
                            Enterprises, Inc.'s Annual Report on Form 10-K for the
                            year ended December 31, 1991).
         10.6            -- Amendment No. 1, effective September 29, 1994, to the
                            Deferred Compensation Plan assumed by New Beverly
                            Holdings, Inc. (incorporated by reference to Exhibit
                            10.13 to Beverly Enterprises, Inc.'s Registration
                            Statement on Form S-4 filed on February 13, 1995 (File
                            No. 33-57663)).
         10.7            -- Executive Retirement Plan assumed by New Beverly
                            Holdings, Inc. (incorporated by reference to Exhibit 10.9
                            to Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                            for the year ended December 31, 1987).
         10.8            -- Amendment No. 1, effective as of July 1, 1991, to the
                            Executive Retirement Plan assumed by New Beverly
                            Holdings, Inc. (incorporated by reference to Exhibit 10.8
                            to Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                            for the year ended December 31, 1991).
         10.9            -- Amendment No. 2, effective as of December 12, 1991, to
                            the Executive Retirement Plan assumed by New Beverly
                            Holdings, Inc. (incorporated by reference to Exhibit 10.9
                            to Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                            for the year ended December 31, 1991).
         10.10           -- Amendment No. 3, effective as of July 31, 1992, to the
                            executive Retirement Plan assumed by New Beverly
                            Holdings, Inc. (incorporated by reference to Exhibit
                            10.10 to Beverly Enterprises, Inc.'s Annual Report on
                            Form 10-K for the year ended December 31, 1992).
         10.11           -- Amendment No. 4, effective as of January 1, 1993, to the
                            Executive Retirement Plan assumed by New Beverly
                            Holdings, Inc. (incorporated by reference to Exhibit
                            10.18 to Beverly Enterprises, Inc.'s Annual Report on
                            Form 10-K for the year ended December 31, 1994).
         10.12           -- Amendment No. 5, effective as of September 29, 1994, to the Executive Retirement Plan assumed by New Beverly
                            Holdings, Inc. (incorporated by reference to Exhibit
                            10.19 to Beverly Enterprises, Inc.'s Annual Report on
                            Form 10-K for the year ended December 31, 1994).
         10.13           -- Beverly Enterprises, Inc. Executive Deferred Compensation
                            Plan assumed by New Beverly Holdings, Inc. (incorporated
                            by reference to Exhibit 10.23 to Beverly Enterprises,
                            Inc.'s Annual Report on Form 10-K for the year ended
                            December 31, 1996).
         10.14           -- Beverly Enterprises, Inc. Supplemental Long-Term
                            Disability Plan assumed by New Beverly Holdings, Inc.
                            (incorporated by reference to Exhibit 10.24 to Beverly
                            Enterprises, Inc.'s Annual Report on Form 10-K for the
                            year ended December 31, 1996).
         10.15           -- Severance Plan for Corporate and Regional Employees
                            effective December 1, 1989 assumed by New Beverly
                            Holdings, Inc. (incorporated by reference to Exhibit
                            10.21 to Amendment No. 1 to Beverly Enterprises, Inc.'s
                            Registration Statement on Form S-1 filed on February 26,
                            1990 (File No. 33-33052)).
         10.16           -- Employment Contract, made as of December 8, 1995, between
                            Beverly Enterprises, Inc. and David R. Banks
                            (incorporated by reference to Exhibit 10.2 to Beverly
                            Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 1996).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         10.17           -- Employment Contract, made as of December 8, 1995, between
                            Beverly Enterprises, Inc. and Boyd W. Hendrickson
                            (incorporated by reference to Exhibit 10.3 to Beverly
                            Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 1996).
         10.18           -- Form of Change In Control Severance Agreement, made as of
                            December 8, 1995, between Beverly Enterprises, Inc. and
                            its Executive Vice Presidents (incorporated by reference
                            to Exhibit 10.31 to Beverly Enterprises, Inc.'s Annual
                            Report on Form 10-K for the year ended December 31,
                            1995).
         10.19           -- Form of Change In Control Severance Agreement, made as of
                            December 8, 1995, between Beverly Enterprises, Inc. and
                            certain of its officers (incorporated by reference to
                            Exhibit 10.32 to Beverly Enterprises, Inc.'s Annual
                            Report on Form 10-K for the year ended December 31,
                            1995).
         10.20           -- Amended and Restated Credit Agreement, dated as of
                            December 20, 1996, among Beverly Enterprises, Inc., the
                            Banks listed therein, and Morgan Guaranty Trust Company
                            of New York, as Issuing Bank and as Agent (incorporated
                            by reference to Exhibit 10.44 to Beverly Enterprises,
                            Inc.'s Annual Report on Form 10-K for the year ended
                            December 31, 1996).
         10.21           -- Trust Indenture dated as of December 1, 1994 from Beverly
                            Funding Corporation, as Issuer, to Chemical Bank, as
                            Trustee (the "Chemical Indenture") (incorporated by
                            reference to Exhibit 10.45 to Beverly Enterprises, Inc.'s
                            Registration Statement on Form S-4 filed on February 13,
                            1995 (File No. 33-57663)).
         10.22           -- Series Supplement dated as of December 1, 1994 to the
                            Chemical Indenture (incorporated by reference to Exhibit
                            10.46 to Beverly Enterprises, Inc.'s Registration
                            Statement on Form S-4 filed on February 13, 1995 (File
                            No. 33-57663)).
         10.23           -- Data Processing Agreement, dated as of August 1, 1992, by and between Systematics Telecommunications Services, Inc.
                            and Beverly California Corporation (incorporated by
                            reference to Exhibit 10 to Beverly Enterprises, Inc.'s
                            Quarterly Report on Form 10-Q for the quarter ended June
                            30, 1992).
         10.24           -- Form of Irrevocable Trust Agreement for the Beverly
                            Enterprises, Inc. Executive Benefits Plan (incorporated
                            by reference to Exhibit 10.55 to Beverly Enterprises,
                            Inc.'s Registration Statement on Form S-4 filed on
                            February 13, 1995 (File No. 33-57663)).
         11.1            -- Computation of Net Income (Loss) Per Share for the years ended December 31, 1996, 1995, 1994, 1993 and 1992
                            (incorporated by reference to Exhibit 11.1 to Beverly
                            Enterprises, Inc.'s Annual Report on Form 10-K for the
                            year ended December 31, 1996).
         12.1**          -- Beverly Enterprises, Inc. Computation of Ratio of
                            Earnings to Fixed Charges.

             21.1            -- Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to Beverly
                                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996).
             23.1*           -- Consent of Ernst & Young LLP, Independent Auditors.
             23.2*           -- Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1).
             23.3*           -- Consent of John W. MacKenzie, Deputy General Counsel of Beverly Enterprises, Inc. and
                                New Beverly Holdings, Inc. (included as part of Exhibit 5.2).
             24.1            -- Power of Attorney (incorporated by reference to the signature page of New Beverly
                                Holdings, Inc.'s Registration Statement on Form S-1 Filed June 4, 1997 (File No.
                                333-28521)).
             25.1**          -- Form T-1 Statement of Eligibility of Trustee.
             27.1            -- New Beverly Holdings, Inc. Financial Data Schedule (incorporated by reference to
                                Exhibit 27.1 to New Beverly Holdings, Inc.'s Registration Statement on Form S-1 filed on June 4, 1997 (File No. 333-28521)).
             99.1**          -- Consent with respect to the Proposed Amendments.


---------------

 * Filed herewith.


** Previously filed.